================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 2000


                                     1-6880
                            ------------------------
                            (Commission File Number)



                                  U.S. BANCORP
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                        41-0255900
    ------------------------                        ----------------------
    (State of incorporation)                           (I.R.S. Employer
                                                    Identification Number)


                                 U.S. Bank Place
           601 Second Avenue South, Minneapolis, Minnesota 55402-4302
           ----------------------------------------------------------
              (Address of Registrant's principal executive office)


                                 (612) 973-1111
                         -------------------------------
                         (Registrant's telephone number)


================================================================================

ITEM 5.  OTHER EVENTS


         The following consolidated financial statements of U.S. Bancorp, a Delaware corporation, are included in this report:


         Balance Sheet as of December 31, 2000 and 1999;


         Statement of Income for the Years Ended December 31, 2000, 1999 and
         1998;


         Statement of Shareholders' Equity for the Years Ended December 31, 2000, 1999 and 1998;


         Statement of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998


         Report of Independent Accountants


         Supplemental Financial Data and Tables


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of businesses acquired.
                  Not applicable.

         (b)      Pro forma financial information.
                  Not applicable.


         (c)      Exhibits.  None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       U.S. BANCORP


                                       By: /s/  Terrance R. Dolan
                                           -------------------------------------
                                           Name:  Terrance R. Dolan
                                           Title: Senior Vice President and
                                                  Controller

Date:  April  17, 2001

                                                                     2000
                                                2000 FINANCIAL STATEMENTS

                            RESTATED 2000 FINANCIAL STATEMENTS REFLECTING THE MERGER OF U.S. BANCORP AND FIRSTAR CORPORATION

                                                            [US BANCORP LOGO(R)]

                                     [MAP]


                                    CONTENTS

        1    Selected Financial Data

        2    Consolidated Financial Statements

        6    Notes to Consolidated Financial Statements

        37   Report of Independent Accountants

        39   Five Year Consolidated Financial Statements

        41   Quarterly Consolidated Financial Data

        42   Three Year Average Balance Sheet and Related Yields and Rates

        44   Supplemental Financial Data and Tables

        60   Exhibit 12

    Inside   Managing Committee and
Back Cover   Corporate Directors

Back Cover   Shareholder Inquiries

CORPORATE PROFILE

THE MERGER OF FIRSTAR CORPORATION AND U.S. BANCORP has been completed, and the new company is now called U.S. Bancorp. U.S. Bancorp common stock is traded on the New York Stock Exchange under the ticker symbol USB. U.S. Bancorp has the capacity, capability, resources and expertise to deliver the products and services our customers want, when they want them and on their terms.

U.S. Bancorp is a multi-state financial holding company with headquarters in Minneapolis, Minnesota. Since its merger with Firstar Corporation, the new U.S. Bancorp is now the eighth largest financial holding company in the United States with total assets in excess of $160 billion.

Through U.S. Bank, Firstar Bank and other subsidiaries, we serve more than 10 million customers, principally in 24 states. We provide individuals, businesses, institutions and government entities a comprehensive selection of top quality financial products and services.

U.S. Bancorp, its full-service banks and its subsidiaries offer specialized expertise and leadership in Consumer Banking, Commercial Banking, Trust and Investment Services, Mortgage Banking, Payment Systems and Insurance Services. Through U.S. Bancorp Piper Jaffray we offer full securities brokerage services, asset management, equity capital, fixed income capital and individual investment services.

We deliver these products and services through 2,239 U.S. Bank and Firstar banking offices, loan and brokerage offices, hundreds of skilled relationship managers, 5,143 ATMs, Internet Banking and Telephone Banking.

U.S. Bancorp ranks among the top performing U.S. financial holding companies in terms of earnings per share growth, efficiency, return on assets, return on equity and other key financial indicators.

SELECTED  FINANCIAL  DATA

(Dollars in Millions, Except Per Share Data)                        2000        1999        1998        1997        1996
------------------------------------------------------------------------------------------------------------------------
CONDENSED INCOME STATEMENT
Net interest income (taxable-equivalent basis)..............    $6,135.0    $5,932.7    $5,676.2    $5,532.0    $5,298.4
Merger and restructuring related gains......................          --          --          --          --       235.8
Securities gains, net.......................................         8.1        13.2        29.1         7.3        18.7
Other noninterest income....................................     4,875.1     4,231.7     3,620.9     2,711.3     2,513.5
Merger and restructuring related charges....................       348.7       532.8       593.8       633.0       192.4
Other noninterest expense...................................     5,368.3     5,128.5     4,829.6     4,306.7     4,321.6
Provision for credit losses.................................       828.0       646.0       491.3       639.9       429.9
                                                                --------------------------------------------------------
 Income before taxes........................................     4,473.2     3,870.3     3,411.5     2,671.0     3,122.5
Taxable-equivalent adjustment...............................        85.4        96.3       111.2       121.1       121.0
Income taxes................................................     1,512.2     1,392.2     1,167.4       950.6     1,082.9
                                                                --------------------------------------------------------
 Net income.................................................    $2,875.6    $2,381.8    $2,132.9    $1,599.3    $1,918.6
                                                                --------------------------------------------------------
FINANCIAL RATIOS
Return on average assets....................................        1.81%       1.59%       1.49%       1.24%       1.57%
Return on average equity....................................        20.0        18.0        17.2        14.7        18.0
Net interest margin (taxable-equivalent basis)..............        4.36        4.44        4.44        4.72        4.81
Efficiency ratio............................................        51.9        55.7        58.3        59.9        56.1
Banking efficiency ratio*...................................        46.8        52.0        56.1        59.5        55.7
PER COMMON SHARE
Earnings per share..........................................    $   1.51    $   1.25    $   1.12    $   0.86    $   1.02
Diluted earnings per share..................................        1.50        1.23        1.10         .85        1.00
Dividends declared..........................................         .65       .4625         .33         .27         .21
SELECTED FINANCIAL RATIOS EXCLUDING MERGER AND RESTRUCTURING RELATED
 ITEMS
Return on average assets....................................        2.03%       1.94%       1.91%       1.72%       1.73%
Return on average equity....................................        22.4        22.0        22.0        20.5        19.8
Efficiency ratio............................................        48.8        50.5        51.9        52.2        55.3
Banking efficiency ratio*...................................        43.5        46.3        49.4        51.7        54.9
AVERAGE BALANCE SHEET DATA
Loans.......................................................    $118,317    $109,638    $102,451    $ 95,149    $ 87,732
Loans held for sale.........................................       1,303       1,450       1,264         549         691
Investment securities.......................................      17,311      19,271      21,114      19,123      18,944
Earning assets..............................................     140,606     133,757     127,738     117,173     110,172
Assets......................................................     158,481     150,167     142,887     129,493     121,967
Noninterest bearing deposits................................      23,820      23,556      23,011      20,984      19,881
Deposits....................................................     103,426      99,920      98,940      93,322      89,786
Short-term borrowings.......................................      12,586      11,707      11,102      11,791      12,212
Long-term debt..............................................      22,410      20,248      15,732       9,481       6,429
Total shareholders' equity..................................      14,365      13,221      12,383      10,882      10,659
Average shares outstanding..................................     1,906.0     1,907.8     1,898.8     1,841.0     1,861.6
Average diluted shares outstanding..........................     1,918.5     1,930.0     1,930.5     1,872.2     1,898.2
YEAR-END BALANCE SHEET DATA
Loans.......................................................    $122,365    $113,229    $106,958    $ 99,029    $ 91,242
Investment securities.......................................      17,642      17,449      20,965      20,442      18,671
Assets......................................................     164,921     154,318     150,714     137,488     126,610
Deposits....................................................     109,535     103,417     104,346      98,323      93,811
Long-term debt..............................................      21,876      21,027      18,679      13,181       6,796
Total shareholders' equity..................................      15,168      13,947      12,574      11,402      10,717
------------------------------------------------------------------------------------------------------------------------

*Without investment banking and brokerage activity.

U.S. Bancorp                                                                   1

CONSOLIDATED  BALANCE  SHEET

At December 31 (Dollars in Millions)                                2000           1999
---------------------------------------------------------------------------------------
ASSETS
Cash and due from banks.....................................    $  8,475       $  7,324
Money market investments....................................         657          1,934
Trading account securities..................................         753            617
Investment securities
   Held-to-maturity (fair value $257 and $200,
    respectively)...........................................         252            194
   Available-for-sale.......................................      17,390         17,255
Loans held for sale.........................................         764            670
Loans
   Commercial...............................................      52,817         45,856
   Commercial real estate...................................      26,443         25,142
   Residential mortgages....................................       7,753         11,395
   Retail...................................................      35,352         30,836
                                                                -----------------------
      Total loans...........................................     122,365        113,229
         Less allowance for credit losses...................       1,787          1,710
                                                                -----------------------
         Net loans..........................................     120,578        111,519
Premises and equipment......................................       1,836          1,865
Customers' liability on acceptances.........................         183            167
Goodwill and other intangible assets........................       5,309          4,825
Other assets................................................       8,724          7,948
                                                                -----------------------
      Total assets..........................................    $164,921       $154,318
                                                                -----------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Noninterest-bearing......................................    $ 26,633       $ 26,350
   Interest-bearing.........................................      68,177         66,731
   Time deposits greater than $100,000......................      14,725         10,336
                                                                -----------------------
      Total deposits........................................     109,535        103,417
Short-term borrowings.......................................      11,833         10,558
Long-term debt..............................................      21,876         21,027
Company-obligated mandatorily redeemable preferred
 securities of subsidiary trusts holding solely the junior
 subordinated debentures of the parent company..............       1,400          1,400
Acceptances outstanding.....................................         183            167
Other liabilities...........................................       4,926          3,802
                                                                -----------------------
      Total liabilities.....................................     149,753        140,371
Shareholders' equity
   Common stock, par value $0.01 a share -- authorized
     2,000,000,000 shares; issued: 2000 -- 1,943,541,593
     shares; 1999 -- 1,938,856,001 shares...................          19             19
   Capital surplus..........................................       4,276          4,259
   Retained earnings........................................      11,658         10,050
   Less cost of common stock in treasury: 2000 -- 41,458,159
    shares; 1999 -- 10,346,823 shares.......................        (880)          (224)
   Other comprehensive income...............................          95           (157)
                                                                -----------------------
      Total shareholders' equity............................      15,168         13,947
                                                                -----------------------
      Total liabilities and shareholders' equity............    $164,921       $154,318
---------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

 2                                                                  U.S. Bancorp

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31 (Dollars and Shares in Millions, Except Per Share Data)         2000         1999         1998
---------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans................................................................             $10,562.5    $ 9,122.7    $ 8,818.3
Loans held for sale..................................................                 102.1        103.9         91.9
Investment securities
   Taxable...........................................................               1,008.3      1,047.1      1,179.5
   Non-taxable.......................................................                 140.6        150.1        158.2
Money market investments.............................................                  53.9         44.9         63.0
Trading securities...................................................                  53.7         45.0         25.6
Other interest income................................................                 151.4        113.0         88.2
                                                                                  -----------------------------------
      Total interest income..........................................              12,072.5     10,626.7     10,424.7
INTEREST EXPENSE
Deposits.............................................................               3,618.8      2,970.0      3,234.7
Short-term borrowings................................................                 781.7        582.4        594.7
Long-term debt.......................................................               1,510.4      1,126.9        926.5
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the junior subordinated debentures of the parent
 company.............................................................                 112.0        111.0        103.8
                                                                                  -----------------------------------
      Total interest expense.........................................               6,022.9      4,790.3      4,859.7
                                                                                  -----------------------------------
Net interest income..................................................               6,049.6      5,836.4      5,565.0
Provision for credit losses..........................................                 828.0        646.0        491.3
                                                                                  -----------------------------------
Net interest income after provision for credit losses................               5,221.6      5,190.4      5,073.7
NONINTEREST INCOME
Credit card and payment processing revenue...........................                 992.1        837.8        748.0
Trust and investment management fees.................................                 926.2        887.1        788.3
Deposit service charges..............................................                 551.1        497.2        470.3
Cash management fees.................................................                 292.4        280.6        242.0
Mortgage banking revenue.............................................                 189.9        190.4        244.6
Trading account profits and commissions..............................                 258.4        222.4        130.3
Investment products fees and commissions.............................                 466.6        450.8        306.9
Investment banking revenue...........................................                 360.3        246.6        100.4
Commercial product revenue...........................................                 304.4        215.7        121.9
Securities gains, net................................................                   8.1         13.2         29.1
Other................................................................                 533.7        403.1        468.2
                                                                                  -----------------------------------
      Total noninterest income.......................................               4,883.2      4,244.9      3,650.0
NONINTEREST EXPENSE
Salaries.............................................................               2,427.1      2,355.3      2,196.7
Employee benefits....................................................                 399.8        410.1        424.9
Net occupancy........................................................                 396.9        371.8        356.9
Furniture and equipment..............................................                 308.2        307.9        314.1
Postage..............................................................                 174.5        170.7        155.4
Goodwill.............................................................                 242.8        177.7        177.2
Other intangible assets..............................................                 149.5        152.1        124.6
Merger and restructuring related charges.............................                 348.7        532.8        593.8
Other................................................................               1,269.5      1,182.9      1,079.8
                                                                                  -----------------------------------
      Total noninterest expense......................................               5,717.0      5,661.3      5,423.4
                                                                                  -----------------------------------
Income before income taxes...........................................               4,387.8      3,774.0      3,300.3
Applicable income taxes..............................................               1,512.2      1,392.2      1,167.4
                                                                                  -----------------------------------
Net income...........................................................             $ 2,875.6    $ 2,381.8    $ 2,132.9
                                                                                  -----------------------------------
Earnings per share...................................................             $    1.51    $    1.25    $    1.12
Diluted earnings per share...........................................             $    1.50    $    1.23    $    1.10
                                                                                  -----------------------------------
Average common shares................................................               1,906.0      1,907.8      1,898.8
Average diluted common shares........................................               1,918.5      1,930.0      1,930.5
---------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

U.S. Bancorp                                                                   3

CONSOLIDATED  STATEMENT  OF SHAREHOLDERS'  EQUITY

                                                                                                         Other            Total
                                    Preferred    Common     Capital     Retained     Treasury    Comprehensive    Shareholders'
(Dollars in Millions)                   Stock     Stock     Surplus     Earnings        Stock           Income           Equity
-------------------------------------------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1997.......     $  5.3      $18.8     $3,970.8    $ 7,465.0    $  (175.0)      $ 117.4         $11,402.3
Net income......................                                         2,132.9                                      2,132.9
Unrealized gain on securities
 available for sale.............                                                                      179.9             179.9
Reclassification adjustment for
 gains realized in net income...                                                                      (34.0)            (34.0)
Income taxes....................                                                                      (52.6)            (52.6)
                                                                                                                    ---------
      Total comprehensive
       income...................                                                                                      2,226.2
Cash dividends declared on
 common stock...................                                          (977.6)                                      (977.6)
Cash dividends declared on
 preferred stock................                                             (.1)                                         (.1)
Conversion of preferred stock
 into common stock..............       (5.3)                    4.7           .5           .1
Issuance of common stock and
 treasury shares................                    .5        423.4        137.7        422.9           2.2             986.7
Purchase of treasury stock......                                                     (1,104.0)                       (1,104.0)
Purchase and retirement of
 common stock and treasury
 stock..........................                             (107.0)                    106.7                             (.3)
Shares reserved to meet deferred
 compensation obligations.......                                9.1                      (7.9)                            1.2
Amortization of restricted
 stock..........................                               37.7                                                      37.7
ESOP debt reduction, net........                                                          1.8                             1.8
                                    -------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1998.......     $   --      $19.3     $4,338.7    $ 8,758.4    $  (755.4)      $ 212.9         $12,573.9
-------------------------------------------------------------------------------------------------------------------------------
Net income......................                                         2,381.8                                      2,381.8
Unrealized loss on securities
 available for sale.............                                                                     (743.9)           (743.9)
Reclassification adjustment for
 losses realized in net
 income.........................                                                                      163.9             163.9
Income taxes....................                                                                      210.5             210.5
                                                                                                                    ---------
      Total comprehensive
       income...................                                                                                      2,012.3
Cash dividends declared on
 common stock...................                                        (1,090.8)                                    (1,090.8)
Issuance of common stock and
 treasury shares................                    .2        213.8                   1,377.0                         1,591.0
Purchase of treasury stock......                                                     (1,187.9)                       (1,187.9)
Retirement of treasury stock....                   (.1)      (343.8)                    344.0                              .1
Shares reserved to meet deferred
 compensation obligations.......                                2.1                      (2.0)                             .1
Amortization of restricted
 stock..........................                               47.8                                                      47.8
                                    -------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1999.......     $   --      $19.4     $4,258.6    $10,049.4    $  (224.3)      $(156.6)        $13,946.5
-------------------------------------------------------------------------------------------------------------------------------
Net income......................                                         2,875.6                                      2,875.6
Unrealized gain on securities
 available for sale.............                                                                      436.0             436.0
Foreign currency translation
 adjustment.....................                                                                        (.5)              (.5)
Reclassification adjustment for
 gains realized in net income...                                                                      (41.6)            (41.6)
Income taxes....................                                                                     (141.8)           (141.8)
                                                                                                                    ---------
      Total comprehensive
       income...................                                                                                      3,127.7
Cash dividends declared on
 common stock...................                                        (1,267.0)                                    (1,267.0)
Issuance of common stock and
 treasury shares................                              (35.0)                    534.9                           499.9
Purchase of treasury stock......                                                     (1,182.2)                       (1,182.2)
Shares reserved to meet deferred
 compensation obligations.......                                8.5                      (8.5)                             --
Amortization of restricted
 stock..........................                               43.5                                                      43.5
                                    -------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 2000.......     $   --      $19.4     $4,275.6    $11,658.0    $  (880.1)      $  95.5         $15,168.4
-------------------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

 4                                                                  U.S. Bancorp

CONSOLIDATED  STATEMENT  OF CASH  FLOWS

Year Ended December 31 (Dollars in Millions)                          2000         1999         1998
----------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income..................................................    $  2,875.6    $ 2,381.8    $ 2,132.9
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Provision for credit losses..............................         828.0        646.0        491.3
   Depreciation and amortization of capitalized assets......         262.6        270.6        291.4
   Amortization of goodwill and other intangibles...........         392.3        329.8        301.8
   Provision for deferred income taxes......................         357.1        252.9         86.4
   Net (increase) decrease in trading securities............        (135.6)        65.6       (184.9)
   (Gain)/loss on sale of securities and other assets,
    net.....................................................         (47.3)       149.9          4.3
   Mortgage loans originated for sale in the secondary
    market..................................................      (5,563.3)    (6,117.1)    (8,303.1)
   Proceeds from sale of mortgage loans.....................       5,475.0      7,229.3      7,009.8
   Other assets and liabilities, net........................          (1.8)      (242.2)      (354.2)
                                                                ------------------------------------
         Net cash provided by operating activities..........       4,442.6      4,966.6      1,475.7
INVESTING ACTIVITIES
Securities
   Sales....................................................      10,194.0      6,819.7      2,806.9
   Maturities...............................................       2,127.7      5,290.7      7,592.8
   Purchases................................................     (12,161.3)    (9,135.8)    (8,967.8)
Loans
   Sales....................................................       6,655.8      4,136.0        919.3
   Purchases................................................        (658.1)      (254.6)    (1,575.7)
Net increase in loans outstandings..........................     (13,541.3)    (9,002.3)    (4,492.2)
Proceeds from sales of premises and equipment...............         212.9         64.2         66.7
Purchase of premises and equipment..........................        (382.8)      (289.0)      (370.7)
Acquisitions, net of cash acquired..........................         840.9       (220.5)       (55.0)
Divestitures of branches....................................         (78.2)      (469.0)        16.3
Cash and cash equivalents of acquired subsidiaries..........          63.5        462.4           --
Other, net..................................................        (289.1)      (961.3)      (149.2)
                                                                ------------------------------------
         Net cash used in investing activities..............      (7,016.0)    (3,559.5)    (4,208.6)
FINANCING ACTIVITIES
Net change in
   Deposits.................................................       3,403.7     (3,034.9)     1,200.0
   Short-term borrowings....................................         702.1        544.9     (1,674.7)
Principal payments on long-term debt........................      (5,277.5)    (5,706.1)    (4,127.0)
Proceeds from long-term debt................................       5,862.7      8,067.5      9,213.6
Proceeds from issuance of common stock......................         210.0        275.5        333.2
Issuance of Company-obligated mandatorily redeemable
 preferred securities of subsidiary trusts holding solely
 the junior subordinated debentures of the parent company...            --           --        350.0
Repurchase of common stock..................................      (1,182.2)    (1,187.9)    (1,104.0)
Cash dividends paid.........................................      (1,271.3)    (1,029.7)      (921.5)
Other, net..................................................            --           --          1.2
                                                                ------------------------------------
         Net cash provided by (used in) financing
           activities.......................................       2,447.5     (2,070.7)     3,270.8
                                                                ------------------------------------
         Change in cash and cash equivalents................        (125.9)      (663.6)       537.9
Cash and cash equivalents at beginning of year..............       9,257.5      9,921.1      9,383.2
                                                                ------------------------------------
         Cash and cash equivalents at end of year...........    $  9,131.6    $ 9,257.5    $ 9,921.1
----------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

U.S. Bancorp                                                                   5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  SIGNIFICANT ACCOUNTING POLICIES

U.S. Bancorp (the "Company"), formerly known as Firstar Corporation, is the organization created by the acquisition by Firstar Corporation ("Firstar") of the former U.S. Bancorp ("USBM"). The new Company retained the U.S. Bancorp name. The Company is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company provides a full range of financial services including lending and depository services through banking offices principally in 24 states. The Company also engages in credit card, merchant, and ATM processing, mortgage banking, insurance, trust and investment management, brokerage, leasing and investment banking activities principally in domestic markets.

BASIS OF PRESENTATION The consolidated financial statements include the accounts of the Company and its subsidiaries. The consolidation eliminates all significant intercompany accounts and transactions. Certain items in prior periods have been reclassified to conform to the current presentation.

USES OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual experience could differ from those estimates.

BUSINESS SEGMENTS

Within the Company, financial performance is measured by major lines of business based on the products and services provided to customers through its distribution channels. The Company has seven reportable operating segments:

    Consumer Banking delivers products and services to the broad consumer market and small businesses through banking offices, telemarketing, on-line services, direct mail and automated teller machines ('ATM'). It encompasses community banking, metropolitan banking, small business banking, consumer lending, mortgage banking, ATM banking, workplace banking, student banking, 24-hour phone banking, and investment sales.

    Payment Systems includes consumer and business credit cards, corporate and purchasing card services, consumer lines of credit, ATM processing and merchant processing.

    Wholesale Banking offers lending, depository, treasury management and other financial services to middle market, large corporate and public sector clients.

    Private Client, Trust and Asset Management provides mutual fund processing services and trust, private banking and financial advisory services through four primary businesses including: the Private Client Group, Corporate Trust, Institutional Trust and Custody and its Mutual Fund Services, LLC. The business segment also offers investment management services to several client segments including mutual funds, institutional customers, and private asset management.

    Capital Markets engages in equity and fixed income trading activities, offers investment banking and underwriting services for corporate and public sector customers and provides financial advisory services and securities, mutual funds, annuities and insurance products to consumers and regionally based businesses through a network of brokerage offices.

    Treasury manages the Company's investment and residential mortgage portfolios, funding, capital management and asset securitization activities and the interest rate risk position. It also includes the net effect of transfer pricing related to loan and deposit balances.

    Corporate Support primarily represents business activities managed on a corporate basis including income and expenses of enterprise-wide operations and administrative support functions.

SEGMENT RESULTS Accounting policies for the lines of business are the same as those used in preparation of the consolidated financial statements with respect to activities specifically attributable to each business line. However, the preparation of business line results requires management to establish methodologies to allocate funding costs and benefits, expenses and other financial elements to each line of business. For detail of theses methodologies see "Basis of Presentation" on page 6. Table 1 "Line of Business

 6                                                                  U.S. Bancorp

Financial Performance" on page 46 provides details of segment results. This information is incorporated by reference into these Notes to the Consolidated Financial Statements.

SECURITIES

TRADING ACCOUNT SECURITIES Debt and equity securities held for resale are classified as trading account securities and reported at fair value. Realized and unrealized gains or losses are recognized currently in noninterest income.

AVAILABLE-FOR-SALE SECURITIES These securities are not trading account securities but may be sold before maturity in response to changes in the Company's interest rate risk profile or demand for collateralized deposits by public entities. They are carried at fair value with unrealized net gains or losses reported within comprehensive income in shareholders' equity. When sold, the amortized cost of the specific securities is used to compute the gain or loss.

HELD-TO-MATURITY SECURITIES Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at historical cost adjusted for amortization of premiums and accretion of discounts.

LOANS

Loans are reported net of unearned income. Interest income is accrued on the unpaid principal balances as earned. Loan and commitment fees are deferred and recognized over the life of the loan and/or commitment period as yield adjustments.

ALLOWANCE FOR CREDIT LOSSES Management determines the adequacy of the allowance based on evaluations of the loan portfolio and related off-balance sheet commitments, recent loss experience, and other pertinent factors, including economic conditions. This evaluation is inherently subjective as it requires estimates, including amounts of future cash collections expected on nonaccrual loans that may be susceptible to significant change. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate.

    The Company determines the amount of the allowance required for certain sectors based on relative risk characteristics of the loan portfolio and other financial instruments with credit exposure. The allowance recorded for commercial loans is based on quarterly reviews of individual loans outstanding and binding commitments to lend and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of product mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogenous category or group of loans. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

NONACCRUAL LOANS Generally commercial loans (including impaired loans) are placed on nonaccrual status when the collection of interest or principal has become 90 days past due or is otherwise considered doubtful. When a loan is placed on nonaccrual status, unpaid interest is reversed. Future interest payments are generally applied against principal. Revolving consumer lines and credit cards are charged-off by 180 days and closed-end consumer loans other than residential mortgages are charged-off at 120 days past due and are, therefore, not placed on non-accrual status.

LEASES The Company engages in both direct and leveraged lease financing. The net investment in direct financing leases is the sum of all minimum lease payments and estimated residual values less unearned income. Unearned income is added to interest income over the terms of the leases to produce a level yield.

    The investment in leveraged leases is the sum of all lease payments (less nonrecourse debt payments) plus estimated residual values, less unearned income. Income from leveraged leases is recognized over the term of the leases based on the unrecovered equity investment.

LOANS HELD FOR SALE These loans are carried at the lower of cost or market value as determined on an aggregate basis by type of loan.

OTHER REAL ESTATE Other real estate ("ORE"), which is included in other assets, is property acquired through foreclosure or other proceedings. ORE is initially recorded at fair value and carried at the lower of cost or fair value, less estimated selling costs. The property is evaluated regularly and any decreases in the carrying amount are included in noninterest expense.

U.S. Bancorp                                                                   7

DERIVATIVE FINANCIAL INSTRUMENTS

INTEREST RATE SWAPS AND CONTRACTS The Company uses interest rate swaps and contracts (forwards, options, caps and floors) to manage its interest rate risk and as a financial intermediary. The Company does not enter into these contracts for speculative purposes. The Company utilizes simulation modeling and analysis of repricing mismatches to identify exposure to changes in interest rates and assess the effectiveness of interest rate swaps and contracts in reducing that risk. Interest rate swaps and contracts are designated as hedges of assets or liabilities and the Company evaluates the hedge effectiveness of the derivative instruments relative to the underlying hedged item on a regular basis. Income or expense on swaps and contracts designated as hedges of assets or liabilities is recorded as an adjustment to interest income or expense. If the swap or contract is terminated, the gain or loss is deferred and amortized over the shorter of the remaining life of the swap or the underlying asset or liability. If the hedged instrument is disposed of, the swap or contract agreement is marked to market with any resulting gain or loss included with the gain or loss from the disposition.

    The initial bid/offer spread on intermediated swaps is deferred and recognized in trading account profits and commissions over the life of the agreement. Intermediated swaps and all other interest rate contracts are marked to market and resulting gains or losses are recorded in trading account profits and commissions. The Company's derivative trading activities are not material to the consolidated financial statements; the cash flows from these activities are included in operating activities.

OTHER SIGNIFICANT POLICIES

PREMISES AND EQUIPMENT Premises and equipment are stated at cost less accumulated depreciation and amortized primarily on a straight-line method.

    Capital leases, less accumulated amortization, are included in premises and equipment. The lease obligations are included in long-term debt. Capitalized leases are amortized on a straight-line basis over the lease term and the amortization is included in depreciation expense.

CAPITALIZED SOFTWARE Certain costs incurred in connection with developing or obtaining software for internal use are capitalized and amortized on a straight-line basis over the estimated life of the software.

MORTGAGE SERVICING RIGHTS Mortgage servicing rights associated with loans originated and sold, where servicing is retained, are capitalized and included in goodwill and other intangible assets in the consolidated balance sheet. The value of these capitalized servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenue and recorded in noninterest expenses as amortization of intangible assets. The carrying value of these rights is periodically reviewed for impairment based on fair value. For purposes of measuring impairment, the servicing rights are stratified based on the underlying loan type and note rate and compared to a valuation prepared based on a discounted cash flow methodology, current prepayment speeds and discount rate. Impairment is recognized through a valuation allowance for each impaired stratum and charged against amortization of intangible assets.

INTANGIBLE ASSETS Goodwill, the price paid over the net fair value of acquired businesses, is included in other assets and is amortized over periods ranging up to 25 years. Other intangible assets, including core deposit intangibles, are amortized over their estimated useful lives, which range from seven to fifteen years, using straight-line and accelerated methods. The recoverability of goodwill and other intangible assets is evaluated if events or circumstances indicate a possible inability to realize the carrying amount. Such evaluation is based on various analyses, including undiscounted cash flow projections.

INCOME TAXES Deferred taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and the financial reporting amounts at each year-end.

STATEMENT OF CASH FLOWS For purposes of reporting cash flows, cash and cash equivalents include cash and money market investments defined as interest bearing amounts due from banks, federal funds sold and securities purchased under agreements to resell.

STOCK-BASED COMPENSATION The Company grants stock options for a fixed number of shares to employees and directors with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly recognizes no compensation expense for the stock option grants.

PER SHARE CALCULATIONS Earnings per share is calculated by dividing net income (less preferred stock dividends) by the weighted average number of common shares outstanding during the year. Diluted earnings per share is calculated by adjusting income and outstanding shares, assuming conversion of all potentially dilutive securities, using the treasury stock method. All per share amounts have been restated for stock splits.

 8                                                                  U.S. Bancorp

NOTE 2   ACCOUNTING CHANGES

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging
Activities -- an Amendment to FASB Statement No. 133," establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The changes in the fair value of the derivative are recognized currently in earnings unless specific hedge accounting criteria are met. If the derivative qualifies as a hedge, the accounting treatment varies based on the type of risk being hedged. The Company adopted SFAS 133 as of January 1, 2001. Transition adjustments related to adoption resulted in an after-tax loss of approximately $4.1 million to net income and an after tax increase of $5.2 million to other comprehensive income.

ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," established accounting and reporting standards for sales and servicing of financial assets, securitization transactions and the extinguishment of liabilities. The statement replaced SFAS 125 and provided clarification of issues related to qualified special purpose entities and additional disclosures about securitizations and residual interests retained. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Disclosures required for financial statements were effective for fiscal years ending after December 15, 2000.

NOTE 3   BUSINESS COMBINATIONS

On February 27, 2001, Firstar and USBM merged in a pooling-of-interests transaction and accordingly all financial information has been restated to include the historical information of both companies. Each share of Firstar stock was converted into and exchanged for one share of the Company's common stock while each share of USBM stock was converted into and exchanged for 1.265 shares of the Company's common stock. The new Company retained the U.S. Bancorp name.

    On September 20, 1999, Firstar and Mercantile Bancorporation, Inc., merged in a pooling-of-interests transaction and accordingly all financial information has been restated to include the historical information of both companies. Each share of Mercantile Bancorporation stock was converted into and exchanged for
2.091 shares of Firstar common stock.

    On November 20, 1998, Firstar Corporation and Star Banc Corporation merged in a pooling-of-interests transaction and accordingly all financial information has been restated to include the historical information of both companies. Each share of Star Banc Corporation stock was converted into and exchanged for one share of new Firstar common stock while each share of old Firstar Corporation stock was converted into and exchanged for .76 of a share of new Firstar common stock.

U.S. Bancorp                                                                   9

Separate results of operations as originally reported on a condensed basis of Firstar, Star Banc Corporation, Mercantile Bancorporation, Inc. and USBM, for the periods prior to the mergers were as follows:

                                                                                                                       Nine-Month
                                                                      Year Ended December 31    Six-Month Period     Period Ended
                                                               -----------------------------      Ended June 30,    September 30,
(Dollars in Millions)                                             2000       1999       1998                1999             1998
---------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME
   Firstar.................................................    $ 2,699    $ 2,643    $ 1,413        $    739          $    561
   USBM....................................................      3,471      3,261      3,061           1,595             2,286
   Mercantile Bancorporation, Inc..........................         --         --      1,123             580               821
   Star Banc Corporation...................................         --         --         --              --               483
                                                               ------------------------------------------------------------------
      Total................................................    $ 6,170    $ 5,904    $ 5,597        $  2,914          $  4,151
                                                               ------------------------------------------------------------------
NET INCOME
   Firstar.................................................    $ 1,284    $   875    $   430        $    340          $    231
   USBM....................................................      1,592      1,507      1,328             741               978
   Mercantile Bancorporation, Inc..........................         --         --        375             239               285
   Star Banc Corporation...................................         --         --         --              --               186
                                                               ------------------------------------------------------------------
      Total................................................    $ 2,876    $ 2,382    $ 2,133        $  1,320          $  1,680
                                                               ------------------------------------------------------------------
TOTAL ASSETS AT PERIOD END
   Firstar.................................................    $77,585    $72,788    $38,476        $ 38,137          $ 20,666
   USBM....................................................     87,336     81,530     76,438          77,390            73,884
   Mercantile Bancorporation, Inc..........................         --         --     35,800          35,520            34,597
   Star Banc Corporation...................................         --         --         --              --            17,291
                                                               ------------------------------------------------------------------
      Total................................................    $164,921   $154,318   $150,714       $151,047          $146,438
---------------------------------------------------------------------------------------------------------------------------------

    During the past three years, the Company has completed several strategic acquisitions to enhance its presence in certain growth markets and businesses. The following table summarizes acquisitions by the Company and its acquirees completed during the past three years, treating Star Banc Corporation as the original acquiring company:

                                                                                        Goodwill &
                                                                                             Other
(Dollars in Millions)                              Date      Assets      Deposits      Intangibles      Cash Paid
-----------------------------------------------------------------------------------------------------------------
Scripps Financial Corporation........      October 2000      $  650      $   618         $   113         $    --
Lyon Financial Services, Inc.........    September 2000       1,289           --             124             307
Oliver-Allen Corporation.............        April 2000         280           --              34              --
Peninsula Bank.......................      January 2000         491          452              71              --
Western Bancorp......................     November 1999       2,508        2,105             773              --
Mercantile Bancorporation............    September 1999      35,520       24,334              --              --
Voyager Fleet Systems, Inc...........    September 1999          43           --              25              27
Bank of Commerce.....................         July 1999         638          529             269              --
Mellon Network Services' Electronic
   Funds Transfer Processing Unit....         June 1999          --           --              78             170
Libra Investments, Inc...............      January 1999          33           --               4              --
Northwest Bancshares, Inc............     December 1998         377          344              90             140
Firstar Corporation..................     November 1998      20,688       14,560              --              --
First Financial Bancorporation.......    September 1998         558          478              --              --
Financial Services Corporation of the
 Midwest.............................       August 1998         514          414              --              --
Trans Financial, Inc.................       August 1998       2,409        1,620              --              --
Cargill Leasing Corporation..........         July 1998         613           --              64             220
CBT Corporation......................         July 1998       1,006          696              --              --
Firstbank of Illinois Co.............         July 1998       2,285        1,970              --              --
Piper Jaffray Companies, Inc.........          May 1998       1,272           --             555             719
HomeCorp, Inc........................        March 1998         335          309              --              --
Horizon Bancorp, Inc.................     February 1998         537          454              --              --
Great Financial Corporation..........     February 1998       2,809        2,001             363             135
Branches of:
First Union..........................     December 2000         424        1,779             359             342
Bank One.............................  June/August 1998         193        1,198             137             137
-----------------------------------------------------------------------------------------------------------------


                                                          Accounting
(Dollars in Millions)                  Shares Issued          Method
-------------------------------------  -----------------------------
Scripps Financial Corporation........     9,406,023        Purchase
Lyon Financial Services, Inc.........            --        Purchase
Oliver-Allen Corporation.............     3,343,026        Purchase
Peninsula Bank.......................     5,112,584        Purchase
Western Bancorp......................    35,127,108        Purchase
Mercantile Bancorporation............   331,772,028         Pooling
Voyager Fleet Systems, Inc...........            --        Purchase
Bank of Commerce.....................    11,749,269        Purchase
Mellon Network Services' Electronic
   Funds Transfer Processing Unit....            --        Purchase
Libra Investments, Inc...............     1,299,504        Purchase
Northwest Bancshares, Inc............            --        Purchase
Firstar Corporation..................   331,737,543         Pooling
First Financial Bancorporation.......     6,563,279         Pooling
Financial Services Corporation of the
 Midwest.............................     4,331,398         Pooling
Trans Financial, Inc.................    32,100,000         Pooling
Cargill Leasing Corporation..........            --        Purchase
CBT Corporation......................    10,712,640         Pooling
Firstbank of Illinois Co.............    27,920,372         Pooling
Piper Jaffray Companies, Inc.........            --        Purchase
HomeCorp, Inc........................     1,787,303         Pooling
Horizon Bancorp, Inc.................     5,331,987         Pooling
Great Financial Corporation..........    28,500,000        Purchase
Branches of:
First Union..........................            --        Purchase
Bank One.............................            --        Purchase
--------------------------------------------------------------------

 10                                                                 U.S. Bancorp

     NOTE 4
         MERGER AND RESTRUCTURING CHARGES

The Company recorded merger and restructuring charges of $348.7 million, $532.8 million and $593.8 million in 2000, 1999 and 1998, respectively. These charges were primarily related to the Company's various acquisitions (see Note 3) and included primarily severance and systems conversion costs. Merger and restructuring charges in 1998 includes $45.1 million of restructuring costs associated with Mercantile Bancorporation's centralization, branch closing and consolidation of operations effort prior to its acquisition by the Company. The components of the charges are shown below:

(Dollars in Millions)                                           Mercantile    Firstar     USBC*     Other     Total
-------------------------------------------------------------------------------------------------------------------
2000
Severance...................................................      $ 43.0      $ 16.3     $   --    $   .1    $ 59.4
Systems conversions.........................................       115.2        19.0         --      59.3     193.5
Asset writedowns and lease terminations.....................        42.7         4.6         --        --      47.3
Charitable contributions....................................          --          --         --       2.5       2.5
Other merger-related charges................................        26.1        12.7         --       7.2      46.0
                                                                ---------------------------------------------------
Total 2000..................................................      $227.0      $ 52.6     $   --    $ 69.1    $348.7
1999
Severance...................................................      $131.0      $ 10.6     $  8.0    $   --    $149.6
Systems conversions.........................................        19.5        78.9        4.4      29.7     132.5
Asset writedowns and lease terminations.....................          .2         4.4        1.6        --       6.2
Charitable contributions....................................        35.0          --         --        --      35.0
Loss on sale of securities..................................       177.8          --         --        --     177.8
Other merger-related charges................................        46.0         2.0       18.6     (34.9)     31.7
                                                                ---------------------------------------------------
Total 1999..................................................      $409.5      $ 95.9     $ 32.6    $ (5.2)   $532.8
1998
Severance...................................................      $   --      $ 80.0     $   --    $ 63.1    $143.1
Systems conversions.........................................          --        26.9      229.4      38.5     294.8
Asset writedowns and lease terminations.....................          --        44.4         --      20.0      64.4
Benefit curtailment gains...................................          --          --      (25.6)       --     (25.6)
Charitable contributions....................................          --        20.0         --       3.0      23.0
Other merger-related charges................................          --        39.7                 54.4      94.1
                                                                ---------------------------------------------------
Total 1998..................................................      $   --      $211.0     $203.8    $179.0    $593.8
-------------------------------------------------------------------------------------------------------------------

* Represents the former U.S. Bancorp of Portland acquired in 1997 by USBM.

    The Company determines merger-related charges and related accruals based on its integration strategy and formulated plans. These plans are established as of the acquisition date and regularly evaluated during the integration process.

    Severance charges include the cost of severance, other benefits and outplacement costs associated with the termination of employees primarily in branch offices and centralized corporate support and data processing functions. The severance amounts are determined based on the Company's existing severance pay programs and are paid out over a benefit period of up to two years from the time of termination. The total number of employees included in severance amounts were approximately 3,635 for USBC, 2,000 for Firstar, 2,400 for Mercantile and 520 for other acquisitions. The adequacy of the accrued severance liability is reviewed periodically taking into consideration actual payments and remaining projected payment liabilities. Adjustments are made to increase or decrease these accruals as needed. Reversals of expenses can reflect a lower utilization of benefits by affected staff, changes in initial assumptions as a result of subsequent mergers and alterations of business plans.

    Systems conversion costs are recorded as incurred and are associated with the preparation and mailing of numerous customer communications for the acquisitions and conversion of customer accounts, printing and distribution of training materials and policy and procedure manuals, outside consulting fees, and other expenses related to system conversions and the integration of acquired branches and operations.

    Asset writedowns and lease terminations represent lease termination costs and impairment of assets for redundant office space, branches that will be vacated and equipment disposed of as part of the integration plan.

    In connection with certain mergers, the Company has made charitable contributions at the time of merger to reaffirm the Company's commitment to a market or as part of specific conditions necessary to achieve regulatory approval. These contributions are generally funded up-front and represent costs that would not have been incurred
U.S. Bancorp                                                                  11
had the merger not occurred. Charitable contributions are charged to merger and restructuring expenses or considered in determining the acquisition cost at the applicable closing date.

    Other merger-related expenses are recorded as incurred and include investment banking fees, legal fees and stock registration fees. The following table presents a summary of activity with respect to the merger and restructuring related accruals:

(Dollars in Millions)                                           Mercantile    Firstar       USBC      Other      Total
----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997................................     $    --      $    --    $ 189.0    $  87.1    $ 276.1
   Provision charged to operating expense...................          --        211.0      203.8      179.0      593.8
   Additions related to purchase acquisitions...............          --           --         --       55.3       55.3
   Cash outlays.............................................          --        (78.7)    (273.6)    (161.0)    (513.3)
   Noncash writedowns and other.............................          --         (7.1)     (37.9)     (14.4)     (59.4)
                                                                ------------------------------------------------------
Balance at December 31, 1998................................          --        125.2       81.3      146.0      352.5
   Provision charged to operating expense...................       409.4         95.8       32.6       (5.0)     532.8
   Additions related to purchase acquisitions...............          --           --         --       70.2       70.2
   Cash outlays.............................................      (182.8)      (176.5)     (36.0)    (112.5)    (507.8)
   Noncash writedowns and other.............................       (27.7)       (44.5)     (28.2)     (32.6)    (133.0)
   Loss on sale of securities...............................      (177.7)          --         --         --     (177.7)
   Transfer of tax liability*...............................          --           --      (33.8)        --      (33.8)
                                                                ------------------------------------------------------
Balance at December 31, 1999................................        21.2           --       15.9       66.1      103.2
   Provision charged to operating expense...................       227.0         52.6         --       69.1      348.7
   Additions related to purchase acquisitions...............          --           --         --       46.0       46.0
   Cash outlays.............................................      (197.9)       (52.6)     (11.2)    (105.9)    (367.6)
   Noncash writedowns and other.............................       (50.3)          --       (4.7)     (25.5)     (80.5)
                                                                ------------------------------------------------------
Balance at December 31, 2000................................     $    --      $    --    $    --    $  49.8    $  49.8
----------------------------------------------------------------------------------------------------------------------

*The liability relates to certain severance related items.

The components of the merger related accrual were as follows:

                                                                  December 31
                                                                ---------------
(Dollars in Millions)                                            2000      1999
-------------------------------------------------------------------------------
Severance...................................................    $13.8    $ 55.8
Other employee-related costs................................      6.8      16.6
Lease termination and facility costs........................      8.4       9.5
Contracts and system writeoffs..............................      7.4       6.4
Other.......................................................     13.4      14.9
                                                                ---------------
   Total....................................................    $49.8    $103.2
-------------------------------------------------------------------------------

The merger related accrual by significant acquisition was as follows:

                                                                  December 31
                                                                ---------------
(Dollars in Millions)                                            2000      1999
-------------------------------------------------------------------------------
Piper Jaffray Companies, Inc................................    $15.0    $ 17.5
Western Bancorp.............................................      5.1      20.8
Scripps Financial Corporation...............................      4.6        --
Bank of Commerce............................................      4.1       7.5
Peninsula Bank..............................................      3.0        --
Lyon Financial Services, Inc................................      2.7        --
Northwest Bancshares, Inc...................................      2.3       3.5
USBC........................................................       --      15.9
Mercantile Bancorporation...................................       --      21.2
Other acquisitions..........................................     13.0      16.8
                                                                ---------------
   Total....................................................    $49.8    $103.2
-------------------------------------------------------------------------------

    In connection with the merger of Firstar and USBM, management estimates the Company will incur pre-tax merger related charges of approximately $970 million. These are currently estimated to include $188 million in employee related costs, $327 million for conversions of systems and consolidation of operations, $104 million in

 12                                                                 U.S. Bancorp
occupancy and equipment charges (elimination of duplicate facilities and write-off of equipment), $178 million of charges related to credit and other balance sheet restructuring activities and $173 million in other merger related costs (including investment banking fees, legal fees and other transaction costs of $59 million and $76 million of charitable contribution to foundations).

    In addition to the estimated expenses of the Firstar and USBM merger, the Company expects to incur an additional $101 million, pretax, of merger and restructuring related expenses primarily in 2001 as a result of prior years' acquisitions.

     NOTE 5
         RESTRICTIONS ON CASH AND DUE FROM BANKS

Bank subsidiaries are required to maintain minimum average reserve balances with the Federal Reserve Bank. The amount of those reserve balances was approximately $389 million at December 31, 2000.

     NOTE 6
         INVESTMENT SECURITIES

The detail of the amortized cost, gross unrealized holding gains and losses, and fair value of held-to-maturity and available-for-sale securities at December 31 was as follows:

                                                                     2000                                         1999
                                            -------------------------------------------------------------------------------------
                                                                Gross           Gross                                       Gross
                                                           Unrealized      Unrealized                                  Unrealized
                                            Amortized         Holding         Holding         Fair      Amortized         Holding
(Dollars in Millions)                            Cost           Gains          Losses        Value           Cost           Gains
---------------------------------------------------------------------------------------------------------------------------------
Held-to-maturity:
   U.S. Treasuries and agencies.........     $    --          $ --            $ --         $    --       $    --          $--
   Mortgage-backed securities...........          36            --              --              36            45           --
   Obligations of state and political
    subdivisions........................         216             5              --             221           149            6
                                            -------------------------------------------------------------------------------------
   Total held-to-maturity securities....     $   252          $  5            $ --         $   257       $   194          $ 6
---------------------------------------------------------------------------------------------------------------------------------
Available-for-sale:
   U.S. Treasuries and agencies.........     $ 1,600          $ 27            $ (3)        $ 1,624       $ 2,370          $14
   Mortgage-backed securities...........      11,800           128             (35)         11,893         9,625           29
   Obligations of state and political
    subdivisions........................       2,370            41              (2)          2,409         2,731           25
   Other................................       1,472            21             (29)          1,464         2,777            4
                                            -------------------------------------------------------------------------------------
   Total available-for-sale
    securities..........................     $17,242          $217            $(69)        $17,390       $17,503          $72
---------------------------------------------------------------------------------------------------------------------------------

                                                   1999
                                          -----------------------
                                               Gross
                                          Unrealized
                                             Holding         Fair
(Dollars in Millions)                         Losses        Value
----------------------------------------
Held-to-maturity:
   U.S. Treasuries and agencies.........    $  --         $    --
   Mortgage-backed securities...........       --              45
   Obligations of state and political
    subdivisions........................       --             155
                                          -----------------------
   Total held-to-maturity securities....    $  --         $   200
----------------------------------------
Available-for-sale:
   U.S. Treasuries and agencies.........    $ (21)        $ 2,363
   Mortgage-backed securities...........     (193)          9,461
   Obligations of state and political
    subdivisions........................      (18)          2,738
   Other................................      (88)          2,693
                                          -----------------------
   Total available-for-sale
    securities..........................    $(320)        $17,255
----------------------------------------

    Securities carried at $13.3 billion at December 31, 2000, and $10.7 billion at December 31, 1999, were pledged to secure public, private and trust deposits and for other purposes required by law. Securities sold under agreements to repurchase were collateralized by securities and securities purchased under agreements to resell with an amortized cost of $1.0 billion and $1.2 billion at December 31, 2000, and 1999, respectively.

    The following table provides information as to the amount of gross gains and (losses) realized through the sales of available-for-sale investment securities. Included in the gross losses below for 1999 is $177.7 million related to the Mercantile balance sheet restructuring. These losses were included in merger and restructuring related expense.

(Dollars in Millions)                                             2000          1999        1998
------------------------------------------------------------------------------------------------
Gross realized gains........................................    $ 23.1       $  31.1       $36.4
Gross realized losses.......................................     (15.0)       (195.6)       (7.3)
                                                                --------------------------------
   Net realized gains (losses)..............................    $  8.1       $(164.5)      $29.1
                                                                --------------------------------
Income tax (benefit) on realized gains (losses).............    $  2.8       $ (57.9)      $10.5
------------------------------------------------------------------------------------------------

    For amortized cost, fair value and yield by maturity date of held-to-maturity and available-for-sale securities outstanding as of December 31, 2000, see Table 9 from which such information is incorporated by reference into these Notes to Consolidated Financial Statements.

U.S. Bancorp                                                                  13

     NOTE 7
         LOANS AND ALLOWANCE FOR CREDIT LOSSES

The composition of the loan portfolio at December 31, 2000 was as follows:

(Dollars in Millions)                                               2000           1999
---------------------------------------------------------------------------------------
COMMERCIAL
   Commercial...............................................    $ 47,041       $ 42,021
   Lease financing..........................................       5,776          3,835
                                                                -----------------------
      Total commercial......................................      52,817         45,856
COMMERCIAL REAL ESTATE
   Commercial mortgages.....................................      19,466         18,636
   Construction and development.............................       6,977          6,506
                                                                -----------------------
      Total commercial real estate..........................      26,443         25,142
RESIDENTIAL MORTGAGES.......................................       7,753         11,395
RETAIL
   Credit card..............................................       6,012          5,004
   Retail leasing...........................................       4,153          2,123
   Other retail.............................................      25,187         23,709
                                                                -----------------------
      Total retail..........................................      35,352         30,836
                                                                -----------------------
         Total loans........................................    $122,365       $113,229
---------------------------------------------------------------------------------------

    Loans are presented net of unearned interest which amounted to $1.1 billion and $553.2 million at December 31, 2000 and 1999, respectively. The Company had loans of $7.8 billion at December 31, 2000, and $3.5 billion at December 31, 1999 pledged at the Federal Home Loan Bank ("FHLB"). Loans of $3.6 billion at December 31, 2000, and $3.7 billion at December 31, 1999, were pledged by USBM at the Federal Reserve Bank.

The following table lists information related to nonperforming loans as of December 31.

(Dollars in Millions)                                             2000         1999
-----------------------------------------------------------------------------------
Loans on nonaccrual status..................................    $765.0       $518.0
Renegotiated loans..........................................        --          2.0
                                                                -------------------
Total nonperforming loans...................................    $765.0       $520.0
-----------------------------------------------------------------------------------
Interest income that would have been recognized at original
 contractual terms..........................................      72.2         47.2
Amount recognized as interest income........................      21.4         17.7
                                                                -------------------
Forgone revenue.............................................    $ 50.8       $ 29.5
-----------------------------------------------------------------------------------

Activity in the allowance for credit losses was as follows:

(Dollars in Millions)                                               2000           1999           1998
------------------------------------------------------------------------------------------------------
Balance at beginning of year................................    $1,710.3       $1,705.7       $1,665.8
Add:
   Provision charged to operating expense...................       828.0          646.0          491.3
Deduct:
   Loans charged off........................................     1,017.6          902.8          773.7
   Less recoveries of loans charged off.....................       192.2          230.2          228.5
                                                                --------------------------------------
   Net loans charged off....................................       825.4          672.6          545.2
Acquisitions and other changes..............................        74.0           31.2           93.8
                                                                --------------------------------------
Balance at end of year......................................    $1,786.9       $1,710.3       $1,705.7
------------------------------------------------------------------------------------------------------

 14                                                                 U.S. Bancorp

A portion of the allowance for credit losses is allocated to loans deemed impaired. All impaired loans are included in nonperforming assets. A summary of these loans and the related allowance for loan losses is as follows:

                                                             2000                       1999                       1998
                                                    -----------------------------------------------------------------------------
                                                      Recorded    Valuation      Recorded    Valuation      Recorded    Valuation
(Dollars in Millions)                               Investment    Allowance    Investment    Allowance    Investment    Allowance
---------------------------------------------------------------------------------------------------------------------------------
Impaired Loans:
   Valuation allowance required.................       $198          $57          $ 22          $8           $ 45          $10
   No valuation allowance required..............        486           --           397          --            318           --
                                                    -----------------------------------------------------------------------------
Total impaired loans............................       $684          $57          $419          $8           $363          $10
                                                    -----------------------------------------------------------------------------
Average balance of impaired loans during year...       $526                       $408                       $362
Interest income recognized on impaired loans
 during year....................................        7.8                        3.3                        4.6
---------------------------------------------------------------------------------------------------------------------------------

    Commitments to lend additional funds to customers whose loans were classified as nonaccrual or renegotiated at December 31, 2000, totaled $22.3 million. During 2000, there were no loans that were restructured at market interest rates and returned to a fully performing status.

     NOTE 8
         TRANSFERS AND SERVICING OF FINANCIAL ASSETS

RECEIVABLE SALES When the Company sells receivables or selected financial assets, it may retain interest-only strips, servicing rights and/or other retained interests in the receivables. The gain or loss on sale of the receivables depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair values at the date of transfer. Market prices are used to determine retained interest fair values when readily available. However, quotes are generally not available for retained interests, so the Company estimates fair value based on the present value of future expected cash flows using management's best estimates of certain key assumptions including credit losses, prepayment speeds, forward yield curves and discount rates commensurate with the risks involved. Retained interests recorded to date have been valued using a discounted cash flow methodology.

    At least quarterly, the Company revalues the retained interests by obtaining market prices if available or by calculating the present value of remaining cash flows. When using a present value methodology, key assumptions from the most recent valuation, including asset specific characteristics, are reviewed for appropriateness and updated as necessary.

    The Company has established a securitization trust which holds short-term commercial loans that were originated by the Company. These loans totaled $2.0 billion at December 31, 2000 and included net sales of originated loans to the trust of approximately $3.7 billion during 2000. The Company received $18 million in servicing fee revenue from the trust during 2000. Under a credit enhancement agreement with the trust, the Company may repurchase assets or provide alternative funding to the trust if the credit quality of the assets held falls below certain levels. No funding or repurchase of assets occurred during 2000.

    The Company also established a securitization trust which held credit card receivables originated by the Company. This trust was terminated in December 2000 and $509 million of credit card receivables were transferred from the trust to the Company in exchange for the seller's certificates held by the Company. During the period in 2000 that the trust was in existence, $665 million of credit card collections were reinvested in the trust. The Company received $18 million in servicing fee revenue from the trust in 2000 and recorded a $2.2 million gain upon the termination of the trust.

    For the year ended December 31, 2000, the Company sold $255.7 million of the U.S. government guaranteed portions of loans originated under Small Business Administration (SBA) programs, recognizing a pre-tax gain on sale of $10.6 million. The SBA covers losses occurring on these guaranteed portions.

    Although the Company has no credit recourse relating to these sales, it does continue to own a portion of the non-guaranteed elements of the loans.

    The Company continues to service the loans and is required under the SBA programs to retain specified yield amounts. A portion of the yield is recognized as servicing fee income as it occurs, and the remainder is capitalized as an excess servicing asset and is included in the gain on sale calculation.

U.S. Bancorp                                                                  15

SERVICING ASSET POSITION

                                                              SBA
(Dollars in Millions)                                       Loans
-----------------------------------------------------------------
Servicing assets at December 31, 1999...................    $ 4.3
Servicing assets recognized during the period...........      4.0
Amortization............................................     (1.4)
                                                            -----
Servicing assets at December 31, 2000...................    $ 6.9
-----------------------------------------------------------------

No valuation allowances were required during 2000. Servicing assets are reported in aggregate but measured on a transaction specific basis. Market values were determined using discounted cash flows, utilizing the assumptions noted in the table below. Key economic assumptions used in valuing servicing assets at the date of sale resulting from sales completed during 2000 were as follows:

                                                              2000
(Dollars in Millions)                                 SBA Loans(1)
------------------------------------------------------------------
Fair value of assets recognized.................              $7.9
Prepayment speed(2).............................            21 CPR
Weighted average life (years)...................               3.9
Expected credit losses..........................    Not Applicable
Discount rate...................................               12%
Variable returns to transferees.................    Not Applicable
------------------------------------------------------------------

1. All loans were adjustable based on the Wall Street Journal Prime rate.
2. The Company used a prepayment vector based on loan seasoning for valuation. The given speed was the effective prepayment speed that yields the same weighted average life calculated using the prepayment vector.

RESIDUAL ECONOMIC ASSUMPTIONS AND ADVERSE CHANGES

The Company has retained interests on the following asset sales: $1.8 billion sale of indirect automobile loans on September 24, 1999, $420 million sale of corporate and purchasing card receivables on February 27, 1997, and sales of SBA loans since 1988.

At December 31, 2000, key economic assumptions and the sensitivity of the current fair value of residual cash flows to immediate 10 percent and 20 percent adverse changes in those assumptions were as follows:

                                                                  Indirect                     Corporate
                                                                Automobile         SBA              Card
At December 31, 2000 (Dollars in Millions)                           Loans    Loans(1)    Receivables(2)
--------------------------------------------------------------------------------------------------------
Carrying amount/fair value of retained interests............        $46.2        $4.2             $8.4
Weighted-average life (in years)............................          1.0         3.9               .1

PREPAYMENT SPEED ASSUMPTION (ANNUAL RATE)(3,4)..............      1.5 ABS      21 CPR               --
   Impact on fair value of 10% adverse change...............         $(.3)       $(.3)              --
   Impact on fair value of 20% adverse change...............         $(.7)       $(.6)              --

EXPECTED CREDIT LOSSES (CUMULATIVE).........................          1.6%         --               --
   Impact on fair value of 10% adverse change...............        $(1.2)         --               --
   Impact on fair value of 20% adverse change...............        $(2.4)         --               --

RESIDUAL CASH FLOWS DISCOUNT RATE (ANNUAL)..................         12.0%       12.0%              --
   Impact on fair value of 10% adverse change...............         $(.6)       $(.2)              --
   Impact on fair value of 20% adverse change...............        $(1.2)       $(.3)              --

INTEREST RATES ON VARIABLE AND ADJUSTABLE CONTRACTS.........           NA          NA               --
   Impact on fair value of 10% adverse change...............           NA          NA               --
   Impact on fair value of 20% adverse change...............           NA          NA               --
--------------------------------------------------------------------------------------------------------

1. Credit losses are covered by the appropriate SBA loan program and are not included in retained interests. Principal reductions caused by defaults are included in the prepayment assumption.
2. Retained interest is effectively a single period receivable that is paid and renewed each month during the revolving period. Therefore, no assumptions are used in its estimate. Losses are recognized in the period they occur.
3. The Company uses prepayment vectors based on loan seasoning for valuation. The given speed is the effective prepayment speed that yields the same weighted average life calculated using the prepayment vector.
4. ABS is the absolute prepayment rate and is the auto industry's standard measure of prepayment speed. CPR is the constant prepayment rate.

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in the assumptions to the change in fair value may not be linear. Also, in this table the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; however, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

 16                                                                 U.S. Bancorp

OTHER INFORMATION

The table below summarizes certain cash flows received from and paid to special purpose entities for the loan sales described above:

                                                                 Year Ended
                                                                December 31
(Dollars in Millions)                                                  2000
---------------------------------------------------------------------------
Proceeds from new sales.....................................     $ 3,966.3
Proceeds from corporate and credit card securitization(1)...       8,042.7
Reinvestment in corporate and credit card securitization
 receivables(2).............................................      (7,972.9)
Servicing fees received.....................................          52.9
Other cash flows received on retained interests(2)..........          34.2
Purchases of delinquent or foreclosed assets................            --
---------------------------------------------------------------------------

1. The corporate and credit card, securitizations are revolving transaction where proceeds are reinvested until its legal termination. The indirect automobile and SBA loan sales are amortizing transaction where the cash flow is used to pay amounts due to investors.
2. This amount represents total cash flows received from retained interests by the Company other than servicing fees. Other cash flows include, for example, all cash flows from interest-only strips and cash above the minimum required level in cash collateral accounts.

Quantitative information relating to loan sales and managed assets is given below:

                                                                                     December 31, 2000
                                                                ------------------------------------------------------------
                                                                         Period Ended                       Year Ended
                                                                ------------------------------------------------------------
                                                                Total Principal    Delinquent*         Average    Net Credit
Asset Type (Dollars in Millions)                                        Balance        Balance         Balance          Loss
----------------------------------------------------------------------------------------------------------------------------
Commercial loans............................................       $ 17,382           $  50            $16,796      $46.3
Indirect automobile loans...................................          1,242              21              1,638       37.6
Guaranteed SBA loans........................................            828              11                689         --
Corporate card receivables..................................            815              27                958        8.6
Credit card receivables.....................................          2,219              70               2000       96.2
                                                                ------------------------------------------------------------
Total loans managed.........................................       $ 22,486           $ 179            $22,081      $188.7
Less:
   Loans sold or securitized................................          3,853                              4,588
                                                                   --------                            -------
   Loans held in portfolio..................................       $ 18,633                            $17,493
----------------------------------------------------------------------------------------------------------------------------

*Principal amount 60 days or more past due.

     NOTE 9
         PREMISES AND EQUIPMENT

Premises and equipment at December 31 consisted of the following:

(Dollars in Millions)                                             2000      1999
--------------------------------------------------------------------------------
Land........................................................    $  276    $  282
Buildings and improvements..................................     1,786     1,960
Furniture, fixtures and equipment...........................     1,888     1,752
Capitalized building and equipment leases...................       171       108
Construction in progress....................................        48        46
                                                                ----------------
                                                                 4,169     4,148
Less accumulated depreciation and amortization..............     2,333     2,283
                                                                ----------------
   Total....................................................    $1,836    $1,865
--------------------------------------------------------------------------------

U.S. Bancorp                                                                  17

     NOTE 10
         MORTGAGE SERVICING RIGHTS

Changes in capitalized mortgage servicing rights are summarized as follows:

(Dollars in Millions)                                            2000     1999
------------------------------------------------------------------------------
Balance at beginning of year................................    $ 213    $ 232
Rights purchased............................................       16        1
Rights capitalized..........................................      137      170
Amortization................................................      (35)     (47)
Rights sold.................................................     (101)    (144)
Impairment..................................................       (1)      --
                                                                --------------
   Balance at end of year...................................    $ 229    $ 212
------------------------------------------------------------------------------

    The fair value of capitalized mortgage servicing rights was $244.8 million on December 31, 2000 and $269.1 million on December 31, 1999. At December 31, 2000, the reduction in the current fair value of mortgage servicing rights to immediate 25 and 50 basis point adverse interest rate changes would be approximately $11.2 million and $25.2 million, respectively. The Company has purchased principal-only securities that act as a partial economic hedge to this possible adverse interest rate change. The Company serviced $17.0 billion and $19.5 billion of mortgage loans for other investors as of December 31, 2000 and 1999, respectively.

     NOTE 11
         INTANGIBLE ASSETS

The following is a summary of intangible assets at December 31, which are included in the consolidated balance sheet:

(Dollars in Millions)                                             2000      1999
--------------------------------------------------------------------------------
Goodwill....................................................    $4,312    $3,790
Core deposit benefits.......................................       374       407
Mortgage servicing rights...................................       229       212
Other identified intangibles................................       394       416
                                                                ----------------
   Total intangible assets..................................    $5,309    $4,825
--------------------------------------------------------------------------------

 18                                                                 U.S. Bancorp

     NOTE 12
         SHORT-TERM BORROWINGS

The following table is a summary of short-term borrowings for the last three years:

                                                                   2000                  1999                  1998
                                                              -----------------------------------------------------------
(Dollars in Millions)                                          Amount    Rate         Amount   Rate         Amount   Rate
-------------------------------------------------------------------------------------------------------------------------
At year end
   Federal funds purchased..................................  $  2,849   5.8%       $  5,489   4.7%       $  4,749   4.7%
   Securities sold under agreements to repurchase...........     3,347   4.6           3,174   3.8           3,176   4.1
   Commercial paper.........................................       223   6.4             170   4.7             182   5.5
   Treasury, tax and loan notes.............................       776   5.2             619   5.0             549   4.2
   Other short-term borrowings..............................     4,638   6.1           1,106   5.6           1,355   5.1
                                                              -----------------------------------------------------------
         Total..............................................  $ 11,833   5.6%       $ 10,558   4.6%       $ 10,011   4.5%
-------------------------------------------------------------------------------------------------------------------------
Average for the year
   Federal funds purchased..................................  $  5,690   6.2%       $  5,898   5.0%       $  4,688   5.3%
   Securities sold under agreements to repurchase...........     3,028   4.8           3,128   4.0           3,275   4.5
   Commercial paper.........................................       215   6.3             370   5.1             258   5.6
   Treasury, tax and loan notes.............................       912   6.1             577   4.5             761   5.2
   Other short-term borrowings..............................     2,741   7.7           1,734   6.9           2,120   6.8
                                                              -----------------------------------------------------------
         Total..............................................  $ 12,586   6.2%       $ 11,707   5.0%       $ 11,102   5.4%
-------------------------------------------------------------------------------------------------------------------------
Maximum month-end balance
   Federal funds purchased..................................  $  7,807              $  7,080              $  5,129
   Securities sold under agreements to repurchase...........     3,415                 3,278                 3,487
   Commercial paper.........................................       300                   397                   324
   Treasury, tax and loan notes.............................     3,578                 1,435                 1,567
   Other short-term borrowings..............................     4,920                 4,945                 2,570
-------------------------------------------------------------------------------------------------------------------------

U.S. Bancorp                                                                  19

     NOTE 13
         LONG-TERM DEBT

Long-term debt (debt with original maturities of more than one year) at December 31 consisted of the following:

(Dollars in Millions)                                           2000         1999
---------------------------------------------------------------------------------
U.S. BANCORP (Parent Company)
Fixed-rate subordinated notes
   7.625% due 2002..........................................  $    150   $    150
   8.125% due 2002..........................................       150        150
   7.00% due 2003...........................................       150        150
   6.625% due 2003..........................................       100        100
   8.00% due 2004...........................................       125        125
   7.625% due 2005..........................................       150        150
   6.75% due 2005...........................................       300        300
   6.875% due 2007..........................................       250        250
   7.30% due 2007...........................................       200        200
   7.50% due 2026...........................................       200        200
   7.25% due 2003...........................................        32         32
Fixed-rate senior notes
   6.35% due 2001...........................................       200        200
   6.80% due 2001...........................................       150        150
   6.50% due 2002...........................................       199        199
   5.875% due 2003..........................................       100        100
   7.05% due 2004...........................................       150        150
Medium-term notes...........................................     3,835      2,654
Capitalized lease obligations, mortgage indebtedness and
 other......................................................       122         71
                                                              -------------------
   Subtotal.................................................     6,563      5,331
SUBSIDIARIES
Fixed-rate subordinated notes
   6.00% due 2003...........................................       100        100
   7.55% due 2004...........................................       100        100
   8.35% due 2004...........................................       100        100
   7.30% due 2005...........................................       100        100
   6.875% due 2006..........................................       125        125
   6.50% due 2008...........................................       300        300
   6.30% due 2008...........................................       300        300
   5.70% due 2008...........................................       400        400
   6.375% due 2004..........................................        75         75
   6.375% due 2004..........................................       149        149
   6.625% due 2006..........................................        99         99
   7.125% due 2009..........................................       495        495
   7.80% due 2010...........................................       299         --
Fixed-rate senior notes
   6.25% due 2002...........................................       249        249
   7.13% due 2000...........................................        --         25
Federal Home Loan Bank advances.............................     2,753      3,946
Bank notes..................................................     9,051      8,459
Euro medium-term notes due 2004.............................       400        400
Floating-rate notes due 2000................................        --        250
Capitalized lease obligations, mortgage indebtedness and
 other......................................................       218         24
                                                              -------------------
         Total..............................................  $ 21,876   $ 21,027
---------------------------------------------------------------------------------

    Medium-term notes ("MTNs") outstanding at December 31, 2000, mature from January 2001 through December 2004. The MTNs bear fixed or floating interest rates ranging from 5.80 percent to 7.50 percent. The weighted average interest rate of MTNs at December 31, 2000, was 6.82 percent. Federal Home Loan Bank advances outstanding at December 31, 2000, mature from 2001 through 2026. The advances bear fixed or floating interest rates ranging from 4.99 percent to 8.25 percent. The Company has an arrangement with the FHLB whereby
 20                                                                 U.S. Bancorp
based on collateral available (residential and commercial mortgages), the Company could have borrowed an additional $13.0 billion at December 31, 2000. The weighted average interest rate of FHLB advances at December 31, 2000, was
6.45 percent. Bank notes outstanding at December 31, 2000, mature from January 2001 through 2005. The notes bear fixed or floating interest rates ranging from
5.25 percent to 7.02 percent. The weighted average interest rate of Bank notes at December 31, 2000, was 6.73 percent. Euro medium-term notes outstanding at December 31, 2000, bear floating rate interest at three-month LIBOR plus .15 percent. The interest rate at December 31, 2000, was 6.95 percent.

    The Company has a line of credit of $200 million, of which the total amount was available at December 31, 2000.

Maturities of long-term debt outstanding at December 31, 2000, were:

                                                                              Parent
(Dollars in Millions)                                         Consolidated   Company
------------------------------------------------------------------------------------
2001........................................................    $ 7,732      $ 1,422
2002........................................................      4,551        1,468
2003........................................................      2,804        1,541
2004........................................................      2,069          932
2005........................................................      1,426          457
Thereafter..................................................      3,294          743
                                                              ----------------------
Total.......................................................    $21,876      $ 6,563
------------------------------------------------------------------------------------

     NOTE 14
         COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY THE JUNIOR SUBORDINATED DEBENTURES OF THE PARENT COMPANY

The Company issued $1.4 billion of company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the junior subordinated debentures of the parent company (the "Trust Preferred Securities") through six separate issuances by six wholly-owned subsidiary grantor trusts (the "Trusts"). The Trust Preferred Securities accrue and pay distributions periodically at specified rates as provided in the indentures. The Trusts used the net proceeds from the offerings to purchase a like amount of Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company. The Debentures are the sole assets of the Trusts and are eliminated, along with the related income statement effects, in the consolidated financial statements.

    The Company's obligations under the Debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the obligations of the Trusts. The guarantee covers the distributions and payments on liquidation or redemption of the Trust Preferred Securities, but only to the extent of funds held by the Trusts.

    The Trust Preferred Securities are mandatorily redeemable upon the maturity of the Debentures, or upon earlier redemption as provided in the indentures. The Company has the right to redeem the Debentures in whole, (but not in part), on or after specific dates, at a redemption price specified in the indentures plus any accrued but unpaid interest to the redemption date. The Trust Preferred Securities are redeemable in whole or in part in 2003, 2006 and 2007 in the amounts of $350 million, $750 million and $300 million, respectively.

    The Trust Preferred Securities qualify as Tier I capital of the Company for regulatory capital purposes. The Company used the proceeds from the sales of the Debentures for general corporate purposes.

The following table is a summary of the Trust Preferred Securities as of December 31, 2000:

                                                          Issuance    Debenture        Rate     Rate at    Maturity    Redemption
Issuance Trust (Dollars in Millions)                          Date       Amount        Type    12/31/00        Date          Date
---------------------------------------------------------------------------------------------------------------------------------
USB Capital II.......................................     03/1998          $350       Fixed      7.20%     04/2028     04/01/2003
USB Capital I........................................     12/1996           300       Fixed      8.27%     12/2026     12/15/2006
FBS Capital I........................................     11/1996           300       Fixed      8.09%     11/2026     11/15/2006
Star Capital I.......................................     06/1997           150    Variable      7.35%     06/2027     06/15/2007
Firstar Capital Trust I..............................     12/1996           150       Fixed      8.32%     12/2026     12/15/2006
Mercantile Capital Trust I...........................     02/1997           150    Variable      7.61%     02/2027     02/01/2007
---------------------------------------------------------------------------------------------------------------------------------

Note: The variable rate Trust Preferred Securities re-price quarterly.

U.S. Bancorp                                                                  21

     NOTE 15
         SHAREHOLDERS' EQUITY

At December 31, 2000 and 1999, the Company had authority to issue 2.0 billion shares of common stock and 10 million shares of preferred stock. The Company had 1,902.1 million and 1,928.5 million shares of common stock outstanding at December 31, 2000 and 1999, respectively. At December 31, 2000 the Company had
207.2 million shares of common stock reserved for future issuances. These shares are primarily reserved for stock option plans, dividend reinvestment plans and deferred compensation plans. In connection with the merger of Firstar and USBM, the number of authorized common shares for U.S. Bancorp was increased from 2 billion to 4 billion effective February 27, 2001.

    Under the U.S. Bancorp Preferred Share Purchase Rights Plan each share of common stock carries a right to purchase one one-thousandth of a share of preferred stock. The rights become exercisable in certain limited circumstances involving a potential business combination transaction or an acquisition of shares of the Company and are exercisable at a price of $100 per right, subject to adjustment. Following certain other events, each right entitles its holder to purchase for $100 an amount of common stock of the Company, or, in certain circumstances, securities of the acquiror, having a then-current market value of twice the exercise price of the right. The rights are redeemable and may be amended at the Company's option before they are exercisable. Until a right is exercised, the holder or a right has no rights as a shareholder of the Company. The rights expire on February 27, 2011.
    The Company issued 18.2 million and 47.8 million shares of common stock with an aggregate value of $.3 billion and $1.3 billion in connection with purchase acquisitions during 2000 and 1999, respectively.

    On February 16, 2000, USBM's Board of Directors authorized the repurchase of up to $2.5 billion of its common stock over a two-year period ending March 31, 2002. This USBM repurchase program replaced a program which was scheduled to expire on March 31, 2000. On April 11, 2000, Firstar's Board of Directors approved a common stock repurchase program of 100 million shares. The stock repurchase programs of Firstar and USBM were rescinded on October 4, 2000 and January 17, 2001, respectively, in connection with the planned merger of the formerly separate companies.

The following table summarizes the Company's common stock repurchases for each of the last three years:

 (Dollars and Shares in Millions)     Number of Shares     Value
------------------------------------------------------------------
2000..............................          58.6          $1,182.2
1999..............................          44.5           1,187.9
1998..............................          37.0           1,104.0
------------------------------------------------------------------

    USBM offered employees and directors an Employee Stock Purchase Plan ("ESPP") that permitted all eligible employees with at least one year of service and directors to purchase common stock (see Note 17). In connection with the planned merger with Firstar, the ESPP was terminated effective October 13, 2000.

    USBM's Dividend Reinvestment Plan providing for automatic reinvestment of dividends and optional cash purchases was suspended on November 9, 2000, following the announcement of the definitive agreement to merge with Firstar.

    A reconciliation of the transactions affecting Other Comprehensive Income included in shareholders' equity for the years ended December 31, is as follows:

     (Dollars in Millions)       Pre-tax   Tax-effect   Net-of-tax
------------------------------------------------------------------
2000
Unrealized gain on securities
 available for sale............  $ 436.0    $(157.8)     $ 278.2
Reclassification adjustment for
 gains realized in net
 income........................    (41.6)      15.8        (25.8)
Foreign currency translation
 adjustment....................      (.5)        .2          (.3)
                                 ---------------------------------
   Total.......................  $ 393.9    $(141.8)     $ 252.1
                                 ---------------------------------
1999
Unrealized loss on securities
 available for sale............  $(743.9)   $ 268.2      $(475.7)
Reclassification adjustment for
 losses realized in net
 income........................    163.9      (57.7)       106.2
                                 ---------------------------------
   Total.......................  $(580.0)   $ 210.5      $(369.5)
                                 ---------------------------------
1998
Unrealized gain on securities
 available for sale............  $ 179.9    $ (64.8)     $ 115.1
Reclassification adjustment for
 gains realized in net
 income........................    (34.0)      12.2        (21.8)
                                 ---------------------------------
   Total.......................  $ 145.9    $ (52.6)     $  93.3
------------------------------------------------------------------

 22                                                                 U.S. Bancorp

             NOTE 16
             EARNINGS PER SHARE

The components of earnings per share were:

(Dollars in Millions, Except Per Share Data)                        2000        1999        1998
------------------------------------------------------------------------------------------------
Net income..................................................    $2,875.6    $2,381.8    $2,132.9
Adjustments to net income:
 Dividends on preferred stock...............................          --          --         (.1)
                                                                --------------------------------
Net income applicable to common shareholders................    $2,875.6    $2,381.8    $2,132.8
                                                                --------------------------------
Weighted average shares outstanding: (in millions)
 Common shares..............................................     1,906.0     1,907.8     1,898.8
Net effect of the assumed purchase of stock based on the
 treasury stock method:
 Preferred shares...........................................          --          --          .6
 Options and stock plans....................................        12.5        22.2        31.1
                                                                --------------------------------
Dilutive common shares outstanding..........................     1,918.5     1,930.0     1,930.5
Earning per share:
 Basic......................................................       $1.51       $1.25       $1.12
 Diluted....................................................       $1.50       $1.23       $1.10
------------------------------------------------------------------------------------------------

    NOTE 17
        EMPLOYEE BENEFITS

RETIREMENT PLANS Pension benefits are provided to substantially all employees based on years of service and employees' compensation while employed with the Company. Employees are fully vested after five years of service. The Company's funding policy is to contribute amounts to its plans sufficient to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company determines to be appropriate. The actuarial cost method used to compute the pension liabilities and expense is the projected unit credit method. Prior to their acquisition dates, employees of certain acquired companies were covered by separate, noncontributory pension plans that provided benefits based on years of service and compensation. Plan assets primarily consist of listed stocks, corporate bonds, U.S. Treasury and Agency securities, and mutual funds.

    The Company also maintains several unfunded, nonqualified, supplemental executive retirement programs that provide additional defined pension benefits for certain employees. The assumptions used in computing the present value of the accumulated benefit obligation, the projected benefit obligation and net pension expense are substantially consistent with those assumptions used for the funded qualified plans.

OTHER POSTRETIREMENT PLANS In addition to providing pension benefits, the Company provides health care and death benefits to certain retired employees. Employees may become eligible for health care benefits by meeting defined age and service requirements. The Company may also subsidize the cost of coverage for employees meeting certain requirements. The plan contains other cost-sharing features such as deductibles and coinsurance. The estimated cost of these retiree benefit payments is accrued during the employees' active service.

U.S. Bancorp                                                                  23

Information presented in the tables below reflects a measurement date of September 30. The following table sets forth the components of net periodic benefit cost for the retirement plans.

                                                                     Pension Plans                  Other Postretirement Benefits
                                                          -----------------------------------------------------------------------
(Dollars in Millions)                                        2000          1999          1998        2000        1999        1998
---------------------------------------------------------------------------------------------------------------------------------
Components of net periodic benefit cost
   Service cost.......................................    $  65.4       $  70.1       $  68.4       $ 2.0       $ 3.8       $ 3.1
   Interest cost......................................      117.3         107.1         109.3        16.3        16.5        16.4
   Expected return on plan assets.....................     (201.6)       (177.5)       (145.5)        (.6)        (.5)        (.4)
   Net amortization and deferral......................      (13.2)          1.3          (6.6)         .2         2.0         3.0
   Recognized actuarial loss..........................         .7           1.9           1.9        (1.4)         .2          --
                                                          -----------------------------------------------------------------------
Net periodic benefit cost.............................      (31.4)          2.9          27.5        16.5        22.0        22.1
   Curtailment and settlement (gains) losses..........      (17.0)         (6.2)        (22.6)       10.3          --        13.9
                                                          -----------------------------------------------------------------------
Net periodic benefit cost after curtailment and
 settlement (gains)...................................    $ (48.4)      $  (3.3)      $   4.9       $26.8       $22.0       $36.0
---------------------------------------------------------------------------------------------------------------------------------

The following tables summarize benefit obligation and plan asset activity for the retirement plans.

                                                                                                      Other
                                                                     Pension Plans            Postretirement Plans
                                                                ---------------------------------------------------
(Dollars in Millions)                                               2000           1999          2000          1999
-------------------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
   Benefit obligation at beginning of measurement period....    $1,580.3       $1,653.0       $ 225.0       $ 251.3
   Service cost.............................................        65.4           70.1           2.0           3.8
   Interest cost............................................       117.4          107.1          16.3          16.5
   Plan participants' contributions.........................          --             --           6.8           3.1
   Plan amendments..........................................          --           23.4            --         (10.9)
   Actuarial (gain) loss....................................          .1         (144.3)         19.8         (18.7)
   Acquisitions and special termination benefits............          --            1.9            --           2.9
   Benefit payments.........................................      (111.8)         (92.0)        (25.8)        (23.0)
   Curtailments.............................................        (4.4)          (4.0)           --            --
   Settlements..............................................       (51.6)         (34.9)           --            --
                                                                ---------------------------------------------------
   Benefit obligation at end of measurement period..........    $1,595.4       $1,580.3       $ 244.1       $ 225.0
-------------------------------------------------------------------------------------------------------------------
CHANGE IN FAIR VALUE OF PLAN ASSETS
   Fair value at beginning of measurement period............    $1,985.3       $1,808.0       $  13.4       $  11.2
   Actual return on plan assets.............................       443.7          220.3            .9            .6
   Employer contributions...................................        18.9           76.0          18.8          15.3
   Plan participants' contributions.........................          --             --           6.8           3.1
   Acquisition/divestitures.................................         1.1            7.9            --            --
   Settlements..............................................       (51.6)         (34.9)           --            --
   Benefit payments.........................................      (111.7)         (92.0)        (18.1)        (16.8)
                                                                ---------------------------------------------------
   Fair value at end of measurement period..................    $2,285.7       $1,985.3       $  21.8       $  13.4
-------------------------------------------------------------------------------------------------------------------
FUNDED STATUS
   Funded status at end of measurement period...............    $  690.3       $  405.0       $(222.3)      $(211.6)
   Unrecognized transition (asset) obligation...............        (1.8)          (6.3)          9.0          20.3
   Unrecognized prior service cost..........................       (87.6)         (97.9)         (7.8)         (8.4)
   Unrecognized net (gain)..................................      (338.6)        (103.0)         (7.6)        (28.7)
   Fourth quarter contribution..............................         1.2             .7          14.2          11.4
                                                                ---------------------------------------------------
   Net amount recognized....................................    $  263.5       $  198.5       $(214.5)      $(217.0)
-------------------------------------------------------------------------------------------------------------------
COMPONENTS OF BALANCE SHEET
   Prepaid benefit cost.....................................    $  433.1       $  351.6       $    --       $    --
   Accrued benefit liability................................      (169.6)        (153.1)       (214.5)       (217.0)
                                                                ---------------------------------------------------
   Net amount recognized....................................    $  263.5       $  198.5       $(214.5)      $(217.0)
-------------------------------------------------------------------------------------------------------------------

 24                                                                 U.S. Bancorp

The following table sets forth the weighted average plan assumptions and other data:

                                                                        USBM                                 Firstar
                                                          -----------------------------------------------------------------------
                                                            2000         1999         1998         2000         1999         1998
---------------------------------------------------------------------------------------------------------------------------------
Pension Plan Actuarial Computations
   Discount rate in determining benefit obligations...       7.8%         7.5%         6.5%        7.75%        6.58%        6.59%
   Expected long-term return on plan assets...........       9.5          9.5          9.5        12.15        11.38         9.62
   Rate of increase in future compensation............       5.6          5.6          5.6         4.00         4.06         4.34
Other Postretirement Plan Actuarial Computations
   Discount rate in determining benefit obligations...       7.8%         7.5%         6.5%        7.75%        6.75%        6.49%
   Expected long-term return on plan assets...........       5.0          5.0          5.0            *            *            *
   Health care cost trend rate
      Prior to age 65.................................       7.7          7.0          7.0         7.50         7.66         8.06
      After age 65....................................       7.7          5.5          6.4         7.50         7.66         8.06
Effect of One Percent Increase in Health Care Cost
   Trend Rate Service and interest costs..............    $  1.0       $  1.3       $  1.2       $   .4       $   .4       $   .3
   Accumulated postretirement benefit obligation......      13.1         12.4         13.1          5.2          4.0          4.7
Effect of One Percent Decrease in Health Care Cost
   Trend Rate Service and interest costs..............    $  (.9)      $ (1.0)      $ (1.0)      $  (.4)      $  (.4)      $  (.3)
   Accumulated postretirement benefit obligation......     (11.6)       (10.9)       (11.8)        (4.6)        (3.6)        (4.1)
---------------------------------------------------------------------------------------------------------------------------------

* The Firstar Plan had no assets as of December 31, 2000, 1999 and 1998.

The following table provides information for pension plans with benefit obligations in excess of plan assets:

(Dollars in Millions)                              2000      1999
-----------------------------------------------------------------
Benefit obligation...........................    $216.5    $189.8
Accumulated benefit obligation...............     193.9     155.0
Fair value of plan assets....................        --        --
-----------------------------------------------------------------

EMPLOYEE INVESTMENT PLAN The Company has defined contribution retirement savings plans which allow qualified employees, at their option, to make contributions up to certain percentages of pre-tax base salary through salary deductions under
Section 401(k) of the Internal Revenue Code. A portion of these contributions is matched by the Company. All of the Company's matching contributions are invested in the Company's common stock. Employee contributions are invested, at the employees' direction, among a variety of investment alternatives. Total expense was $53.6 million, $57.3 million and $37.1 million in 2000, 1999 and 1998, respectively.

EMPLOYEE STOCK PURCHASE PLAN The ESPP of USBM permitted all eligible employees with at least one year of service and directors to purchase common stock. Plan participants could purchase stock for 85 percent of the fair market value, which is based on the price at the beginning or the end of the purchase period, whichever is lower. Any discount was determined by a committee of the Board of Directors. In 2000 and 1999, the purchase price was 85 percent of the fair market value. The plan resulted in no compensation expense to the Company. Due to the merger with Firstar, the ESPP was terminated effective October 13, 2000.

     NOTE 18
         STOCK OPTIONS AND COMPENSATION PLANS

STOCK OPTION AND COMPENSATION PLANS As part of its employee and director compensation programs, the Company may grant certain stock awards under the provisions of existing stock option and compensation plans. The Company has stock options outstanding under various plans at December 31, including plans assumed in acquisitions. The plans provide for grants of options to purchase shares of common stock generally at the stock's fair market value at the date of grant. In addition, the plans provide for grants of shares of common stock which are subject to restriction on transfer and to a right of repurchase by the Company.

    With respect to stock option and stock compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") in accounting for its employee stock incentive and purchase plans. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock

U.S. Bancorp                                                                  25
on the date of grant, no compensation expense is recognized. On the date exercised, if new shares are issued, the option proceeds equal to the par value of the shares are credited to common stock and additional proceeds are credited to capital surplus. If treasury shares are issued, the option proceeds equal to the average treasury share price are credited to treasury stock and additional proceeds are credited to capital surplus.

    Options granted are generally exercisable up to ten years from the date of grant and vest over three to five years. Restricted shares vest over three to seven years. The vesting of certain options and restricted shares accelerate based on growth in diluted operating earnings per share and on the performance of the Company in comparison to performance of a predetermined group of regional banks. Compensation expense for restricted stock is based on the market price of the Company stock at the time of the grant and amortized on a straight-line basis over the vesting period. For the performance-based restricted shares, compensation expense is amortized using the estimated vesting period. Compensation expense related to the restricted stock was $43.4 million, $69.5 million and $41.9 million in 2000, 1999 and 1998, respectively.

    Stock incentive plans of acquired companies are generally terminated at the merger closing dates. Option holders under such plans receive the Company's common stock, or options to buy the Company's stock, based on the conversion terms of the various merger agreements. The historical option information presented below has been restated to reflect the options originally granted under acquired companies' plans.

    At December 31, 2000, there were 40.6 million shares (subject to adjustment for forfeitures) available for grant under various plans.

The following is a summary of stock options outstanding and exercised under various stock options plans of the Company.

                                           2000                              1999                              1998
                              ---------------------------------------------------------------------------------------------------
                                                    Weighted-                         Weighted-                         Weighted-
                              Stock Options/          Average   Stock Options/          Average   Stock Options/          Average
                                      Awards   Exercise Price           Awards   Exercise Price           Awards   Exercise Price
---------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE STOCK OPTION
 PLANS:
Number outstanding at
 beginning of year..........   153,163,030         $22.74        107,405,102         $17.97        104,497,354         $13.95
   Granted..................    22,633,170          19.64         75,922,950          27.08         36,778,209          25.56
   Assumed/converted........       447,341           6.85          1,210,738          16.58          1,748,563          12.39
   Exercised................   (10,017,357)         11.02        (22,332,730)         13.03        (31,722,689)         13.92
   Cancelled................   (12,829,958)         19.91         (9,043,030)         25.63         (3,896,335)         17.99
                              ---------------------------------------------------------------------------------------------------
Number outstanding at end of
 year.......................   153,396,226         $22.80        153,163,030         $22.74        107,405,102         $17.97
Exercisable at end of
 year.......................    68,870,745         $19.78         70,527,758         $18.00         64,448,703         $14.12
---------------------------------------------------------------------------------------------------------------------------------

RESTRICTED SHARE PLANS:
Number outstanding at
 beginning of year..........     4,212,954                         6,072,217                         4,491,132
   Granted..................     4,110,440                         1,379,808                         3,668,750
   Cancelled................    (1,946,257)                       (3,239,071)                       (2,087,665)
                              ---------------------------------------------------------------------------------------------------
Number outstanding at end of
 year.......................     6,377,137                         4,212,954                         6,072,217
---------------------------------------------------------------------------------------------------------------------------------

Additional information regarding options outstanding as of December 31, 2000 is as follows:

                                                           Options Outstanding                           Exercisable Options
                                          ------------------------------------------------------    -----------------------------
                                                             Weighted-Average
Range of                                                Remaining Contractual   Weighted-Average                 Weighted-Average
Exercise Prices                                Shares            Life (Years)     Exercise Price        Shares     Exercise Price
---------------------------------------------------------------------------------------------------------------------------------
$ 1.44 - $10.00.........................   11,373,733            3.6                 $ 6.09         11,291,564        $ 6.08
$10.01 - $15.00.........................    9,099,454            5.4                  11.61          8,256,582         11.34
$15.01 - $20.00.........................   21,459,832            7.4                  17.66         12,801,936         18.04
$20.01 - $25.00.........................   40,893,167            8.6                  22.50         13,133,256         23.22
$25.01 - $30.00.........................   62,864,266            8.0                  28.14         16,660,189         26.49
$30.01 - $35.00.........................    6,704,533            7.4                  32.52          5,770,602         32.64
$35.01 - $37.20.........................    1,001,241            7.5                  35.82            956,616         35.81
                                          ---------------------------------------------------------------------------------------
                                          153,396,226            7.6                 $22.80         68,870,745        $19.78
---------------------------------------------------------------------------------------------------------------------------------

    Pro forma information regarding net income and earnings per share is required by SFAS 123, "Accounting and Disclosure of Stock-Based Compensation" and has been determined as if the Company accounted for its employee stock option plans under the fair value method of SFAS 123. The fair value of options was estimated at the grant date using a Black-Scholes option pricing model. Option valuation models require the use of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective

 26                                                                 U.S. Bancorp
input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The pro forma disclosures include options granted in 2000, 1999 and 1998 and are not likely to be representative of the pro forma disclosures for future years. The estimated fair value of the options is amortized to expense over the options' vesting period.

                                     Year Ended December 31
(Dollars in Millions,            ------------------------------
Except Per-Share Data)               2000       1999       1998
---------------------------------------------------------------
Pro forma net income...........  $2,752.1   $2,240.5   $1,922.1
Pro forma earnings per share:
   Earnings per share..........  $   1.44   $   1.17   $   1.01
   Diluted earnings per
    share......................      1.43       1.16       1.00
---------------------------------------------------------------
Weighted average assumptions in
 option valuation:

USBM
Risk-free interest rates.......       6.1%       5.4%       5.4%
Dividend yields................       3.0        3.5        2.3
Stock volatility factor........      0.37       0.27       0.25
Expected life of options (in
 years)........................       4.7        6.1        2.3

FIRSTAR
Risk-free interest rates.......       5.4%       5.6%       4.8%
Dividend yields................       2.5        2.0        1.6
Stock volatility factor........      0.37       0.41       0.38
Expected life of options (in
 years)........................   2.5-5.5    2.5-5.5    2.5-5.5
---------------------------------------------------------------

    Directors and selected senior officers of the Company may participate in deferred compensation plans which may postpone the receipt of compensation. Amounts deferred under the plan may be valued on the basis of an interest index or be used to purchase shares of the Company's common stock. Although the plan is unfunded for tax purposes, a portion of the shares of treasury stock held at December 31, 2000, 1999 and 1998 were acquired to meet obligations arising from these plans and are considered common stock equivalents for the purpose of computing earnings per share.

    The Company has entered into agreements with certain officers that provide for the payment of a lump sum benefit to the officer, plus the continuation of certain medical and insurance benefits and immediate exercisability of stock options, in the event that the officer's employment is terminated involuntarily by the Company or voluntarily by the officer for good reason, following a change in control of the Company during the officer's protected period. The benefits payable under the agreements can be up to three times the officer's base salary and incentive bonus.

     NOTE 19
         INCOME TAXES

The components of income tax expense (benefit) were:

(Dollars in Millions)                                               2000           1999           1998
------------------------------------------------------------------------------------------------------
FEDERAL
Current.....................................................    $  996.1       $1,036.0       $  913.4
Deferred....................................................       324.5          219.5           94.6
                                                                --------------------------------------
   Federal income tax.......................................     1,320.6        1,255.5        1,008.0
STATE
Current.....................................................       159.0          103.3          167.6
Deferred....................................................        32.6           33.4           (8.2)
                                                                --------------------------------------
   State income tax.........................................       191.6          136.7          159.4
                                                                --------------------------------------
   Total income tax provision...............................    $1,512.2       $1,392.2       $1,167.4
------------------------------------------------------------------------------------------------------

U.S. Bancorp                                                                  27

The reconciliation between income tax expense and the amount computed by applying the statutory federal income tax rate was as follows:

(Dollars in Millions)                                               2000           1999           1998
------------------------------------------------------------------------------------------------------
Tax at statutory rate (35%).................................    $1,535.8       $1,320.9       $1,155.1
State income tax, at statutory rates, net of federal tax
 benefit....................................................       124.5           88.9          103.6
Tax effect of:
   Tax-exempt interest, net.................................       (56.0)         (60.3)         (66.0)
   Amortization of nondeductible goodwill...................        91.6           73.1           61.4
   Tax credits..............................................       (62.7)         (41.7)         (36.3)
   Nondeductible merger charges.............................         4.9           56.4            8.2
   Sale of preferred minority interest......................       (50.0)            --             --
   Other items..............................................       (75.9)         (45.1)         (58.6)
                                                                --------------------------------------
Applicable income taxes.....................................    $1,512.2       $1,392.2       $1,167.4
------------------------------------------------------------------------------------------------------

    At December 31, 2000, for income tax purposes, the Company had federal net operating loss carry forwards of $2.8 million available, which expire in years 2001 through 2009.

    Deferred income tax assets and liabilities reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for the same items for income tax reporting purposes.

Significant components of the Company's deferred tax assets and liabilities as of December 31 were as follows:

(Dollars in Millions)                                                2000         1999        1998
--------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS
Allowance for credit losses.................................    $   637.0    $   633.4    $  626.1
Pension and postretirement benefits.........................         53.5         67.7        73.5
Deferred fees...............................................         35.0         56.2        75.3
Real estate and other asset basis differences...............         31.9         30.2        31.9
State and federal net operating loss carry forwards.........         25.0         23.8        22.1
Federal AMT credits and capital losses......................         22.0         22.9         7.6
Charitable contributions....................................           .9          6.5         4.2
Accrued severance, pension and retirement benefits..........         30.6         70.9        56.0
Other deferred tax assets, net..............................        196.0        186.4       293.8
                                                                ----------------------------------
   Gross deferred tax assets................................      1,031.9      1,098.0     1,190.5
DEFERRED TAX LIABILITIES
Leasing activities..........................................     (1,218.1)      (941.0)     (673.6)
Accelerated depreciation....................................        (92.7)       (68.4)      (44.1)
Other investment basis differences..........................        (41.1)       (16.8)      (13.4)
Securities available-for-sale...............................        (52.2)        89.3      (121.3)
Other deferred tax liabilities, net.........................       (124.0)      (107.9)     (104.2)
                                                                ----------------------------------
   Gross deferred tax liabilities...........................     (1,528.1)    (1,044.8)     (956.6)
Valuation allowance.........................................        (16.6)       (12.7)      (10.9)
                                                                ----------------------------------
NET DEFERRED TAX ASSETS (LIABILITIES).......................    $  (512.8)   $    40.5    $  223.0
--------------------------------------------------------------------------------------------------

    Realization of the deferred tax assets over time is dependent upon the existence of taxable income in carryback periods or the Company generating sufficient taxable earnings in future periods. In determining that realization of the deferred tax asset was more likely than not, the Company gave consideration to a number of factors, including its taxable income during carryback periods, its recent earnings history, its expectations for earnings in the future and, where applicable, the expiration dates associated with tax carrybacks and carryforwards. A valuation allowance has been established to offset deferred tax assets related to state net operating loss carryforwards totaling approximately $437 million, which expire at various times within the next 15 years.

 28                                                                 U.S. Bancorp

    Certain events covered by Internal Revenue Code section 593 (e), which was not repealed, will trigger a recapture of base year reserve of acquired thrift institutions. The base year reserve of acquired thrift institutions would be recaptured if an entity ceases to qualify as a bank for federal income tax purposes. The base year reserve of thrift institutions also remain subject to income tax penalty provisions that, in general, require recapture upon certain stock redemptions of, and excess distributions to, stockholders. At December 31, 2000, retained earnings included approximately $101.8 million of base year reserves for which no deferred federal income tax liability has been recognized.

     NOTE 20
         FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CREDIT CONCENTRATIONS

In the normal course of business, the Company uses various off-balance sheet financial instruments to manage its interest rate and market risk and to meet the needs of its customers. These instruments carry varying degrees of credit, interest rate or liquidity risk. The contract or notional amounts of these financial instruments at December 31 were as follows:

(Dollars In Millions)                                               2000            1999
----------------------------------------------------------------------------------------
Commitments to extend credit
   Commercial...............................................       $46,434       $46,734
   Corporate and purchasing cards...........................        21,236        18,503
   Consumer credit cards....................................        20,254        19,971
   Other consumer...........................................         8,580         8,895
Letters of credit
   Standby..................................................         6,380         5,832
   Commercial...............................................           527           587
Interest rate swap contracts
   Hedges...................................................         8,758         8,643
   Basis swaps..............................................         1,000            --
   Intermediated............................................         4,007         2,008
Options contracts
   Hedge interest rate floors purchased.....................           500           805
   Intermediated interest rate and foreign exchange caps and
    floors purchased........................................           709           589
   Intermediated interest rate and foreign exchange caps and
    floors written..........................................           709           589
Credit derivatives purchased................................            80            20
Futures and forward contracts...............................            25            34
Recourse on assets sold.....................................         2,138         1,927
Foreign currency commitments
   Commitments to purchase..................................         1,717         1,639
   Commitments to sell......................................         1,724         1,597
Commitments from securities lending.........................         1,037           717
Commitments to sell residential mortgages...................           963           589
----------------------------------------------------------------------------------------

COMMITMENTS TO EXTEND CREDIT Commitments to extend credit are legally binding and generally have fixed expiration dates or other termination clauses. The contractual amount represents the Company's exposure to credit loss, in the event of default by the borrower. The Company manages this credit risk by using the same credit policies it applies to loans. Collateral is obtained to secure commitments based on management's credit assessment of the borrower. The collateral may include marketable securities, receivables, inventory, equipment and real estate. Since the Company expects many of the commitments to expire without being drawn, total commitment amounts do not necessarily represent the Company's future liquidity requirements. In addition, the commitments include consumer credit lines that are cancelable upon notification to the consumer.

LETTERS OF CREDIT Standby letters of credit are conditional commitments the Company issues to guarantee the performance of a customer to a third party. The guarantees frequently support public and private borrowing arrangements, including commercial paper issuances, bond financings and other similar transactions. The Company issues commercial letters of credit on behalf of customers to ensure payment or collection in connection with trade transactions. In the event of a customer's nonperformance, the Company's credit loss exposure is the same as in any extension of

U.S. Bancorp                                                                  29
credit, up to the letter's contractual amount. Management assesses the borrower's credit to determine the necessary collateral, which may include marketable securities, real estate, accounts receivable and inventory. Since the conditions requiring the Company to fund letters of credit may not occur, the Company expects its liquidity requirements to be less than the total outstanding commitments.

INTEREST RATE SWAPS AND OPTIONS Interest rate swaps are contracts to exchange fixed- and variable-rate interest payment obligations based on a notional principal amount. The Company enters into swaps to hedge its balance sheet against fluctuations in interest rates and as an intermediary for customers.

    At December 31, 2000, and 1999, interest rate swaps with notional values totaling $8.8 billion and $8.6 billion, respectively, hedged loans, borrowings, deposits and long-term debt.

The Company received fixed-rate interest and paid floating-rate interest on substantially all swaps in its hedging portfolio as of December 31, 2000. Activity with respect to interest rate swap hedges was as follows:

(Dollars In Millions)                    2000       1999       1998
-------------------------------------------------------------------
Notional amount outstanding at
 beginning of year.................    $8,643    $ 8,107    $ 6,528
Additions..........................     1,720      5,032      3,180
Maturities.........................      (260)    (2,240)    (1,358)
Amortization.......................      (666)      (143)        --
Terminations.......................      (679)    (2,113)      (243)
                                       ----------------------------
Notional amount outstanding at end
 of year...........................    $8,758    $ 8,643    $ 8,107
-------------------------------------------------------------------
At December 31:
Weighted average interest rate
 paid..............................      6.78%      6.51%      5.72%
Weighted average interest rate
 received..........................      6.54%      6.38%      6.24%
-------------------------------------------------------------------

    For the hedging portfolio's notional balances and yields by maturity date as of year-end 2000, see Table 19.

    At December 31, 2000, and 1999, LIBOR-based interest rate floors totaling $500 million with an average remaining maturity of .7 years and $805 million with an average remaining maturity of 1.1 years, respectively, hedged floating rate commercial loans and deposits. The strike rate on these LIBOR-based floors was 4.63 percent at December 31, 2000 and 4.68 percent at December 31, 1999. The premium on floors is amortized over the life of the contract. The impact of the floors on net interest income was not significant for the years ended December 31, 2000, 1999 and 1998.

    For swaps and options used as hedges, the Company recognizes interest income or expense as it is accrued over the term of the hedge. The gain or loss on a terminated hedge is amortized over the remaining life of the original swap or remaining life of the hedged item, whichever is shorter. The impact of the amortization of deferred gains and losses on hedges on net interest income was not significant for the years ended December 31, 2000, 1999 and 1998. Net unamortized deferred losses were $18.7 million at December 31, 2000.

    In addition to utilizing swaps and options as part of its asset/liability management strategy, the Company acts as an intermediary for swap and option agreements on behalf of its customers. To reduce its market risk exposure, the Company generally enters into offsetting positions. The total notional amount of customer swap agreements, including the offsetting positions, was $4.0 billion and $2.0 billion at December 31, 2000 and 1999, respectively. The total notional amount of customer option agreements, including the offsetting positions, was $1.4 billion and $1.2 billion at December 31, 2000, and 1999, respectively. Market value changes on intermediated swaps, options and futures contracts are recognized in income in the period of change. Realized gains or losses on intermediated transactions were not significant for the years ended December 31, 2000, 1999 and 1998.

    The credit risk related to interest rate swap and option agreements is that counterparties may be unable to meet the contractual terms. The Company estimates this risk by calculating the present value of the cost to replace all outstanding contracts in a gain position at current market rates, reported on a net basis by each counterparty. At December 31, 2000 and 1999, the gain position of these contracts, in the aggregate, was approximately $167 million and $53 million, respectively.

    The Company manages the credit risk of its interest rate swap and option contracts through bilateral collateral agreements, credit approvals, limits and monitoring procedures. Commercial lending officers perform credit analyses and establish counterparty limits. Senior Credit Administration periodically reviews positions to monitor compliance with the limits. In addition, the Company reduces the assumed counterparty credit risk through master netting agreements that permit the Company to settle multiple interest rate contracts with a given counterparty on a net basis.

FUTURES AND FORWARD CONTRACTS Futures and forward contracts are agreements for the delayed delivery of securities or cash settlement money market instruments. The Company enters into futures contracts to hedge the

 30                                                                 U.S. Bancorp
market risk on its fixed income inventory positions. The Company enters into forward contracts to hedge the interest rate risk of its mortgage loans held for sale. At December 31, 2000 and 1999, futures contracts outstanding were $25 million and $15 million, respectively. There were no forward contracts outstanding at December 31, 2000. Forward contracts outstanding at December 31, 1999 were $19 million. At December 31, 2000, net unamortized deferred gains on the forward agreements were not significant. The Company manages its credit risk on forward contracts, which arises from nonperformance by counterparties, through credit approval and limit procedures.

RECOURSE ON ASSETS SOLD The Company is obligated under recourse provisions related to the sale of certain loans. The contract amount of these loans was $3.5 billion at December 31, 2000, and $3.8 billion at December 31, 1999. The maximum contractual amount of recourse on these loans was $2.1 billion at December 31, 2000, and $1.9 billion at December 31, 1999.

FOREIGN CURRENCY COMMITMENTS The Company uses foreign currency commitments to help customers reduce the risks associated with changes in foreign currency exchange rates. Through these contracts, the Company exchanges currencies at specified rates on specified dates with various counterparties. The Company minimizes the market and liquidity risks by taking offsetting positions. In addition, the Company controls the market risks by limiting the net exposure through policies, procedures, and monitoring. The Company manages its credit risk, or potential risk of loss from default by a counterparty, through credit limit approval and monitoring procedures. The aggregate replacement cost of contracts in a gain position at December 31, 2000, was not significant.

COMMITMENTS FROM SECURITIES LENDING The Company participates in securities lending activities by acting as a customer's agent involving the loan or sale of securities. The Company indemnifies customers for the difference between the market value of the securities lent and the market value of the collateral received. These transactions are collateralized by cash.

CREDIT CONCENTRATIONS The Company primarily lends to borrowers in the 24 states where it has banking offices. Collateral for commercial loans may include marketable securities, accounts receivable, inventory and equipment. For detail of the Company's commercial portfolio by industry group and geography as of December 31, 2000, and 1999, see Table 9 on page 50, which is incorporated by reference into these Notes to Consolidated Financial Statements.

    For detail of the Company's commercial real estate portfolio by property type and geography as of December 31, 2000, and 1999, see Table 10 on page 51, which is incorporated by reference into these Notes to Consolidated Financial Statements. Such loans are collateralized by the related property.

    For detail of the company's retail loan portfolio see Table 7 on page 49 under the category "Retail" for the last five years ended December 31, which is incorporated by reference into these Notes to Consolidated Financial Statements.

RESIDENTIAL MORTGAGE SALE COMMITMENTS The Company enters into commitments to sell groups of residential mortgage loans that it originates or purchases as part of its mortgage banking activities. The Company commits to sell the loans at specified prices in a future period typically within 90 days. The risk associated with these commitments consists primarily of loans not closing in sufficient volumes and at appropriate yields to meet the sale commitments. The Company had contracts totaling $963 million and $589 million on December 31, 2000 and 1999, respectively. Gains or losses on these contracts are included in the determination of the market value of mortgages held for sale.

NOTE 21   FAIR VALUES OF FINANCIAL INSTRUMENTS

Due to the nature of its business and its customers' needs, the Company offers a large number of financial instruments, most of which are not actively traded. When market quotes are unavailable, valuation techniques including discounted cash flow calculations and pricing models or services are used. The Company also uses various aggregation methods and assumptions, such as the discount rate and cash flow timing and amounts. As a result, the fair value estimates can neither be substantiated by independent market comparisons, nor realized by the immediate sale or settlement of the financial instrument. Also, the estimates reflect a point in time and could change significantly based on changes in economic factors, such as interest rates. Furthermore, the disclosure of certain financial and nonfinancial assets and liabilities are not required. Finally, the fair value disclosure is not intended to estimate a market value of the Company as a whole. A summary of the Company's valuation techniques and assumptions follows.

U.S. Bancorp                                                                  31

CASH AND CASH EQUIVALENTS The carrying value of cash, amounts due from banks, federal funds sold and securities purchased under resale agreements was assumed to approximate fair value.

SECURITIES Generally, trading account securities and available-for-sale securities were valued using available market quotes. In some instances, for securities that are not widely traded, market quotes for comparable securities were used.

LOANS The loan portfolio consists of both floating and fixed-rate loans, the fair value of which was estimated using discounted cash flow analyses and other valuation techniques. To calculate discounted cash flows, the loans were aggregated into pools of similar types and expected repayment terms. The expected cash flows of loans considered historical prepayment experiences and estimated credit losses for nonperforming loans and were discounted using current rates offered to borrowers of similar credit characteristics.

DEPOSIT LIABILITIES The fair value of demand deposits, savings accounts and certain money market deposits is equal to the amount payable on demand at year-end. The fair value of fixed-rate certificates of deposit was estimated by discounting the contractural cash flow using the discount rates implied by the high-grade corporate bond yield curve.

SHORT-TERM BORROWINGS Federal funds purchased, securities sold under agreements to repurchase and other short-term funds borrowed are at floating rates or have short-term maturities. Their carrying value is assumed to approximate their fair value.

LONG-TERM DEBT AND COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY THE JUNIOR SUBORDINATED DEBENTURES OF THE PARENT COMPANY Medium-term notes, Euro medium-term notes, bank notes, Federal Home Loan Bank Advances, capital lease obligations and mortgage note obligations estimated fair value was determined using a discounted cash flow analysis based on current market rates of similar maturity debt securities to discount cash flows. Other long-term debt instruments and company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the junior subordinated debentures of the parent company were valued using available market quotes.

INTEREST RATE SWAPS, BASIS SWAPS AND OPTIONS The interest rate options and swap cash flows were estimated using a third party pricing model and discounted based on appropriate LIBOR, Eurodollar futures, swap and Treasury Note yield curves.

LOAN COMMITMENTS, LETTERS OF CREDIT AND GUARANTEES The Company's commitments have floating rates and do not expose the Company to interest rate risk. No premium or discount was ascribed to the loan commitments because virtually all funding would be at current market rates.

 32                                                                 U.S. Bancorp

The estimated fair values of the Company's financial instruments are shown in the table below.

                                                                        2000                    1999
                                                                --------------------------------------------
                                                                Carrying        Fair    Carrying        Fair
(Dollars in Millions)                                             Amount       Value      Amount       Value
------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
   Cash and cash equivalents................................    $  9,132    $  9,132    $  9,258    $  9,258
   Trading account securities...............................         753         753         617         617
   Investment securities....................................      17,642      17,647      17,449      17,455
   Loans held for sale......................................         764         764         670         670
   Loans....................................................     120,578     121,139     111,519     112,150
                                                                --------------------------------------------
         Total financial assets.............................     148,869    $149,435     139,513    $140,150
                                                                            --------                --------
            Nonfinancial assets.............................      16,052                  14,805
                                                                 -------                --------
               Total assets.................................    $164,921                $154,318
                                                                 -------                --------
FINANCIAL LIABILITIES
   Deposits.................................................    $109,535    $109,593    $103,417    $103,847
   Short-term borrowings....................................      11,833      11,833      10,558      10,558
   Long-term debt...........................................      21,876      22,006      21,027      20,948
   Company-obligated mandatorily redeemable preferred
    securities..............................................       1,400       1,351       1,400       1,284
                                                                --------------------------------------------
         Total financial liabilities........................     144,644    $144,783     136,402    $136,637
                                                                            --------                --------
            Nonfinancial liabilities........................       5,109                   3,969
            Shareholders' equity............................      15,168                  13,947
                                                                 -------                --------
         Total liabilities and shareholders' equity.........    $164,921                $154,318
                                                                 -------                --------
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
   Hedge swaps
         Gain...............................................                     140                $      4
         Loss...............................................                     (33)                   (247)
   Trading swaps
      Interest rate contracts
         Gain...............................................          27          27          42          42
         Loss...............................................         (21)        (21)        (38)        (38)
   Foreign exchange contracts
         Gain...............................................          13          13           7           7
         Loss...............................................          (9)         (9)         (5)         (5)
------------------------------------------------------------------------------------------------------------

     NOTE 22
         COMMITMENTS AND CONTINGENT LIABILITIES

Rental expense for operating leases amounted to $219.3 million in 2000, $193.8 million in 1999, and $197.8 million in 1998. Future minimum payments, net of sublease rentals, under capitalized leases and noncancelable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 2000:

                                                                     Capitalized    Operating
(Dollars in Millions)                                                     Leases       Leases
---------------------------------------------------------------------------------------------
2001........................................................           $ 11.4       $  196.5
2002........................................................             10.3          180.3
2003........................................................              8.7          155.7
2004........................................................              7.9          122.3
2005........................................................              6.6          101.7
Thereafter..................................................             56.5          564.7
                                                                     ------------------------
Total minimum lease payments................................           $101.4       $1,321.2
                                                                                    --------
Less amount representing interest...........................             42.3
                                                                       ------
Present value of net minimum lease payments.................           $ 59.1
---------------------------------------------------------------------------------------------

    Various legal proceedings are currently pending against the Company. Due to their complex nature, it may be years before some matters are resolved. In the opinion of management, the aggregate liability, if any, will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

U.S. Bancorp                                                                  33

     NOTE 23
         U.S. BANCORP (PARENT COMPANY)

CONDENSED BALANCE SHEET

December 31 (Dollars in Millions)                                2000            1999
-------------------------------------------------------------------------------------
ASSETS
Deposits with subsidiary banks, principally
 interest-bearing...........................................    $ 1,714       $ 1,046
Available-for-sale securities...............................        325           340
Investments in:
   Bank affiliates..........................................     15,019        14,625
   Nonbank affiliates.......................................      1,059           796
Advances to:
   Bank affiliates..........................................      1,071         1,016
   Nonbank affiliates.......................................      2,858         1,927
Other assets................................................      2,179         2,180
                                                                ---------------------
      Total assets..........................................    $24,225       $21,930
                                                                ---------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term funds borrowed...................................    $   224       $   170
Advances from subsidiaries..................................         97           111
Long-term debt..............................................      6,563         5,331
Junior subordinated debentures issued to subsidiary
 trusts.....................................................      1,443         1,434
Other liabilities...........................................        730           937
Shareholders' equity........................................     15,168        13,947
                                                                ---------------------
      Total liabilities and shareholders' equity............    $24,225       $21,930
-------------------------------------------------------------------------------------

CONDENSED STATEMENT OF INCOME

Year Ended December 31 (Dollars in Millions)                        2000           1999           1998
------------------------------------------------------------------------------------------------------
INCOME
Dividends from subsidiaries (including $3,010.5, $1,661.0
 and $2,093.2 from bank subsidiaries).......................    $3,027.8       $1,704.3       $2,206.6
Interest from subsidiaries..................................       234.8          177.2          159.3
Service and management fees from subsidiaries...............       246.0          229.1          322.9
Other income................................................       217.0          202.0          162.9
                                                                --------------------------------------
         Total income.......................................     3,725.6        2,312.6        2,851.7
EXPENSES
Interest on short-term funds borrowed.......................        19.3           26.8           26.6
Interest on long-term debt..................................       441.7          296.4          249.9
Interest on junior subordinated debentures issued to
 subsidiary trusts..........................................       111.3          110.3          103.5
Merger-related charges......................................        21.3          103.8          158.3
Other expenses..............................................       225.2          307.7          429.7
                                                                --------------------------------------
      Total expenses........................................       818.8          845.0          968.0
                                                                --------------------------------------
Income before income taxes and equity in undistributed
 income of subsidiaries.....................................     2,906.8        1,467.6        1,883.7
Income tax credit...........................................       (34.0)         (36.9)        (152.0)
                                                                --------------------------------------
Income of parent company....................................     2,940.8        1,504.5        2,035.7
Equity (deficiency) in undistributed income of
 subsidiaries...............................................       (65.2)         877.3           97.2
                                                                --------------------------------------
      Net income............................................    $2,875.6       $2,381.8       $2,132.9
------------------------------------------------------------------------------------------------------

 34                                                                 U.S. Bancorp

CONDENSED STATEMENT OF CASH FLOWS

Year Ended December 31 (Dollars in Millions)                         2000            1999            1998
---------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income..................................................    $ 2,875.6       $ 2,381.8       $ 2,132.9
Adjustments to reconcile net income to net cash provided by
 operating activities:
   (Equity) deficiency in undistributed income of
    subsidiaries............................................         65.2          (877.3)          (97.2)
   Losses (gains) on available-for-sale securities..........          4.1            (7.0)          (12.8)
   Depreciation and amortization of premises and
    equipment...............................................         51.7            76.2            76.2
   Other -- net.............................................       (391.1)           (3.2)         (198.4)
                                                                -----------------------------------------
      Net cash provided by operating activities.............      2,605.5         1,570.5         1,900.7
INVESTING ACTIVITIES
Available-for-sale securities
   Sales and maturities.....................................         92.2           128.9            94.6
   Purchases................................................        (59.4)         (334.3)          (70.5)
Investments in subsidiaries.................................         (4.6)          (26.0)       (1,325.6)
Equity distributions from subsidiaries......................           --           145.0           325.0
Net decrease (increase) in short-term advances to
 affiliates.................................................       (829.0)           58.1          (597.1)
Other -- net................................................       (113.7)         (421.3)           13.7
                                                                -----------------------------------------
      Net cash used in investing activities.................       (914.5)         (449.6)       (1,559.9)
FINANCING ACTIVITIES
Net (decrease) increase in short-term advances from
 subsidiaries...............................................        (15.6)           62.6            21.4
Net (decrease) increase in short-term funds borrowed........         53.3           (11.5)           78.1
Net change in long-term debt................................      1,183.7           824.8         1,091.4
Issuance of junior subordinated debentures to subsidiary
 trusts.....................................................           --              --           360.8
Proceeds from dividend reinvestment, stock option and stock
 purchase plans.............................................        210.0           277.6           340.8
Repurchase of common stock..................................     (1,182.2)       (1,187.9)       (1,104.0)
Shares reserved to meet deferred compensation obligations...           --              --             1.2
Cash dividends..............................................     (1,271.3)       (1,029.7)         (910.9)
                                                                -----------------------------------------
      Net cash used in financing activities.................     (1,022.1)       (1,064.1)         (121.2)
                                                                -----------------------------------------
      Change in cash and cash equivalents...................        668.9            56.8           219.6
Cash and cash equivalents at beginning of year..............      1,045.5           988.7           769.1
                                                                -----------------------------------------
      Cash and cash equivalents at end of year..............    $ 1,714.4       $ 1,045.5       $   988.7
---------------------------------------------------------------------------------------------------------

    Transfer of funds (dividends, loans or advances) from bank subsidiaries to the Company is restricted. Federal law prohibits loans unless they are secured and generally limits any loan to the Company or individual affiliate to 10 percent of the bank's equity. In aggregate, loans to the Company and all affiliates cannot exceed 20 percent of the bank's equity.

    Dividend payments to the Company by its subsidiary banks are subject to regulatory review and statutory limitations and, in some instances, regulatory approval. The approval of the Comptroller of the Currency is required if total dividends by a national bank in any calendar year exceed the bank's net income for that year combined with its retained net income for the preceding two calendar years or if the bank's retained earnings are less than zero. Furthermore, dividends are restricted by the Comptroller of the Currency's minimum capital constraints for all national banks. Within these guidelines, all bank subsidiaries have the ability to pay dividends without prior regulatory approval. The amount of dividends available to the parent company from the bank subsidiaries at December 31, 2000 was $504 million.

U.S. Bancorp                                                                  35

     NOTE 24
         SUPPLEMENTAL DISCLOSURES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS
Listed below are supplemental disclosures to the Consolidated Statement of Cash
Flows:

Year Ended December 31 (Dollars in Millions)                      2000            1999         1998
---------------------------------------------------------------------------------------------------
Income taxes paid...........................................    $ 1,046.5    $   901.1    $   816.1
Interest paid...............................................      5,686.3      4,697.6      4,888.9
Net noncash transfers to foreclosed property................         94.3        102.9         86.2
Change in unrealized gain (loss) on available-for-sale
 securities, net of taxes of $141.5 in 2000, $210.6 in 1999
 and $52.0 in 1998..........................................        252.4       (369.5)        93.3
                                                                -----------------------------------
Acquisitions and divestitures
   Assets acquired..........................................    $ 3,314.6    $ 4,229.3    $ 7,840.8
   Liabilities (assumed)....................................     (3,755.9)    (2,610.0)    (7,097.5)
                                                                -----------------------------------
      Net...................................................    $  (441.3)   $ 1,619.3    $   743.3
---------------------------------------------------------------------------------------------------

REGULATORY CAPITAL The measures used to assess capital include the capital ratios established by bank regulatory agencies, including the specific ratios for the "well capitalized" designation. For a description of the regulatory capital requirements and the actual ratios as of December 31, 2000 and 1999 for the Company and its significant bank subsidiaries, see Table 21.

MONEY MARKET INVESTMENTS are included with cash and due from banks as part of cash and cash equivalents. Money market investments are comprised of the following components at December 31:

(Dollars in Millions)                                           2000      1999
------------------------------------------------------------------------------
Interest-bearing deposits...................................    $ 82    $   56
Federal funds sold..........................................     203     1,100
Securities purchased under agreements to resell.............     372       778
                                                                --------------
   Total money market investments...........................    $657    $1,934
                                                                --------------

 36                                                                 U.S. Bancorp

REPORT OF INDEPENDENT
ACCOUNTANTS

To the Shareholders and Board of Directors of U.S. Bancorp:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of U.S. Bancorp and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of Firstar Corporation and the former U.S. Bancorp on February 27, 2001 in a transaction accounted for as a pooling of interests, as described in Notes 1 and 3 to the consolidated financial statements. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/ PRICEWATERHOUSECOOPERS, LLP

Minneapolis, Minnesota

April 13, 2001

U.S. Bancorp                                                                  37

                 (This page has been left blank intentionally.)

 38                                                                 U.S. Bancorp

CONSOLIDATED BALANCE SHEET --

FIVE-YEAR SUMMARY

                                                                                                                         % Change
December 31 (Dollars in Millions)                            2000        1999        1998        1997        1996       1999-2000
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks..............................    $  8,475    $  7,324    $  8,882    $  7,972    $  8,295          15.7%
Money market investments.............................         657       1,934       1,039       1,411       1,555         (66.0)
Trading account securities...........................         753         617         666         268         276          22.0
Held-to-maturity securities..........................         252         194         233       2,942       3,872          29.9
Available-for-sale securities........................      17,390      17,255      20,732      17,500      14,799            .8
Loans held for sale..................................         764         670       1,794         743         185          14.0
Loans
   Commercial........................................      52,817      45,856      41,068      36,329      33,141          15.2
   Commercial real estate............................      26,443      25,142      21,808      19,798      18,904           5.2
   Residential mortgages.............................       7,753      11,395      13,980      15,892      13,919         (32.0)
   Retail............................................      35,352      30,836      30,102      27,010      25,278          14.6
                                                         --------------------------------------------------------
Total loans..........................................     122,365     113,229     106,958      99,029      91,242           8.1
   Less allowance for credit losses..................       1,787       1,710       1,706       1,666       1,600           4.5
                                                         --------------------------------------------------------
      Net loans......................................     120,578     111,519     105,252      97,363      89,642           8.1
Other assets.........................................      16,052      14,805      12,116       9,289       7,986           8.4
                                                         --------------------------------------------------------
         Total assets................................    $164,921    $154,318    $150,714    $137,488    $126,610           6.9%
                                                         --------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Noninterest-bearing...............................    $ 26,633    $ 26,350    $ 27,479    $ 24,062    $ 23,417           1.1%
   Interest-bearing..................................      82,902      77,067      76,867      74,261      70,394           7.6
                                                         --------------------------------------------------------
         Total deposits..............................     109,535     103,417     104,346      98,323      93,811           5.9
Short-term borrowings................................      11,833      10,558      10,011      10,385      11,641          12.1
Long-term debt.......................................      21,876      21,027      18,679      13,181       6,796           4.0
Company-obligated mandatorily redeemable preferred
   securities........................................       1,400       1,400       1,400       1,050         750            --
Other liabilities....................................       5,109       3,969       3,704       3,147       2,895          28.7
                                                         --------------------------------------------------------
         Total liabilities...........................     149,753     140,371     138,140     126,086     115,893           6.7
Shareholders' equity.................................      15,168      13,947      12,574      11,402      10,717           8.8
                                                         --------------------------------------------------------
         Total liabilities and shareholders'
          equity.....................................    $164,921    $154,318    $150,714    $137,488    $126,610           6.9%
---------------------------------------------------------------------------------------------------------------------------------

U.S. Bancorp                                                                  39

CONSOLIDATED STATEMENT OF INCOME -- FIVE-YEAR SUMMARY

                                                                                                                         % Change
Year Ended December 31 (Dollars in Millions)               2000         1999         1998        1997        1996       1999-2000
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans.............................................    $10,562.5    $ 9,122.7    $ 8,818.3    $8,419.0    $7,794.9          15.7%
Loans held for sale...............................        102.1        103.9         91.9        40.0        43.1          (1.7)
Investment securities
   Taxable........................................      1,008.3      1,047.1      1,179.5     1,060.7     1,038.6          (3.7)
   Non-taxable....................................        140.6        150.1        158.2       158.0       159.3          (6.3)
Money market investments..........................         53.9         44.9         63.0        63.6        72.9          20.0
Trading securities................................         53.7         45.0         25.6        16.8        16.9          19.3
Other interest income.............................        151.4        113.0         88.2        42.6        41.1          34.0
                                                      -----------------------------------------------------------
         Total interest income....................     12,072.5     10,626.7     10,424.7     9,800.7     9,166.8          13.5
INTEREST EXPENSE
Deposits..........................................      3,618.8      2,970.0      3,234.7     3,084.2     2,921.5          21.8
Short-term borrowings.............................        781.7        582.4        594.7       643.3       657.3          34.2
Long-term debt....................................      1,510.4      1,126.9        926.5       586.0       407.3          34.0
Company-obligated mandatorily redeemable preferred
 securities.......................................        112.0        111.0        103.8        76.3         3.3           0.9
                                                      -----------------------------------------------------------
         Total interest expense...................      6,022.9      4,790.3      4,859.7     4,389.8     3,989.4          25.7
                                                      -----------------------------------------------------------
Net interest income...............................      6,049.6      5,836.4      5,565.0     5,410.9     5,177.4           3.5
Provision for credit losses.......................        828.0        646.0        491.3       639.9       429.9          28.2
                                                      -----------------------------------------------------------
Net interest income after provision for credit
 losses...........................................      5,221.6      5,190.4      5,073.7     4,771.0     4,747.5           0.4
NONINTEREST INCOME
Credit card and payment processing revenue........        992.1        837.8        748.0       611.8       548.6          18.4
Trust and investment management fees..............        926.2        887.1        788.3       686.1       592.9           4.4
Deposit service charges...........................        551.1        497.2        470.3       450.6       627.0          10.8
Cash management fees..............................        292.4        280.6        242.0       214.2           *           4.2
Mortgage banking revenue..........................        189.9        190.4        244.6       137.9        95.7          (0.3)
Trading account profits and commissions...........        258.4        222.4        130.3        44.8        31.5          16.2
Investment products fees and commissions..........        466.6        450.8        306.9       110.4        86.1           3.5
Investment banking revenue........................        360.3        246.6        100.4          --          --          46.1
Commercial product revenue........................        304.4        215.7        121.9        97.9           *          51.2
Securities gains, net.............................          8.1         13.2         29.1         7.3        18.7         (38.6)
Other.............................................        533.7        403.1        468.2       357.6       767.5          32.4
                                                      -----------------------------------------------------------
         Total noninterest income.................      4,883.2      4,244.9      3,650.0     2,718.6     2,768.0          15.4
NONINTEREST EXPENSE
Salaries..........................................      2,427.1      2,355.3      2,196.7     1,892.0     1,773.9           3.0
Employee benefits.................................        399.8        410.1        424.9       424.0       405.2          (2.5)
Net occupancy.....................................        396.9        371.8        356.9       335.0       326.3           6.8
Furniture and equipment...........................        308.2        307.9        314.1       312.3       322.8           0.1
Postage...........................................        174.5        170.7        155.4       106.6       144.0           2.2
Goodwill..........................................        242.8        177.7        177.2       115.3       190.8          36.6
Other intangible assets...........................        149.5        152.1        124.6        92.1           *          (1.7)
Merger and restructuring related charges..........        348.7        532.8        593.8       633.0       192.4         (34.6)
Other.............................................      1,269.5      1,182.9      1,079.8     1,029.4     1,158.6           7.7
                                                      -----------------------------------------------------------
         Total noninterest expense................      5,717.0      5,661.3      5,423.4     4,939.7     4,514.0           1.1
                                                      -----------------------------------------------------------
Income before income taxes........................      4,387.8      3,774.0      3,300.3     2,549.9     3,001.5          16.3
Applicable income taxes...........................      1,512.2      1,392.2      1,167.4       950.6     1,082.9           8.6
                                                      -----------------------------------------------------------
Net income........................................    $ 2,875.6    $ 2,381.8    $ 2,132.9    $1,599.3    $1,918.6          20.7
                                                      -----------------------------------------------------------
Net income applicable to common equity............    $ 2,875.6    $ 2,381.8    $ 2,132.8    $1,588.2    $1,899.3          20.7
---------------------------------------------------------------------------------------------------------------------------------

*Information not available, amounts included in other line items above.

 40                                                                 U.S. Bancorp

QUARTERLY  CONSOLIDATED FINANCIAL  DATA

                                                       2000                                              1999
                                   ----------------------------------------------------------------------------------------------
(Dollars in Millions, Except         Fourth       Third      Second       First        Fourth       Third      Second       First
Per Share Data)                     Quarter     Quarter     Quarter     Quarter       Quarter     Quarter     Quarter     Quarter
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans..........................    $2,787.9    $2,710.7    $2,591.8    $2,472.1      $2,379.4    $2,322.3    $2,235.8    $2,185.2
Loans held for sale............        22.2        32.7        35.2        12.0          24.6        25.6        22.6        31.1
Investment securities
   Taxable.....................       251.3       250.4       255.6       251.0         246.8       263.8       262.8       273.7
   Non-taxable.................        33.4        34.8        33.5        38.9          35.9        38.3        37.5        38.4
Money market investments.......        10.8        14.5        15.0        13.6          10.3        10.9        12.6        11.1
Trading securities.............        14.0        12.8        12.6        14.3          10.9        10.9        12.0        11.2
Other interest income..........        39.4        37.7        37.0        37.3          32.5        28.7        27.1        24.7
                                   ----------------------------------------------------------------------------------------------
      Total interest income....     3,159.0     3,093.6     2,980.7     2,839.2       2,740.4     2,700.5     2,610.4     2,575.4
INTEREST EXPENSE
Deposits.......................       975.7       954.0       875.9       813.2         775.0       734.2       722.0       738.8
Short-term borrowings..........       220.7       191.2       198.7       171.1         144.2       167.8       140.4       130.0
Long-term debt.................       398.3       403.9       371.3       336.9         315.6       291.8       261.8       257.7
Company-obligated mandatorily
 redeemable preferred
 securities....................        22.8        31.5        29.3        28.4          27.1        28.0        28.0        27.9
                                   ----------------------------------------------------------------------------------------------
      Total interest expense...     1,617.5     1,580.6     1,475.2     1,349.6       1,261.9     1,221.8     1,152.2     1,154.4
Net interest income............     1,541.5     1,513.0     1,505.5     1,489.6       1,478.5     1,478.7     1,458.2     1,421.0
Provision for credit losses....       229.5       214.0       201.3       183.2         173.7       178.9       150.3       143.1
                                   ----------------------------------------------------------------------------------------------
Net interest income after
 provision for credit losses...     1,312.0     1,299.0     1,304.2     1,306.4       1,304.8     1,299.8     1,307.9     1,277.9
NONINTEREST INCOME
Credit card and payment
 processing revenue............       264.7       261.2       247.3       218.9         234.6       227.9       201.8       173.6
Trust and investment management
 fees..........................       233.8       231.1       230.4       230.9         229.9       219.5       219.0       218.7
Deposit service charges........       145.4       144.3       138.0       123.4         131.2       126.6       124.7       114.7
Cash management fees...........        71.8        74.7        74.1        71.8          73.2        72.3        67.6        67.5
Mortgage banking revenue.......        54.4        44.7        48.1        42.7          35.3        45.4        54.7        55.0
Trading account profits and
 commissions...................        62.4        50.9        59.8        85.3          66.7        49.7        51.8        54.2
Investment products fees and
 commissions...................       108.9       107.8       109.1       140.8         115.3       105.7       118.0       111.8
Investment banking revenue.....        92.8       100.6        72.9        94.0          89.0        60.8        60.5        36.3
Commercial product revenue.....        85.2        86.0        71.6        61.6          57.6        53.4        48.9        55.8
Securities gains (losses),
 net...........................         7.0         1.1          .3         (.3)          2.1        (4.9)        3.1        12.9
Other..........................       138.5       131.2       151.7       112.3         102.3       126.0        82.7        92.0
                                   ----------------------------------------------------------------------------------------------
      Total noninterest
       income..................     1,264.9     1,233.6     1,203.3     1,181.4       1,137.2     1,082.4     1,032.8       992.5
NONINTEREST EXPENSE
Salaries.......................       593.7       602.4       601.4       629.6         610.4       574.7       590.9       579.3
Employee benefits..............        98.2        89.4       100.3       111.9          91.6        98.1       100.7       119.7
Net occupancy..................       104.2        99.8        95.7        97.2          95.7        92.8        90.1        93.2
Furniture and equipment........        76.2        79.6        75.7        76.7          79.6        77.4        77.1        73.8
Postage........................        44.2        43.1        42.6        44.6          41.4        42.4        41.9        45.0
Goodwill.......................        64.2        60.4        59.8        58.4          51.7        44.0        40.4        41.6
Other intangible assets........        37.8        37.3        37.0        37.4          35.5        37.6        38.6        40.4
Merger-related charges.........        84.1       117.7        81.9        65.0          90.5       379.3        45.1        17.9
Other..........................       329.3       321.7       316.7       301.8         336.2       300.4       290.7       255.6
                                   ----------------------------------------------------------------------------------------------
      Total noninterest
       expense.................     1,431.9     1,451.4     1,411.1     1,422.6       1,432.6     1,646.7     1,315.5     1,266.5
                                   ----------------------------------------------------------------------------------------------
Income before income taxes.....     1,145.0     1,081.2     1,096.4     1,065.2       1,009.4       735.5     1,025.2     1,003.9
Applicable income taxes........       376.3       370.9       386.6       378.4         372.4       310.7       359.6       349.5
                                   ----------------------------------------------------------------------------------------------
Net income.....................    $  768.7    $  710.3    $  709.8    $  686.8      $  637.0    $  424.8    $  665.6    $  654.4
                                   ----------------------------------------------------------------------------------------------
Earnings per share.............    $    .41    $    .37    $    .37    $    .36      $    .33    $    .22    $    .35    $    .34
Diluted earnings per share.....    $    .40    $    .37    $    .37    $    .36      $    .33    $    .22    $    .34    $    .34
---------------------------------------------------------------------------------------------------------------------------------

U.S. Bancorp                                                                  41

CONSOLIDATED DAILY AVERAGE BALANCE

Year Ended December 31                                                                 2000
------------------------------------------------------------------------------------------------------------------------
                                                                                                          Yields
(Dollars in Millions)                                               Balance          Interest          and Rates
------------------------------------------------------------------------------------------------------------------------
ASSETS
Money market investments....................................       $    931         $    53.9            5.79%
Trading account securities..................................            779              57.6            7.39
Taxable securities..........................................         14,567           1,008.3            6.92
Nontaxable securities.......................................          2,744             203.1            7.40
Loans held for sale.........................................          1,303             102.1            7.84
Loans
   Commercial...............................................         50,062           4,257.2            8.50
   Commercial real estate...................................         26,040           2,305.5            8.85
   Residential mortgage.....................................          9,578             723.4            7.55
   Retail...................................................         32,637           3,295.4           10.10
                                                                    -------------------------
   Total loans..............................................        118,317          10,581.5            8.94
                                                                    -------
Other earning assets........................................          1,965             151.4            7.70
   Allowance for credit losses..............................          1,781
                                                                    -------------------------
         Total earning assets*..............................        140,606          12,157.9            8.65
Other assets................................................         19,656
                                                                    -------
         Total assets.......................................       $158,481
                                                                    -------
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits................................       $ 23,820
Interest-bearing deposits
   Interest checking........................................         13,035             270.4            2.07
   Money market accounts....................................         22,774           1,000.0            4.39
   Savings accounts.........................................          5,027              74.0            1.47
   Time certificates of deposit less than $100,000..........         25,861           1,458.3            5.64
   Time deposits greater than $100,000......................         12,909             816.1            6.32
                                                                    -------------------------
         Total interest-bearing deposits....................         79,606           3,618.8            4.55
Short-term borrowings.......................................         12,586             781.7            6.21
Long-term debt..............................................         22,410           1,510.4            6.74
Company-obligated mandatorily redeemable preferred
 securities.................................................          1,400             112.0            8.00
                                                                    -------------------------
         Total interest-bearing liabilities.................        116,002           6,022.9            5.19
Other liabilities...........................................          4,294
Shareholders' equity........................................         14,365
                                                                    -------
     Total liabilities and shareholders' equity.............       $158,481
                                                                    -------
Net interest income.........................................                        $ 6,135.0
                                                                                     --------
Gross interest margin.......................................                                             3.46%
                                                                                                       ---------
Gross interest margin without taxable-equivalent
 increments.................................................                                             3.40%
                                                                                                       ---------
PERCENT OF EARNING ASSETS
Interest income.............................................                                             8.65%
Interest expense............................................                                             4.29
                                                                                                       ---------
Net interest margin.........................................                                             4.36
                                                                                                       ---------
Net interest margin without taxable-equivalent increments...                                             4.30%
------------------------------------------------------------------------------------------------------------------------

  Interest and rates are presented on a fully taxable-equivalent basis under a tax rate of 35 percent.
  Interest income and rates on loans include loan fees. Nonaccrual loans are included in average loan balances.
 *Before deducting the allowance for credit losses and excluding the unrealized
  (loss) gain on available-for-sale securities.

 42                                                                 U.S. Bancorp

SHEET AND RELATED YIELDS AND RATES

                         1999                                                 1998                                1999-2000
-----------------------------------------------------------------------------------------------------------------------------------
                                           Yields                                               Yields                % Change
      Balance          Interest         and Rates          Balance          Interest         and Rates         Average Balance
-----------------------------------------------------------------------------------------------------------------------------------
     $  1,082         $    44.9           4.15%           $  1,170         $    63.0           5.38%                    (13.96)%
          630              47.8           7.59                 428              27.6           6.45                      23.65
       16,301           1,047.1           6.42              17,977           1,179.5           6.56                     (10.64)
        2,970             220.6           7.43               3,137             238.2           7.59                      (7.61)
        1,450             103.9           7.17               1,264              91.9           7.27                     (10.14)

       43,328           3,288.3           7.59              38,983           3,110.4           7.98                      15.54
       23,076           1,940.3           8.41              20,458           1,784.1           8.72                      12.84
       12,680             953.7           7.52              15,160           1,170.5           7.72                     (24.46)
       30,554           2,963.4           9.70              27,850           2,782.5           9.99                       6.82
      -------------------------                            -------------------------
      109,638           9,145.7           8.34             102,451           8,847.5           8.64                       7.92
      -------                                              -------
        1,686             113.0           6.70               1,311              88.2           6.73                      16.55
        1,709                                                1,688                                                        4.21
      -------------------------                            -------------------------
      133,757          10,723.0           8.02             127,738          10,535.9           8.25                       5.12
       18,119                                               16,837
      -------                                              -------
     $150,167                                             $142,887
      -------                                              -------

     $ 23,556                                             $ 23,011                                                        1.12

       12,898             231.0           1.79              12,263             230.9           1.88                       1.06
       22,534             842.2           3.74              20,337             825.1           4.06                       1.07
        5,961             111.9           1.88               6,504             146.7           2.26                     (15.67)
       26,296           1,322.6           5.03              29,583           1,622.7           5.49                      (1.65)
        8,675             462.3           5.33               7,242             409.3           5.65                      48.81
      -------------------------                            -------------------------
       76,364           2,970.0           3.89              75,929           3,234.7           4.26                       4.25
       11,707             582.4           4.97              11,102             594.7           5.36                       7.51
       20,248           1,126.9           5.57              15,732             926.5           5.89                      10.68
        1,400             111.0           7.93               1,314             103.8           7.90                       0.00
      -------------------------                            -------------------------
      109,719           4,790.3           4.37             104,077           4,859.7           4.67                       5.73
        3,671                                                3,416                                                       16.97
       13,221                                               12,383                                                        8.65
      -------                                              -------
     $150,167                                             $142,887                                                        5.54
      -------                                              -------                                                  ---------------
                      $ 5,932.7                                            $ 5,676.2
                       --------                                             --------
                                          3.65%                                                3.58%
                                         --------                                             --------
                                          3.58%                                                3.49%
                                         --------                                             --------

                                          8.02%                                                8.25%
                                          3.58                                                 3.80
                                         --------                                             --------
                                          4.44                                                 4.44
                                         --------                                             --------
                                          4.37%                                                4.36%
------------------------------------------------------------------------------------------------------

U.S. Bancorp                                                                  43

SUPPLEMENTAL  FINANCIAL  DATA

EARNINGS PER SHARE SUMMARY                                          2000        1999        1998        1997        1996
------------------------------------------------------------------------------------------------------------------------
Earnings per share..........................................       $1.51       $1.25       $1.12        $.86       $1.02
Diluted earnings per share..................................       $1.50       $1.23       $1.10        $.85       $1.00
------------------------------------------------------------------------------------------------------------------------
RATIOS
------------------------------------------------------------------------------------------------------------------------
Return on average assets....................................        1.81%       1.59%       1.49%       1.24%       1.57%
Return on average common equity.............................        20.0        18.0        17.2        14.7        18.0
Average total equity to average assets......................         9.1         8.8         8.7         8.4         8.7
Dividends per share to net income per share.................        43.0        37.0        29.5        31.4        20.6
------------------------------------------------------------------------------------------------------------------------
OTHER STATISTICS
(Shares in Millions)
------------------------------------------------------------------------------------------------------------------------
Common shares outstanding -- year end *.....................     1,902.0     1,982.5     1,903.5     1,864.0     1,847.9
Average common shares outstanding and common stock
   equivalents
      Earnings per share....................................     1,906.0     1,907.8     1,898.8     1,841.0     1,861.6
      Diluted earnings per share............................     1,918.5     1,930.0     1,930.5     1,872.2     1,898.2
Common dividends declared (millions)........................    $1,267.0    $1,090.8      $977.6      $801.9      $635.2
------------------------------------------------------------------------------------------------------------------------

*Defined as total common shares less common stock held in treasury.

STOCK PRICE RANGE AND DIVIDENDS

                                                         2000                                             1999
                                      -------------------------------------------------------------------------------------------
                                             Sales Price                                      Sales Price
                                      --------------------------       Dividends       --------------------------       Dividends
                                        High                 Low        Declared         High                 Low        Declared
---------------------------------------------------------------------------------------------------------------------------------
First quarter.....................    $24.63              $17.00       $  .1625        $31.85              $27.42       $  .1000
Second quarter....................     27.75               21.06          .1625         34.56               26.25          .1000
Third quarter.....................     25.00               19.75          .1625         29.44               22.31          .1000
Fourth quarter....................     24.25               15.63          .1625         29.38               20.25          .1625
Closing price -- December 31......               23.25                                            21.13
---------------------------------------------------------------------------------------------------------------------------------

The common stock of U.S. Bancorp is traded on the New York Stock Exchange, under the ticker symbol, "USB."

 44                                                                 U.S. Bancorp

                 (This page has been left blank intentionally.)

U.S. Bancorp                                                                  45

     TABLE 1
         LINE OF BUSINESS FINANCIAL PERFORMANCE

Operating segments are components of the Company about which financial information is available and is evaluated regularly in deciding how to allocate resources and assess performance. Prior to the merger, the Company operated its business units separately in 2000 and 1999 as Firstar and USBM and the basis of financial presentation differed significantly. Accordingly, the presentation of comparative business line results is not practicable at this time.

    At the date of the merger of Firstar and USBM, the Company has reorganized into the following operating segments: Consumer Banking; Payment Systems; Wholesale Banking; Private Client, Trust and Asset Management; Capital Markets; Treasury; and Corporate Support. For descriptions of these operating segments see "BUSINESS SEGMENTS" in Note 1 on page 6.

    The following table provides restated financial results during 2000 for the Company's primary operating segments:

                                                            Year Ended December 31, 2000
                                           ---------------------------------------------------------------
                                                                                       Private
                                                                                 Client, Trust
                                           Consumer      Payment    Wholesale        and Asset     Capital
(Dollars in Millions)                       Banking      Systems      Banking       Management     Markets
----------------------------------------------------------------------------------------------------------
Net interest income....................    $3,123.3     $  515.2    $1,780.1        $ 227.6       $   28.9
Noninterest income.....................     1,128.8        867.4       495.7          906.2        1,098.2
                                           ---------------------------------------------------------------
   Total revenue.......................     4,252.1      1,382.6     2,275.8        1,133.8        1,127.1
Noninterest expense....................     1,677.6        357.6       382.2          478.3          909.1
Other intangible amortization..........        62.3         23.7         1.3           19.9             --
Goodwill amortization..................         4.4         11.4         8.0            1.2            1.0
                                           ---------------------------------------------------------------
   Total noninterest expense...........     1,744.3        392.7       391.5          499.4          910.1
      Operating income.................     2,507.8        989.9     1,884.3          634.4          217.0
                                           ---------------------------------------------------------------
Provision for credit losses............       368.7        400.8       141.4            7.0             --
Income before taxes....................     2,139.1        589.1     1,742.9          627.4          217.0
Income taxes and taxable-equivalent
 adjustment............................       760.9        209.5       619.9          223.2           77.2
                                           ---------------------------------------------------------------
Operating earnings, before
 merger-related charges................    $1,378.2     $  379.6    $1,123.0        $ 404.2       $  139.8
                                           ---------------------------------------------------------------
Net merger-related charges (after-tax)*
Net income
AVERAGE BALANCE SHEET DATA
Loans..................................    $ 41,016     $  8,871    $ 55,763        $ 3,802       $    263
Assets.................................      46,706        9,400      60,254          5,255          3,392
Noninterest-bearing deposits...........      11,483          184       9,436          2,267            155
Interest-bearing deposits..............      62,156            1       4,847          4,754             --
                                           ---------------------------------------------------------------
   Total Deposits......................    $ 73,639     $    185    $ 14,283        $ 7,021       $    155
----------------------------------------------------------------------------------------------------------

                                              Year Ended December 31, 2000
                                         --------------------------------------

                                                      Corporate    Consolidated
(Dollars in Millions)                    Treasury       Support         Company
---------------------------------------
Net interest income....................  $1,322.7    $  (862.8)      $6,135.0
Noninterest income.....................     218.1        168.8        4,883.2
                                         --------------------------------------
   Total revenue.......................   1,540.8       (694.0)      11,018.2
Noninterest expense....................      18.7      1,152.5        4,976.0
Other intangible amortization..........        --         42.3          149.5
Goodwill amortization..................        --        216.8          242.8
                                         --------------------------------------
   Total noninterest expense...........      18.7      1,411.6        5,368.3
      Operating income.................   1,522.1     (2,105.6)       5,649.9
                                         --------------------------------------
Provision for credit losses............       1.0        (90.9)         828.0
Income before taxes....................   1,521.1     (2,014.7)       4,821.9
Income taxes and taxable-equivalent
 adjustment............................     541.1       (716.8)       1,715.0
                                         --------------------------------------
Operating earnings, before
 merger-related charges................  $  980.0    $(1,297.9)      $3,106.9
                                         --------------------------------------
Net merger-related charges (after-tax)*                                (231.3)
                                                                     --------
Net income                                                           $2,875.6
                                                                   ----------
AVERAGE BALANCE SHEET DATA
Loans..................................  $ 11,923    $  (3,321)      $118,317
Assets.................................    24,417        9,057        158,481
Noninterest-bearing deposits...........       255           40         23,820
Interest-bearing deposits..............    10,793       (2,945)        79,606
                                         --------------------------------------
   Total Deposits......................  $ 11,048    $  (2,905)      $103,426
---------------------------------------------------------------------------------------------

 *Merger-related charges are not allocated to the business lines.

     TABLE 2
         RECONCILIATION OF OPERATING EARNINGS* TO NET INCOME IN ACCORDANCE WITH GAAP

(Dollars in Millions)                                               2000           1999           1998
------------------------------------------------------------------------------------------------------
Operating earnings, before merger and restructuring items...    $3,106.9       $2,799.0       $2,519.3
Merger and restructuring related items
   Other merger -- related charges..........................      (348.7)        (355.1)        (593.8)
   Securities losses........................................          --         (177.7)            --
   Provision for credit losses..............................          --           (7.5)         (37.9)
   Gain on sale of branches.................................          --             --           48.1
   Applicable tax benefit...................................       117.4          123.1          197.2
                                                                --------------------------------------
Net income in accordance with GAAP..........................    $2,875.6       $2,381.8       $2,132.9
------------------------------------------------------------------------------------------------------

*The Company analyzes its performance on a net income basis in accordance with accounting principles generally accepted in the United States, as well as on an operating basis before merger and restructuring related charges referred to as "operating earnings." Operating earnings are presented as supplemental information to enhance the readers' understanding of, and highlight trends in, the Company's core financial results excluding the impact of discrete business acquisitions and restructuring activities. Operating earnings should not be viewed as a substitute for net income and earning per share as determined in accordance with accounting principles generally accepted in the United States.

 46                                                                 U.S. Bancorp

     TABLE 3
         ANALYSIS OF NET INTEREST INCOME

(Dollars in Millions)                                                2000            1999            1998
---------------------------------------------------------------------------------------------------------
Components of net interest income
   Income on earning assets.................................    $12,157.9       $10,723.0       $10,535.9
   Expenses on interest bearing liabilities.................      6,022.9         4,790.3         4,859.7
                                                                -----------------------------------------
Net interest income -- (taxable-equivalent basis)...........    $ 6,135.0       $ 5,932.7       $ 5,676.2
                                                                -----------------------------------------
Net interest income, as reported............................    $ 6,049.6       $ 5,836.4       $ 5,565.0
                                                                -----------------------------------------
Average yields and rates paid -- (taxable-equivalent basis)
   Earning assets yield.....................................         8.65%           8.02%           8.25%
   Rate paid on interest-bearing liabilities................         5.19            4.37            4.67
                                                                -----------------------------------------
Gross interest margin.......................................         3.46%           3.65%           3.58%
                                                                -----------------------------------------
Net interest margin.........................................         4.36%           4.44%           4.44%
                                                                -----------------------------------------
Net interest margin -- (without taxable-equivalent
 increments)................................................         4.30%           4.37%           4.36%
---------------------------------------------------------------------------------------------------------
Average balances:
   Investment securities....................................    $  17,311       $  19,271       $  21,114
   Loans....................................................      118,317         109,638         102,451
   Earning assets...........................................      140,606         133,757         127,738
   Interest bearing liabilities.............................      116,002         109,719         104,077
   Net free funds*..........................................       24,604          24,038          23,661
---------------------------------------------------------------------------------------------------------

*Represents noninterest-bearing deposits, other non-earning assets and liabilities and equity.

     TABLE 4
         NET INTEREST INCOME -- CHANGES DUE TO RATE AND VOLUME

                                             2000 Compared with 1999                            1999 Compared with 1998
                                   ----------------------------------------------------------------------------------------------
(Dollars in Millions)              Volume          Yield/Rate            Total          Volume         Yield/Rate           Total
---------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in
   Interest income
      Commercial loans......       $ 511.1          $ 457.8           $  968.9         $ 346.7          $(168.8)          $ 177.9
      Commercial real
       estate...............         249.2            116.0              365.2           228.3            (72.1)            156.2
      Residential
       mortgages............        (233.3)             3.0             (230.3)         (191.5)           (25.3)           (216.8)
      Retail loans..........         202.0            130.0              332.0           270.2            (89.3)            180.9
                                   ----------------------------------------------------------------------------------------------
         Total loans........         729.0            706.8            1,435.8           653.7           (355.5)            298.2
      Loans held for sale...         (10.5)             8.7               (1.8)           13.5             (1.5)             12.0
      Investment
       securities...........        (128.2)            71.9              (56.3)         (122.7)           (27.3)           (150.0)
      Money market
       investments..........          (6.3)            15.3                9.0            (4.7)           (13.4)            (18.1)
      Trading securities....          11.3             (1.5)               9.8            13.0              7.2              20.2
      Other earning
       assets...............          18.7             19.7               38.4            25.2             (0.4)             24.8
                                   ----------------------------------------------------------------------------------------------
         Total..............         614.0            820.9            1,434.9           578.0           (390.9)            187.1
   Interest expense
      Interest checking.....           2.5             36.9               39.4            12.0            (11.9)              0.1
      Money market
       accounts.............           9.0            148.8              157.8            89.1            (72.0)             17.1
      Other savings
       accounts.............         (17.5)           (20.4)             (37.9)          (12.2)           (22.6)            (34.8)
      Savings
       certificates.........         (21.9)           157.6              135.7          (180.3)          (119.8)           (300.1)
      Certificates over
       $100,000.............         225.6            128.2              353.8            81.0            (28.0)             53.0
                                   ----------------------------------------------------------------------------------------------
         Total
          interest-bearing
          deposits..........         197.7            451.1              648.8           (10.4)          (254.3)           (264.7)
      Short-term
       borrowings...........          43.7            155.6              199.3            32.4            (44.7)            (12.3)
      Long-term debt........         120.3            263.2              383.5           266.0            (65.6)            200.4
      Mandatorily redeemable
         preferred
         securities of
         subsidiary
         trusts.............            --              1.0                1.0             6.8              0.4               7.2
                                   ----------------------------------------------------------------------------------------------
         Total..............         361.7            870.9            1,232.6           294.8           (364.2)            (69.4)
                                   ----------------------------------------------------------------------------------------------
      Increase (decrease) in
         net interest
         income.............       $ 252.3          $ (50.0)          $  202.3         $ 283.2          $ (26.7)          $ 256.5
---------------------------------------------------------------------------------------------------------------------------------

This table shows the components of the change in net interest income by volume and rate on a taxable-equivalent basis. The effect of changes in rates on volume changes is allocated based on the percentage relationship of changes in volume and changes in rate. This table does not take into account the level of noninterest-bearing funding, nor does it fully reflect changes in the mix of assets and liabilities.

U.S. Bancorp                                                                  47

     TABLE 5
         NONINTEREST INCOME

(Dollars in Millions)                                             2000             1999           1998
------------------------------------------------------------------------------------------------------
Credit card and payment processing revenue..................    $  992.1       $  837.8       $  748.0
Trust and investment management fees........................       926.2          887.1          788.3
Deposit service charges.....................................       551.1          497.2          470.3
Cash management fees........................................       292.4          280.6          242.0
Mortgage banking revenue....................................       189.9          190.4          244.6
Trading account profits and commissions.....................       258.4          222.4          130.3
Investment products fees and commissions....................       466.6          450.8          306.9
Investment banking revenue..................................       360.3          246.6          100.4
Insurance product revenue...................................       145.3          105.3           82.5
Commercial product revenue..................................       304.4          215.7          121.9
Retail product revenue......................................        69.1           78.0           25.9
Securities gains, net.......................................         8.1           13.2           29.1
Other.......................................................       319.3          219.8          359.8
                                                                --------------------------------------
   Total noninterest income.................................    $4,883.2       $4,244.9       $3,650.0
------------------------------------------------------------------------------------------------------

     TABLE 6
         NONINTEREST EXPENSE

(Dollars in Millions)                                               2000        1999        1998
------------------------------------------------------------------------------------------------
Salaries....................................................    $2,427.1    $2,355.3    $2,196.7
Employee benefits...........................................       399.8       410.1       424.9
Net occupancy...............................................       396.9       371.8       356.9
Furniture and equipment.....................................       308.2       307.9       314.1
Professional services.......................................       109.0        95.7       105.3
Advertising and marketing...................................       122.1       124.1       126.9
Other personnel costs.......................................       107.0        88.4        73.7
Software....................................................       111.9        72.2        51.5
Data Processing.............................................       149.7       133.7       120.0
Communication...............................................       138.8       123.4       114.2
Postage.....................................................       174.5       170.7       155.4
Printing....................................................        86.5        90.7        89.6
Goodwill....................................................       242.8       177.7       177.2
Other intangible assets.....................................       149.5       152.1       124.6
Other.......................................................       444.5       454.7       398.6
                                                                --------------------------------
   Total operating noninterest expense......................     5,368.3     5,128.5     4,829.6
Merger and restructuring-related charges....................       348.7       532.8       593.8
                                                                --------------------------------
   Total noninterest expense................................    $5,717.0    $5,661.3    $5,423.4
                                                                --------------------------------

Efficiency ratio*...........................................        51.9%       55.7%       58.3%
Efficiency ratio, before merger and restructuring-related
 charges....................................................        48.8        50.5        51.9
Banking efficiency ratio, before merger and
 restructuring-related charges**............................        43.5        46.3        49.4
------------------------------------------------------------------------------------------------

 *Computed as noninterest expense divided by the sum of net interest income on a taxable-equivalent basis and noninterest income excluding securities gains (losses), net.
**Without investment banking and brokerage activity.

 48                                                                 U.S. Bancorp

     TABLE 7
         LOAN PORTFOLIO DISTRIBUTION

                                                2000                   1999                   1998                   1997
                                         ---------------------------------------------------------------------------------------
                                                     Percent                Percent                Percent               Percent
At December 31 (Dollars in Millions)      Amount    of Total      Amount   of Total      Amount   of Total     Amount   of Total
--------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL
   Commercial........................    $ 47,041       38.5%   $ 42,021       37.1%   $ 37,777       35.3%   $33,662       34.0%
   Lease financing...................       5,776        4.7       3,835        3.4       3,291        3.1      2,667        2.7
                                         ---------------------------------------------------------------------------------------
         Total commercial............      52,817       43.2      45,856       40.5      41,068       38.4     36,329       36.7
COMMERCIAL REAL ESTATE
   Commercial mortgages..............      19,466       15.9      18,636       16.5      16,602       15.5     15,739       15.9
   Construction and development......       6,977        5.7       6,506        5.7       5,206        4.9      4,059        4.1
                                         ---------------------------------------------------------------------------------------
         Total commercial real
          estate.....................      26,443       21.6      25,142       22.2      21,808       20.4     19,798       20.0

RESIDENTIAL MORTGAGES................       7,753        6.3      11,395       10.1      13,980       13.1     15,892       16.0
RETAIL
   Credit card.......................       6,012        4.9       5,004        4.4       4,856        4.5      4,993        5.1
   Retail leasing....................       4,153        3.4       2,123        1.9       1,621        1.5      1,087        1.1
   Other retail......................      25,187       20.6      23,709       20.9      23,625       22.1     20,930       21.1
                                         ---------------------------------------------------------------------------------------
      Total retail...................      35,352       28.9      30,836       27.2      30,102       28.1     27,010       27.3
                                         ---------------------------------------------------------------------------------------
         Total loans.................    $122,365      100.0%   $113,229      100.0%   $106,958      100.0%   $99,029      100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                              1996
                                       ------------------
                                                  Percent
At December 31 (Dollars in Millions)    Amount   of Total
-------------------------------------  ------------------
COMMERCIAL
   Commercial........................  $30,790       33.7%
   Lease financing...................    2,351        2.6
                                       ------------------
         Total commercial............   33,141       36.3
COMMERCIAL REAL ESTATE
   Commercial mortgages..............   15,363       16.8
   Construction and development......    3,541        3.9
                                       ------------------
         Total commercial real
          estate.....................   18,904       20.7
RESIDENTIAL MORTGAGES................   13,919       15.3
RETAIL
   Credit card.......................    5,089        5.6
   Retail leasing....................      787        0.8
   Other retail......................   19,402       21.3
                                       ------------------
      Total retail...................   25,278       27.7
                                       ------------------
         Total loans.................  $91,242      100.0%
----------------------------------------------------------------------------------------------------------

     TABLE 8
         SELECTED LOAN MATURITY DISTRIBUTION

                                                                           Over One
                                                              One Year      Through    Over Five
At December 31, 2000 (Dollars in Millions)                     or Less   Five Years        Years       Total
------------------------------------------------------------------------------------------------------------
Commercial..................................................  $23,498     $24,673       $ 4,646     $ 52,817
Commercial real estate......................................    7,645      13,261         5,537       26,443
Residential mortgages.......................................      526         892         6,335        7,753
Retail......................................................   16,974      11,399         6,979       35,352
                                                              ----------------------------------------------
      Total loans...........................................  $48,643     $50,225       $23,497     $122,365
Total of loans due after one year with:
   Predetermined interest rates.............................                                        $ 36,953
   Floating interest rates..................................                                        $ 36,769
------------------------------------------------------------------------------------------------------------

U.S. Bancorp                                                                  49

     TABLE 9
         COMMERCIAL LOAN EXPOSURE BY INDUSTRY GROUP AND GEOGRAPHY

                                                                     December 31, 2000             December 31, 1999
                                                                   --------------------         --------------------
INDUSTRY GROUP (Dollars in Millions)                                Loans              %         Loans             %
--------------------------------------------------------------------------------------------------------------------
Consumer products and services..............................       $ 9,791          18.4%      $ 8,197          17.9%
Capital goods...............................................         6,984          13.2         5,668          12.4
Financials..................................................         5,438          10.3         4,577          10.0
Consumer staples............................................         5,427          10.3         4,424           9.6
Agriculture.................................................         4,177           7.9         3,813           8.3
Transportation..............................................         2,775           5.3         2,389           5.2
Private investors...........................................         2,405           4.6         2,517           5.5
Paper and forestry products, mining and basic materials.....         2,249           4.3         1,884           4.1
Health care.................................................         1,631           3.1         1,544           3.4
Technology..................................................         1,223           2.3         1,175           2.6
Mortgage banking............................................           961           1.8         1,051           2.3
Energy......................................................           742           1.4           661           1.4
Other.......................................................         9,014          17.1         7,956          17.3
                                                                   -------------------------------------------------
   Total....................................................       $52,817         100.0%      $45,856         100.0%
--------------------------------------------------------------------------------------------------------------------
GEOGRAPHY
--------------------------------------------------------------------------------------------------------------------
California..................................................       $ 3,174           6.0%      $ 2,366           5.2%
Colorado....................................................         2,661           5.0         2,272           5.0
Illinois....................................................         3,336           6.3         3,128           6.8
Minnesota...................................................         8,724          16.5         7,969          17.4
Missouri....................................................         2,163           4.1         1,697           3.7
Ohio........................................................         2,269           4.3         1,698           3.7
Oregon......................................................         2,769           5.2         2,647           5.8
Washington..................................................         4,860           9.2         4,846          10.6
Wisconsin...................................................         3,153           6.0         2,671           5.8
Other banking regions:
   Midwest..................................................         4,547           8.6         4,230           9.2
   Mideast..................................................         2,230           4.2         2,074           4.5
   Mountain.................................................         1,316           2.5         1,331           2.9
   Southwestern.............................................         1,460           2.8         1,299           2.8
                                                                   -------------------------------------------------
      Total banking regions.................................        42,662          80.8        38,228          83.4
Other regions...............................................        10,155          19.2         7,628          16.6
                                                                   -------------------------------------------------
   Total....................................................       $52,817         100.0%      $45,856         100.0%
--------------------------------------------------------------------------------------------------------------------

 50                                                                 U.S. Bancorp

    TABLE 10
         COMMERCIAL REAL ESTATE EXPOSURE BY PROPERTY TYPE AND GEOGRAPHY

                                                                     December 31, 2000             December 31, 1999
                                                                   ---------------------       ---------------------
PROPERTY TYPE (Dollars in Millions)                                 Loans              %         Loans             %
--------------------------------------------------------------------------------------------------------------------
Business owner occupied.....................................       $ 7,329          27.7%      $ 5,663          22.5%
Multi-family................................................         3,908          14.8         3,538          14.1
Commercial property:
   Industrial...............................................         1,923           7.3         2,343           9.3
   Office...................................................         2,761          10.4         2,979          11.8
   Retail...................................................         2,537           9.6         2,769          11.0
   Other....................................................         2,755          10.4         2,846          11.3
Homebuilders................................................         1,521           5.8         1,399           5.6
Hotel/motel.................................................         1,916           7.2         1,404           5.6
Other.......................................................         1,793           6.8         2,201           8.8
                                                                   -------------------------------------------------
   Total....................................................       $26,443         100.0%      $25,142         100.0%
--------------------------------------------------------------------------------------------------------------------
GEOGRAPHY
--------------------------------------------------------------------------------------------------------------------
California..................................................       $ 3,255          12.3%      $ 1,859           7.4%
Colorado....................................................           855           3.2           800           3.2
Illinois....................................................           836           3.2           682           2.7
Minnesota...................................................         1,088           4.1         1,120           4.5
Missouri....................................................         2,842          10.7         2,801          11.1
Ohio........................................................         2,425           9.2         2,427           9.7
Oregon......................................................         1,638           6.2         1,613           6.4
Washington..................................................         2,937          11.1         2,808          11.2
Wisconsin...................................................         2,113           8.0         2,102           8.4
Other banking regions:
   Midwest..................................................         2,982          11.3         2,551          10.1
   Mideast..................................................         1,798           6.8         1,513           6.0
   Mountain.................................................           573           2.2           544           2.2
   Southwestern.............................................         1,264           4.8         1,201           4.8
                                                                   -------------------------------------------------
      Total banking regions.................................        24,606          25.1        22,021          23.1
Other regions...............................................         1,837           6.9         3,121          12.3
                                                                   -------------------------------------------------
   Total....................................................       $26,443         100.0%      $25,142         100.0%
--------------------------------------------------------------------------------------------------------------------

U.S. Bancorp                                                                  51

    TABLE 11
         INVESTMENT SECURITIES

                                                                     Available-for-Sale                        Held-to-Maturity
                                                     ------------------------------------------------------------------------------
                                                                                     Average    Weighted
                                                     Amortized          Fair     Maturity in     Average    Amortized          Fair
December 31, 2000 (Dollars in Millions)                   Cost         Value           Years       Yield         Cost         Value
-----------------------------------------------------------------------------------------------------------------------------------
U.S. Treasuries and agencies.....................     $   498      $   500          0.32          6.46%       $ --          $ --
   Within one year...............................       1,030        1,050          2.74          6.36          --            --
   One through five years........................          63           65          6.81          7.11          --            --
   Five through ten years........................           9            9         14.96          7.48          --            --
   Over..........................................          --           --            --            --          --            --
                                                     ------------------------------------------------------------------------------
Total............................................     $ 1,600      $ 1,624          2.22          6.43        $ --          $ --
                                                     ------------------------------------------------------------------------------
Mortgage-backed securities
   Within one year...............................     $   379      $   379          0.54          6.83        $ --          $ --
   One through five years........................       1,679        1,687          2.96          6.87          36            36
   Five through ten years........................       2,235        2,255          6.74          6.67          --            --
   Over..........................................       7,507        7,572         15.28          7.63          --            --
                                                     ------------------------------------------------------------------------------
Total............................................     $11,800      $11,893         11.44          7.31        $ 36          $ 36
                                                     ------------------------------------------------------------------------------
Obligations of state and political subdivisions
   Within one year...............................     $   347      $   348          0.50          7.34        $ 40          $ 39
   One through five years........................       1,265        1,284          3.10          7.50          58            51
   Five through ten years........................         600          614          7.39          7.49          64            68
   Over..........................................         158          163         15.13          7.93          54            63
                                                     ------------------------------------------------------------------------------
Total............................................     $ 2,370      $ 2,409          4.61          7.50        $216          $221
                                                     ------------------------------------------------------------------------------
Other
   Within one year...............................     $    15      $    15          0.46          6.50        $ --          $ --
   One through five years........................         655          658          2.78          6.72          --            --
   Five through ten years........................           8            8          7.30          4.68          --            --
   Over..........................................         269          256         26.18          7.58          --            --
                                                     ------------------------------------------------------------------------------
Total............................................     $   947      $   937          9.44          6.94        $ --          $ --
                                                     ------------------------------------------------------------------------------
Other equity securities..........................     $   274      $   276            --            --        $ --          $ --
Money market funds...............................         251          251            --            --          --            --
                                                     ------------------------------------------------------------------------------
Total investment securities......................     $17,242      $17,390          9.47          7.23%       $252          $257
-----------------------------------------------------------------------------------------------------------------------------------

                                                       Held-to-Maturity
                                                   ------------------------
                                                        Average    Weighted
                                                    Maturity in     Average
December 31, 2000 (Dollars in Millions)                   Years       Yield
--------------------------------------------------------------------------------------------------------------------
U.S. Treasuries and agencies.....................        --            --%
   Within one year...............................        --            --
   One through five years........................        --            --
   Five through ten years........................        --            --
   Over..........................................        --            --
                                                   ------------------------
Total............................................        --            --
                                                   ------------------------
Mortgage-backed securities
   Within one year...............................        --            --
   One through five years........................      4.63          7.92
   Five through ten years........................        --            --
   Over..........................................        --            --
                                                   ------------------------
Total............................................      4.63          7.92
                                                   ------------------------
Obligations of state and political subdivisions
   Within one year...............................      0.41          5.78
   One through five years........................      3.21          5.61
   Five through ten years........................       7.8          5.55
   Over..........................................     15.38          5.68
                                                   ------------------------
Total............................................      7.09          5.64
                                                   ------------------------
Other
   Within one year...............................        --            --
   One through five years........................        --            --
   Five through ten years........................        --            --
   Over..........................................        --            --
                                                   ------------------------
Total............................................        --            --
                                                   ------------------------
Other equity securities..........................        --            --
Money market funds...............................        --            --
                                                   ------------------------
Total investment securities......................        --            --%
------------------------------------------------------------------------------------------------------------------------------

Note: Information related to mortgage-backed securities included above is presented based upon weighted average maturities anticipating future prepayments. Average yields are presented on a fully-taxable equivalent basis. Yields on available-for-sale securities are computed based on historical cost balances.

    TABLE 12
         NET CHARGE-OFFS AS A PERCENTAGE OF AVERAGE LOANS OUTSTANDING

                                                                2000    1999    1998      1997      1996
--------------------------------------------------------------------------------------------------------
COMMERCIAL
   Commercial...............................................     .56%    .41%      *%        *%        *%
   Lease financing..........................................     .46     .24       *         *         *
                                                                ----------------------------------------
      Total commercial......................................     .55     .40     .31       .50       .21
COMMERCIAL REAL ESTATE
   Commercial mortgages.....................................     .03     .02       *         *         *
   Construction and development.............................     .11     .03       *         *         *
                                                                ----------------------------------------
      Total commercial real estate..........................     .05     .02    (.04)     (.05)     (.03)
RESIDENTIAL MORTGAGES.......................................     .13     .12     .08       .06       .05
RETAIL
   Credit card..............................................    3.68    3.50    3.53      4.05      3.93
   Retail leasing...........................................     .41     .28       *         *         *
   Other retail.............................................    1.27    1.23       *         *         *
                                                                ----------------------------------------
      Total retail..........................................    1.60    1.57    1.51      1.65      1.42
                                                                ----------------------------------------
         Total loans........................................     .70%    .61%    .53%      .63%      .45%
--------------------------------------------------------------------------------------------------------

*Information not available

 52                                                                 U.S. Bancorp

    TABLE 13
         NONPERFORMING ASSETS*

                                                                                 December 31
                                                                ----------------------------------------------
(Dollars in Millions)                                            2000       1999      1998      1997      1996
--------------------------------------------------------------------------------------------------------------
COMMERCIAL
   Commercial...............................................    $470.4    $219.0    $230.4    $263.9    $  ***
   Lease financing..........................................      70.5      31.5      17.7       9.8       ***
                                                                ----------------------------------------------
      Total commercial......................................     540.9     250.5     248.1     273.7     238.7
COMMERCIAL REAL ESTATE
   Commercial mortgages.....................................     105.5     138.2      86.9      94.9       ***
   Construction and development.............................      38.2      31.6      28.4      19.5       ***
                                                                ----------------------------------------------
      Total commercial real estate..........................     143.7     169.8     115.3     114.4     123.5
RESIDENTIAL MORTGAGES.......................................      56.9      72.8      98.7      95.0      90.5
RETAIL
   Credit card..............................................       8.8       5.0       2.6       ***       ***
   Retail leasing...........................................        --        .4        .5        .5        .3
   Other retail.............................................      15.0      21.1      30.4      17.1      17.1
                                                                ----------------------------------------------
      Total retail..........................................      23.8      26.5      33.5      17.6      17.4
                                                                ----------------------------------------------
            Total nonperforming loans.......................     765.3     519.6     495.6     500.7     470.1
OTHER REAL ESTATE...........................................      61.1      40.0      35.1      57.0      69.9
OTHER ASSETS................................................      40.6      28.9      16.9      17.4      12.3
                                                                ----------------------------------------------
            Total nonperforming assets......................    $867.0    $588.5    $547.6    $575.1    $552.3
                                                                ----------------------------------------------
Accruing loans 90 days or more past due**...................    $385.2    $248.6    $252.9    $213.7    $234.6
Nonperforming loans to total loans..........................       .63%      .46%      .46%      .51%      .52%
Nonperforming assets to total loans plus other real
 estate.....................................................       .71       .52       .51       .58       .60
Net interest lost on nonperforming loans....................    $ 50.8    $ 29.5    $ 21.3    $ 32.1    $ 37.0
--------------------------------------------------------------------------------------------------------------

 *Throughout this document, nonperforming assets and related ratios do not include accruing loans 90 days or more past due.
 **These loans are not included in nonperforming assets and continue to accrue interest because they are secured by collateral and/or are in the process of collection and are reasonably expected to result in repayment or restoration to current status.
***Information not available

U.S. Bancorp                                                                  53

    TABLE 14
         SUMMARY OF ALLOWANCE FOR CREDIT LOSSES

(Dollars in Millions)                                             2000          1999        1998        1997        1996
------------------------------------------------------------------------------------------------------------------------
Balance at beginning of year................................    $1,710.3    $1,705.7    $1,665.8    $1,600.1    $1,487.3
CHARGE-OFFS
   Commercial
      Commercial............................................       319.8       250.1           *           *           *
      Lease financing.......................................        27.9        12.4           *           *           *
                                                                --------------------------------------------------------
         Total commercial...................................       347.7       262.5       202.3       232.8       143.4
   Commercial real estate
      Commercial mortgages..................................        15.8        19.1           *           *           *
      Construction and development..........................        10.3         2.6           *           *           *
                                                                --------------------------------------------------------
         Total commercial real estate.......................        26.1        21.7        23.6        27.3        30.4
   Residential mortgages....................................        13.7        16.2        14.4        11.1        12.8
   Retail
      Credit card...........................................       235.8       220.2       223.9       258.3       237.1
      Retail leasing........................................        14.8         6.2           *           *           *
      Other retail..........................................       379.5       376.0           *           *           *
                                                                --------------------------------------------------------
         Total retail.......................................       630.1       602.4       533.4       522.4       426.4
                                                                --------------------------------------------------------
            Total charge-offs...............................     1,017.6       902.8       773.7       793.6       613.0
RECOVERIES
   Commercial
      Commercial............................................        64.0        84.8           *           *           *
      Lease financing.......................................         7.2         4.0           *           *           *
                                                                --------------------------------------------------------
         Total commercial...................................        71.2        88.8        81.9        59.3        75.4
   Commercial real estate
      Commercial mortgages..................................        10.8        15.1           *           *           *
      Construction and development..........................         2.6         1.0           *           *           *
                                                                --------------------------------------------------------
         Total commercial real estate.......................        13.4        16.1        31.0        37.7        35.8
   Residential mortgages....................................         1.3         1.4         3.0         2.5         5.3
   Retail
      Credit card...........................................        27.5        34.6        36.9        38.3        29.5
      Retail leasing........................................         2.0         1.1           *           *           *
      Other retail..........................................        76.8        88.2           *           *           *
                                                                --------------------------------------------------------
         Total retail.......................................       106.3       123.9       112.6        93.1        80.8
                                                                --------------------------------------------------------
            Total recoveries................................       192.2       230.2       228.5       192.6       197.3
NET CHARGE-OFFS
   Commercial
      Commercial............................................       255.8       165.3           *           *           *
      Lease financing.......................................        20.7         8.4           *           *           *
                                                                --------------------------------------------------------
         Total commercial...................................       276.5       173.7       120.4       173.5        68.0
   Commercial real estate
      Commercial mortgages..................................         5.0         4.0           *           *           *
      Construction and development..........................         7.7         1.6           *           *           *
                                                                --------------------------------------------------------
         Total commercial real estate.......................        12.7         5.6        (7.4)      (10.4)       (5.4)
   Residential mortgages....................................        12.4        14.8        11.4         8.6         7.5
   Retail
      Credit card...........................................       208.3       185.6       187.0       220.0       207.6
      Retail leasing........................................        12.8         5.1           *           *           *
      Other retail..........................................       302.7       287.8           *           *           *
                                                                --------------------------------------------------------
         Total retail.......................................       523.8       478.5       420.8       429.3       345.6
                                                                --------------------------------------------------------
            Total net charge-offs...........................       825.4       672.6       545.2       601.0       415.7
   Provision for credit losses..............................       828.0       646.0       491.3       639.9       429.9
   Acquisitions and other changes...........................        74.0        31.2        93.8        26.8        98.6
                                                                --------------------------------------------------------
   Balance at end of year...................................    $1,786.9    $1,710.3    $1,705.7    $1,665.8    $1,600.1
                                                                --------------------------------------------------------
   Allowance as a percentage of:
      Period-end loans......................................        1.46%       1.51%       1.59%       1.68%       1.75%
      Nonperforming loans...................................         233         329         344         333         340
      Nonperforming assets..................................         206         291         312         290         290
      Net charge-offs.......................................         216         254         313         277         385
------------------------------------------------------------------------------------------------------------------------

*Information not available

 54                                                                 U.S. Bancorp

    TABLE 15
         DELINQUENT LOAN RATIOS*

                                                                            December 31
                                                                ------------------------------------
90 days or more past due                                        2000    1999    1998    1997    1996
----------------------------------------------------------------------------------------------------
COMMERCIAL
   Commercial...............................................    1.11%    .57%    .69%     **%     **%
   Lease financing..........................................    1.24     .82     .57      **      **
                                                                ------------------------------------
      Total commercial......................................    1.13     .59     .68     .84     .83
COMMERCIAL REAL ESTATE
   Commercial mortgages.....................................     .61     .82     .59      **      **
   Construction and development.............................     .57     .53     .60      **      **
                                                                ------------------------------------
      Total commercial real estate..........................     .60     .74     .59     .67     .82
RESIDENTIAL MORTGAGES.......................................    1.49    1.11    1.26     .90     .95
RETAIL
   Credit card..............................................    1.85    1.33    1.07      **      **
   Retail leasing...........................................     .20     .14     .13      **      **
   Other retail.............................................     .64     .47     .47      **      **
                                                                ------------------------------------
      Total retail..........................................     .79     .59     .55     .42     .47
                                                                ------------------------------------
         Total..............................................     .94%    .68%    .70%    .72%    .77%
----------------------------------------------------------------------------------------------------

 * Ratios include nonperforming loans and are expressed as a percent of ending loan balances.

** Information not available

    TABLE 16
         ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES

                                                 Allocation Amount At December 31
                                     --------------------------------------------------------
(Dollars in Millions)                  2000          1999        1998        1997        1996
---------------------------------------------------------------------------------------------
COMMERCIAL
   Commercial....................    $  626.5    $  408.3    $  343.7    $  370.5    $  341.5
   Lease financing...............        26.7        20.2        21.5        16.4        13.7
                                     --------------------------------------------------------
      Total commercial...........       653.2       428.5       365.2       386.9       355.2
COMMERCIAL REAL ESTATE
   Commercial mortgages..........        59.2       110.4       105.2       105.6       149.3
   Construction and
    development..................        23.6        22.5        25.9        27.7        24.1
                                     --------------------------------------------------------
      Total commercial real
       estate....................        82.8       132.9       131.1       133.3       173.4
RESIDENTIAL MORTGAGES............         9.6        18.6        27.2        36.9        30.9
RETAIL
   Credit card...................       265.6       320.8       304.3       217.4       234.5
   Retail leasing................        27.2        18.6         6.5         4.9         2.4
   Other retail..................       358.9       389.2       365.6       257.9       201.0
                                     --------------------------------------------------------
      Total retail...............       651.7       728.6       676.4       480.2       437.9
                                     --------------------------------------------------------
      Total allocated
       allowance.................     1,397.3     1,308.6     1,199.9     1,037.3       997.4
      Unallocated portion........       389.6       401.7       505.8       628.5       602.7
                                     --------------------------------------------------------
Total allowance..................    $1,786.9    $1,710.3    $1,705.7    $1,665.8    $1,600.1
---------------------------------------------------------------------------------------------

                                   Allocation as a Percent of Loans Outstanding
                                   --------------------------------------------
(Dollars in Millions)              2000      1999      1998      1997      1996
---------------------------------
COMMERCIAL
   Commercial....................  1.33%      .97%      .91%     1.10%     1.11%
   Lease financing...............   .46       .53       .65       .62       .58
                                   --------------------------------------------
      Total commercial...........  1.24       .93       .89      1.06      1.07
COMMERCIAL REAL ESTATE
   Commercial mortgages..........   .30       .59       .63       .67       .97
   Construction and
    development..................   .34       .35       .50       .68       .68
                                   --------------------------------------------
      Total commercial real
       estate....................   .31       .53       .60       .67       .92
RESIDENTIAL MORTGAGES............   .12       .16       .19       .23       .22
RETAIL
   Credit card...................  4.42      6.41      6.27      4.35      4.61
   Retail leasing................   .65       .87       .40       .45       .31
   Other retail..................  1.43      1.64      1.55      1.23      1.04
                                   --------------------------------------------
      Total retail...............  1.84      2.36      2.25      1.78      1.73
                                   --------------------------------------------
      Total allocated
       allowance.................  1.14      1.16      1.12      1.05      1.09
      Unallocated portion........   .32       .35       .47       .63       .66
                                   --------------------------------------------
Total allowance..................  1.46%     1.51%     1.59%     1.68%     1.75%
---------------------------------

U.S. Bancorp                                                                  55

    TABLE 17
         DEPOSITS BY TYPE

December 31 (Dollars in Millions)                                 2000          1999        1998       1997       1996
----------------------------------------------------------------------------------------------------------------------
Noninterest-bearing deposits................................    $ 26,633    $ 26,350    $ 27,479    $24,062    $23,417
Interest-bearing deposits
   Savings accounts.........................................       4,516       5,445       6,352      6,414      6,807
   Interest checking........................................      13,982      13,141      13,385     12,212     11,529
   Money market accounts....................................      23,899      22,751      22,086     18,672     17,416
Time certificates of deposit less than $100,000.............      25,780      25,394      27,935     29,548     27,587
Time deposits greater than $100,000
   Domestic.................................................      11,221       9,348       6,261      6,622      6,572
   Foreign..................................................       3,504         988         848        793        483
----------------------------------------------------------------------------------------------------------------------
      Total deposits........................................    $109,535    $103,417    $104,346    $98,323    $93,811
----------------------------------------------------------------------------------------------------------------------
Percent of deposits by type
----------------------------------------------------------------------------------------------------------------------
Noninterest-bearing deposits................................        24.3%       25.4%       26.3%      24.4%      25.0%
Interest-bearing deposits
   Savings accounts.........................................         4.1         5.3         6.1        6.5        7.2
   Interest checking........................................        12.8        12.6        12.8       12.4       12.3
   Money market accounts....................................        21.8        22.0        21.2       19.0       18.6
Time certificates of deposit less than $100,000.............        23.5        24.6        26.8       30.2       29.4
Time deposits greater than $100,000
   Domestic.................................................        10.3         9.1         6.0        6.7        7.0
   Foreign..................................................         3.2         1.0          .8         .8         .5
----------------------------------------------------------------------------------------------------------------------
      Total deposits........................................       100.0%      100.0%      100.0%     100.0%     100.0%
----------------------------------------------------------------------------------------------------------------------

The maturity of time deposits greater than $100,000 is as follows:

December 31, 2000 (Dollars in Millions)
-----------------------------------------------------------------------
Three months or less........................................    $ 9,466
Over three months through six months........................      1,727
Over six months through twelve months.......................      1,850
Over twelve months..........................................      1,682
-----------------------------------------------------------------------
   Total....................................................    $14,725
-----------------------------------------------------------------------

 56                                                                 U.S. Bancorp

    TABLE 18
         INTEREST RATE SENSITIVITY GAP ANALYSIS

                                                                                     Repricing Maturities
                                                              -------------------------------------------------------------------
                                                              Less than        3-6       6-12        1-5    More than
December 31, 2000 (Dollars in Millions)                        3 months     months     months      years      5 years       Total
---------------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS
   Loans..................................................     $64,299     $ 7,246    $ 9,900    $32,911     $ 8,009     $122,365
   Loans held for sale....................................         764          --         --         --          --          764
   Investment securities..................................       2,357       1,028      1,644      8,401       4,212       17,642
   Other..................................................       2,420           7         13         21         890        3,351
                                                              -------------------------------------------------------------------
         Total earning assets.............................     $69,840     $ 8,281    $11,557    $41,333     $13,111     $144,122
                                                              -------------------------------------------------------------------
INTEREST-BEARING LIABILITIES
   Deposits...............................................     $43,813     $ 7,714    $ 9,443    $21,865     $    67     $ 82,902
   Short-term borrowings..................................       9,394          25      2,406          1           7       11,833
   Long-term debt.........................................      13,825         389        839      4,825       1,998       21,876
   Company-obligated mandatorily redeemable preferred
      securities..........................................         300          --         --         --       1,100        1,400
                                                              -------------------------------------------------------------------
         Total interest-bearing liabilities...............     $67,332     $ 8,128    $12,688    $26,691     $ 3,172     $118,011
                                                              -------------------------------------------------------------------
Effect of off-balance sheet hedging instruments
   Receiving fixed........................................     $   811     $   423    $   568    $ 4,416     $ 2,040     $  8,258
   Receiving floating.....................................       1,500          --         --         --          --        1,500
   Paying fixed...........................................          --          --       (500)        --          --         (500)
   Paying floating........................................      (9,093)       (150)        --        (15)         --       (9,258)
                                                              -------------------------------------------------------------------
         Total effect of off-balance sheet hedging
          instruments.....................................     $(6,782)    $   273    $    68    $ 4,401     $ 2,040     $     --
                                                              -------------------------------------------------------------------
Repricing gap.............................................     $(4,274)    $   426    $(1,063)   $19,043     $11,979     $ 26,111
Cumulative repricing gap..................................      (4,274)     (3,848)    (4,911)    14,132      26,111
---------------------------------------------------------------------------------------------------------------------------------

The estimates of the Company's assets, liabilities, and hedging instruments are based upon the Company's assessment of the repricing characteristics of contractual and non-contractual instruments. Non-contractual deposit liabilities are subject to immediate withdrawal. For purposes of the above analysis these accounts are reported based upon a historical analysis of the Company's accounts.

    TABLE 19
         INTEREST RATE SWAP HEDGING PORTFOLIO NOTIONAL BALANCES AND YIELDS BY MATURITY DATE

December 31, 2000 (Dollars in Millions)
----------------------------------------------------------------------------------------------------------------
                                                                                    Weighted            Weighted
                                                                                     Average             Average
                                                                Notional       Interest Rate       Interest Rate
Maturity Date                                                     Amount            Received                Paid
----------------------------------------------------------------------------------------------------------------
2001........................................................     $1,465            6.76%               6.84%
2002........................................................        544            6.22                6.74
2003........................................................      1,674            6.02                6.69
2004........................................................      1,475            6.60                6.72
2005........................................................      1,000            6.88                6.87
Thereafter..................................................      2,600            6.66                6.82
                                                                 ------            ----                ----
Total.......................................................     $8,758            6.54%               6.78%
----------------------------------------------------------------------------------------------------------------

At December 31, 2000 the Company had $1.0 billion in basis swaps maturing in 2002.

U.S. Bancorp                                                                  57

    TABLE 20
         DEBT RATINGS

                                                                           Standard &
At December 31, 2000                                            Moody's         Poors     Fitch
-----------------------------------------------------------------------------------------------
U.S. Bancorp
 Short-term borrowings......................................                                 F1
 Senior debt and medium-term notes..........................        A1            A          A+
 Subordinated debt..........................................        A2           A-           A
 Preferred stock............................................        a1         BBB+           A
 Commercial paper...........................................       P-1          A-1          F1

U.S. Bank, NA
 Short-term time deposits...................................       P-1          A-1         F1+
 Long-term time deposits....................................       Aa3           A+         AA-
 Bank notes.................................................    Aa3/P-1      A+/A-1      A+/F1+
 Subordinated debt..........................................        A1            A           A

Firstar Bank, NA
 Short-term time deposits...................................       P-1          A-1         F1+
 Long-term time deposits....................................       Aa3           A+         AA-
 Bank notes.................................................    Aa3/P-1      A+/A-1      A+/F1+
 Subordinated debt..........................................        A1            A           A
-----------------------------------------------------------------------------------------------

    TABLE 21
         REGULATORY CAPITAL RATIOS

At December 31 (Dollars in Millions)                             2000         1999
----------------------------------------------------------------------------------
U.S. BANCORP
Tangible common equity*.....................................    $10,856    $10,137
   As a percent of tangible assets..........................       6.76%      6.74%
Tier 1 Capital..............................................    $11,602    $10,936
   As a percent of risk-weighted assets.....................       7.21%      7.35%
   As a percent of adjusted quarterly average assets
    (Leverage ratio)........................................       7.39%      7.50%
Total Risk-based capital....................................    $17,038    $16,342
   As a percent of risk-weighted assets.....................      10.59%     10.99%

SIGNIFICANT BANK SUBSIDIARIES**
U.S. BANK N.A.:
   Tier 1 Capital...........................................       7.29%      6.89%
   Total Risk-based Capital.................................      11.21      11.08
   Leverage.................................................       7.89       7.67
FIRSTAR BANK, N.A.
   Tier 1 Capital...........................................       6.58%      7.43%
   Total Risk-based Capital.................................      10.39      10.22
   Leverage.................................................       6.43       7.30

                                                                              Well-
                                                                Minimum    Capitalized
            BANK REGULATORY CAPITAL REQUIREMENTS                -------    -----------
   Tier 1 Capital...........................................       4.00%          6.00%
   Total Risk-based Capital.................................       8.00          10.00
   Leverage.................................................       3.00           5.00
--------------------------------------------------------------------------------------

 * Defined as shareholders' equity less goodwill

** These balances and ratios were prepared in accordance with regulatory accounting principles as disclosed in the subsidiaries' regulatory reports.

 58                                                                 U.S. Bancorp

    TABLE 22
         FOURTH QUARTER SUMMARY

                                                                     Three Months Ended
                                                                         December 31
                                                                  -------------------------
(Dollars in Millions, Except Per Share Data)                        2000               1999
-------------------------------------------------------------------------------------------
CONDENSED INCOME STATEMENT
Net interest income (taxable-equivalent basis)..............      $1,562.5         $1,501.4
Securities gains, net.......................................           7.0              2.1
Other noninterest income....................................       1,257.9          1,135.1
Merger-related charges......................................          84.1             90.5
Other noninterest expense...................................       1,347.8          1,342.1
Provision for credit losses.................................         229.5            173.7
                                                                  -------------------------
   Income before income taxes...............................       1,166.0          1,032.3
Taxable-equivalent adjustment...............................          21.0             22.9
Income taxes................................................         376.3            372.4
                                                                  -------------------------
   Net income...............................................      $  768.7         $  637.0
                                                                  -------------------------

FINANCIAL RATIOS
Return on average assets....................................          1.89%            1.66%
Return on average common equity.............................          20.7             18.3
Net interest margin (taxable-equivalent basis)..............          4.33             4.49
Efficiency ratio............................................          50.8             54.6
Banking efficiency ratio*...................................          44.9             50.3

PER COMMON SHARE
Earnings per share..........................................      $    .41         $    .33
Diluted earnings per share..................................           .40              .33
Dividends declared..........................................         .1625            .1625

SELECTED FINANCIAL RATIOS EXCLUDING MERGER-RELATED CHARGES
Return on average assets....................................          2.02%            1.88%
Return on average equity....................................          22.2             20.7
Efficiency ratio............................................          47.9             51.2
Banking efficiency ratio*...................................          42.0             46.5
-------------------------------------------------------------------------------------------

*Without investment banking and brokerage activity

U.S. Bancorp                                                                  59

    EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Year Ended December 31 (Dollars in Millions)                      2000           1999        1998        1997        1996
-------------------------------------------------------------------------------------------------------------------------
EARNINGS
 1. Net income..............................................    $ 2,875.6    $2,381.8    $2,132.9    $1,599.3    $1,918.6
 2. Applicable income taxes.................................      1,512.2     1,392.2     1,167.4       950.6     1,082.9
                                                                ---------------------------------------------------------
 3. Income before taxes (1 + 2).............................    $ 4,387.8    $3,774.0    $3,300.3    $2,549.9    $3,001.5
                                                                ---------------------------------------------------------
 4. Fixed charges:
    a. Interest expense excluding interest on deposits......    $ 2,404.1    $1,820.3    $1,625.0    $1,305.6    $1,067.9
    b. Portion of rents representative of interest and
       amortization of debt expense.........................         86.7        78.9        73.3        68.0        68.5
                                                                ---------------------------------------------------------
    c. Fixed charges excluding interest on deposits (4a +
       4b)..................................................      2,490.8     1,899.2     1,698.3     1,373.6     1,136.4
    d. Interest on deposits.................................      3,618.8     2,970.0     3,234.7     3,084.2     2,921.5
                                                                ---------------------------------------------------------
    e. Fixed charges including interest on deposits (4c +
       4d)..................................................    $ 6,109.6    $4,869.2    $4,933.0    $4,457.8    $4,057.9
                                                                ---------------------------------------------------------
 5. Amortization of interest capitalized....................    $      --    $     --    $     --    $     --    $     --
 6. Earnings excluding interest on deposits (3 + 4c + 5)....      6,878.6     5,673.2     4,998.6     3,923.5     4,137.9
 7. Earnings including interest on deposits (3 + 4e + 5)....     10,497.4     8,643.2     8,233.3     7,007.7     7,059.4
 8. Fixed charges excluding interest on deposits (4c).......      2,490.8     1,899.2     1,698.3     1,373.6     1,136.4
 9. Fixed charges including interest on deposits (4e).......      6,109.6     4,869.2     4,933.0     4,457.8     4,057.9

RATIO OF EARNINGS TO FIXED CHARGES
10. Excluding interest on deposits (line 6/line 8)..........         2.76        2.99        2.94        2.86        3.64
11. Including interest on deposits (line 7/line 9)..........         1.72        1.78        1.67        1.57        1.74
-------------------------------------------------------------------------------------------------------------------------

 60                                                                 U.S. Bancorp

MANAGING COMMITTEE

Jerry A. Grundhofer
President and Chief Executive Officer

John F. Grundhofer
Chairman

Andrew Cecere
Vice Chairman
Trust Services and Private Banking

William L. Chenevich
Vice Chairman
Technology and Operations Services

Richard K. Davis
Vice Chairman
Consumer Banking and Payment Systems

Andrew S. Duff
Vice Chairman
U.S. Bancorp Piper Jaffray

Joseph E. Hasten
Vice Chairman
Corporate Banking

David M. Moffett
Vice Chairman and
Chief Financial Officer

Daniel M. Quinn
Vice Chairman
Commercial Banking

Daniel Yohannes
Vice Chairman
Community and Public Affairs

John R. Heistad
Executive Vice President
Corporate Risk Management

J. Robert Hoffman
Executive Vice President and
Chief Credit Officer

Lee R. Mitau
Executive Vice President and
General Counsel

Stephen E. Smith
Executive Vice President
Human Resources


CORPORATE DIRECTORS

Jerry A. Grundhofer                     1
President and Chief Executive Officer
U.S. Bancorp

John F. Grundhofer                      1
Chairman
U.S. Bancorp

Linda L. Ahlers                         3, 4
President
Marshall Field's

Arthur D. Collins, Jr.                  1, 2, 5
President and Chief Operating Officer
Medtronic, Inc.

Peter H. Coors                          2, 4, 5
Chairman
Coors Brewing Company

John C. Dannemiller                     4, 5
Former Chairman, CEO and President
Applied Industrial Technologies

Victoria Buyniski Gluckman              3, 4
President and Chief Executive Officer
United Medical Resources, Inc.

Joshua Green III                        3, 4
Chairman and Chief Executive Officer
Joshua Green Corporation

J. P. Hayden, Jr.                       1, 2, 5
Chairman
The Midland Company

Roger L. Howe                           1, 2, 3
Formerly Chairman
U.S. Precision Lens, Inc.

Thomas H. Jacobsen                      4
Formerly Chairman
Firstar Corporation

Delbert W. Johnson                      1, 3, 4
Vice President
Safeguard Scientifics, Inc.

Joel W. Johnson                         4, 5
Chairman, President and Chief Executive Officer
Hormel Foods Corporation

Jerry W. Levin                          2, 5
Chairman and Chief Executive Officer
Sunbeam Corporation

Sheldon B. Lubar                        1, 5
Chairman
Lubar & Company

Frank Lyon, Jr.                         2, 4
Wingmead

Daniel F. McKeithan, Jr.                1, 3, 5
President and Chief Executive Officer
Tamarack Petroleum Company, Inc.

David B. O'Maley                        1, 2
Chairman, President and Chief Executive Officer
Ohio National Financial Services

O'dell M. Owens, M.D., M.P.H.           3, 4
Medical Director
United Healthcare

Thomas E. Petry                         1, 2, 3
Formerly Chairman and Chief Executive Officer
Eagle-Picher Industries, Inc.

Richard G. Reiten                       1, 2, 3
President and Chief Executive Officer
Northwest Natural Gas Company

S. Walter Richey                        1, 2
Formerly Chairman and Chief Executive Officer
Meritex, Inc.

Warren R. Staley                        1, 3
Chairman and Chief Executive Officer
Cargill, Inc.

Patrick T. Stokes                       1, 5
President
Anheuser-Busch

John J. Stollenwerk                     2, 3, 4
President
Allen-Edmonds Shoe Corporation

1 Executive Committee
2 Compensation Committee
3 Audit Committee
4 Community Outreach and
  Fair Lending Committee
5 Governance Committee

CORPORATE INFORMATION

Executive Offices
U.S. Bancorp
U.S. Bank Place
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Common Stock Transfer Agent and Registrar

Firstar Bank, N.A., a subsidiary of U.S. Bancorp, acts as transfer agent and registrar, dividend paying agent and dividend reinvestment plan agent for U.S. Bancorp and maintains all shareholder records for the corporation. Inquiries related to shareholder records, stock transfers, changes of ownership, changes of address and dividend payment should be sent to the transfer agent at the following address:

Firstar Bank, N.A.
1555 North River Center Drive, Suite 301
Milwaukee, WI 53212
Phone: 1-800-637-7549
Fax: 414-276-4226
Email: firstarinvestorservice@firstar.com

Independent Public Accountants
The independent public accountants of U.S. Bancorp are PricewaterhouseCoopers LLP.

Common Stock Listing and Trading

U.S. Bancorp common stock is listed and traded on the New York Stock Exchange under the ticker symbol USB.

Dividend Reinvestment Plan

U.S. Bancorp shareholders can take advantage of a plan that provides automatic reinvestment of dividends and/or optional cash purchase of additional shares of U.S. Bancorp common stock. For more information, please contact:

Firstar Bank, N.A.
Dividend Reinvestment Department
1555 North River Center Drive, Suite 301
Milwaukee, WI 53212
or call 1-800-637-7549

Investment Community Contacts

Howell D. McCullough
Senior Vice President, Investor Relations
612-973-2261
howell.mccullough@usbank.com

Judith T. Murphy
Vice President, Investor Relations
612-973-2264
judith.murphy@usbank.com

Financial Information

U.S. Bancorp news and financial results are available through the company's web site and mail.

Web site. For information about U.S. Bancorp, including news and financial results and online annual reports, access our home page on the Internet at www.usbank.com

Mail. At your request, we will mail to you our quarterly earnings news releases, quarterly financial data on Form 10-Q and additional annual reports. To be added to U.S. Bancorp's mailing list for quarterly earnings news releases, or to request other information, please contact:

U.S. Bancorp Investor Relations
601 Second Avenue South
Minneapolis, Minnesota 55402-4302
612-973-2263
corporaterelations@usbank.com

Media Requests
Wendy Raway
Vice President, Public Relations
612-973-2429
wendy.raway@usbank.com

Diversity

U.S. Bancorp and its subsidiaries are committed to developing and maintaining a workplace that reflects the diversity of the communities we serve. We support a work environment where individual differences are valued and respected and where each individual who shares the fundamental values of the company has an opportunity to contribute and grow based on individual merit.

Equal Employment Opportunity/Affirmative Action

U.S. Bancorp and its subsidiaries are committed to providing Equal Employment Opportunity to all employees and applicants for employment. In keeping with this, employment decisions are made based upon job-related knowledge, skills and abilities rather than race, color, religion, national origin, gender, age, marital status, disability, veteran status, sexual orientation, gender identity or any other characteristic protected by law. The corporation complies with municipal, state, and federal Fair Employment Laws, including regulations applying to federal contractors.

Community Annual Report

To request copies of the U.S. Bancorp Community Annual Report, published separately from our U.S. Bancorp Annual Report and Form 10-K, please call U.S. Bancorp Community Development at 612-973-4996. To request copies of the Firstar Community Partnership Report, please call Firstar Community Development at (513) 632-4030.

U.S. Bancorp, including each of its subsidiaries, is an Equal Opportunity Employer and a Drug-Free Workplace.

This report has been produced on recycled paper. [RECYCLED LOGO]

[US BANCORP LOGO]

For product and service information, locations and other information about our U.S. Bank and Firstar banks and lines of business:

www.usbank.com
www.firstar.com